UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12
FirstEnergy Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.

	(3)	Filing Party:

	(4)	Date Filed:

# 2021 Proxy Statement

## and Notice of Annual Meeting of Shareholders

Annual Meeting: May 18, 2021

FirstEnergy®

On the Cover: As part of our commitment to making the environment better, we’re promoting biodiverse, pollinator-friendly habitats in the transmission rights-of-way across our service area.

Location: Centre County, Pennsylvania (service territory of Penelec, an electric utility operating subsidiary of FirstEnergy)

Our Vegetation Management group participates in ongoing collaborative research with The Pennsylvania State University to monitor plants and pollinators in our transmission corridors. This and other similar research projects help FirstEnergy develop best practices for creating sustainable habitats in our rights-of-way, while also supporting the safe and reliable delivery of electricity to our customers.

Chairman’s Letter	March 26, 2021

Dear FirstEnergy Shareholders:

Thank you for your continued confidence in FirstEnergy. On behalf of your Board of Directors and management, I cordially invite you to attend our 2021 Annual Meeting of Shareholders on May 18, 2021. The attached Notice of the 2021 Annual Meeting of Shareholders and Proxy Statement contain information about the business to be conducted at the Meeting.

Taking Decisive Actions to Position FirstEnergy for Long-Term Success. Let me begin by underscoring that staying true to our Core Values and Behaviors – and acting at all times and at all levels of the Company with the highest ethical standards – remains at the heart of who we seek to be as a company and starts at the top. As summarized on pages 1-3 of this proxy statement, your Board has taken decisive actions, including announcing significant leadership changes as a result of a Board-led, independent, thorough and robust internal investigation related to the ongoing government investigations beginning last July. Your Board and executive management team are working diligently to enhance our corporate compliance program and processes to foster a culture of ethics, integrity, and accountability at every level of the organization and rebuild trust with our stakeholders. At the same time, we have remained focused on executing the Company’s strategy and implementing initiatives to transform FirstEnergy in a way that provides near-term value while opening new opportunities for longer-term growth. We believe that these actions, together with the strength of the Company’s strategy, mission and 12,000 employees, will position FirstEnergy for long-term success.

A Resilient and Committed Team. On behalf of your Board, I want to express our gratitude to the employees across FirstEnergy who help make our communities stronger while delivering results for the business. In 2020, the FirstEnergy team came together to work smarter, more creatively and more efficiently. These efforts resulted in solid underlying performance in 2020, even in the context of the disruption and uncertainty caused by the COVID-19 pandemic.

A New Chief Executive Officer with Significant Operational Experience and a Deep Knowledge of the Business. Steven E. Strah, our new CEO of FirstEnergy, is a highly respected executive with a deep understanding of FirstEnergy’s business and significant operational experience, having served in various leadership roles at the Company during his 36-year career. He was appointed President in May 2020 and acting CEO in October 2020. Over the past several months, he has taken meaningful steps to put FirstEnergy on the right path forward, including ensuring a renewed emphasis on compliance and transparency throughout the organization; laying out his strategy, through FE Forward, to transform the Company; and working to reduce regulatory uncertainty affecting the Company’s Ohio utilities. Your Board is confident that his appointment to CEO and a member of the Board in March 2021 was the right step for FirstEnergy.

As CEO, your Board believes Steve will position FirstEnergy to move forward with positive momentum and execute FirstEnergy’s strategic priorities for the benefit of all stakeholders and drive enhanced value for shareholders. We look forward to continuing to work alongside Steve and the rest of the management team to build on the Company’s strong performance.

A Strong Highly Independent Board with the Right Skillset and Enhanced Oversight to Drive Value for Shareholders. Your Board is comprised of highly-qualified individuals who have a diverse set of skills, experiences, backgrounds and perspectives. We have periodically refreshed our Board with new Board members whom we believe bring new ideas and fresh perspectives into the boardroom – nine of the fourteen nominees will be new Board members added since 2016 (including our new director nominee – Melvin Williams). We have also entered into an agreement with Carl C. Icahn to appoint Andrew Teno and Jesse A. Lynn – both of whom are employees of Icahn entities – to your Board as independent directors. We are pleased to have reached this agreement with Mr. Icahn and we welcome the insights and experiences Mr. Teno and Mr. Lynn bring to your Board.

Your Board has also enhanced its oversight, including the formation of a Compliance Oversight Sub-Committee of the Audit Committee – comprised entirely of independent directors – tasked with overseeing the assessment of the Company’s corporate compliance program and governance practices. This sub-committee, supported by independent counsel and compliance advisors, assists in making recommendations, and overseeing the implementation of and enhancements to the Company’s corporate compliance program, structure and governance practices, with the goal of building a best-in-class culture of compliance. Additionally, your Board has appointed John Somerhalder, a 40-year energy industry executive, as Vice Chairperson to help lead efforts to rebuild trust with FirstEnergy’s external stakeholders. He also joined the management team as Executive Director in a transitional capacity to support efforts to achieve FirstEnergy’s priorities and strengthen the Company’s governance and compliance functions. Your Board is focused on holding management accountable for implementing our strategy consistent with our risk management framework and fulfilling our regulatory obligations. For more information relating to your Board’s enhanced oversight, please refer to the “Board Oversight – Board Response to Government Investigations” section on page 1.

Our Bright Future. Your Board and management team are deeply committed to creating value for you. We are continuing to work quickly, decisively and with a strong sense of urgency to address current challenges and execute key initiatives to enhance shareholder value and reshape FirstEnergy into a more resilient, industry-leading organization of the future.

We remain focused on our mission to be a forward-thinking electric utility powered by a diverse team of employees committed to making customers’ lives brighter, the environment better and our communities stronger. As part of that mission, we have introduced an ambitious new carbon neutrality goal and comprehensive climate strategy that are fully aligned with our regulated business strategy and support our commitments to our customers, communities and investors, as well as environmental stewardship.

As always, we will continue to engage with you regularly to keep you updated on our progress. We encourage you to read more about your Board, our environmental, social and governance practices, and our executive compensation programs in the accompanying proxy statement. We’re grateful for your support and thank you in advance for voting promptly.

Sincerely,

Donald T. Misheff Chairman of the Board

Notice of Annual Meeting of Shareholders

Please carefully review this Notice, the Company’s Annual Report to Shareholders for the year ended December 31, 2020 (the “2020 Annual Report”) and the accompanying proxy statement and vote your shares by following the instructions on your proxy card/voting instruction form or Notice of Internet Availability of Proxy Materials to ensure your representation at the Annual Meeting.

Date and Time	Tuesday, May 18, 2021 8:00 a.m. EDT

Location

To protect the health and safety of the shareholders, employees, and the broader community, during the COVID-19 crisis, your Board has decided that the Annual Meeting will be a virtual meeting of shareholders, conducted via live webcast, and will take place at: www.cesonlineservices.com/fe21_vm. Online access will begin at 7:30 a.m. EDT on May 18, 2021. There will be no physical location for in-person attendance at the Annual Meeting.

If you plan to attend the virtual Annual Meeting, you must register in advance. See the “Attending the Virtual Annual Meeting” section of the “Questions and Answers about the Annual Meeting” in the accompanying proxy statement for instructions on how to register. Shareholders may only participate online and must pre-register to vote and ask questions at the virtual Annual Meeting.

Agenda

●   Elect the 14 nominees named in the accompanying proxy statement to the Board of Directors to hold office until the 2022 Annual Meeting of Shareholders and until their successors shall have been elected;

●   Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2021;

●   Approve, on an advisory basis, named executive officer compensation; and

●   Take action on other business that may come properly before the Annual Meeting and any adjournment or postponement thereof.

Record Date	March 19, 2021 Only shareholders of record as of the close of business on March 19, 2021, or their proxy holders, may vote at the Annual Meeting.

On behalf of the Board of Directors, Mary M. Swann Corporate Secretary and Associate General Counsel Akron, Ohio

This Notice and accompanying Proxy Statement are being mailed or made available to shareholders on or about March 29, 2021.

Important Notice Regarding Availability of Proxy Materials

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 18, 2021. The accompanying proxy statement and the 2020 Annual Report are available at www.FirstEnergyCorp.com/AnnualMeeting.

2021 Annual Meeting of Shareholders (the “Annual Meeting” or the “Meeting”)

●	Time and Date: 8:00 a.m. EDT on Tuesday, May 18, 2021

●	Location: To protect the health and safety of the shareholders, employees, and the broader community, during the COVID-19 crisis, your Board has decided that the Annual Meeting will be a virtual meeting of shareholders, conducted via live webcast, and will take place at: www.cesonlineservices.com/fe21_vm. Online access will begin at 7:30 a.m. EDT on May 18, 2021.

If you plan to attend the virtual Annual Meeting, you must register in advance. See the “Attending the Virtual Annual Meeting” section of the “Questions and Answers about the Annual Meeting” in the accompanying proxy statement for instructions on how to register. Shareholders may only participate online and must pre-register to vote and ask questions at the virtual Annual Meeting.

●	Record Date: March 19, 2021

●	Voting: Shareholders of record of FirstEnergy Corp. (“FirstEnergy”, the “Company”, “we”, “us” or “our”) common stock as of the Record Date are entitled to receive the Notice of Annual Meeting of Shareholders and they or their proxy holders may vote their shares at the Annual Meeting.

●	Admission: If you plan to attend the Annual Meeting, you must register in advance. See the “Attending the Virtual Annual Meeting” section of the “Questions and Answers about the Annual Meeting” in the accompanying proxy statement for instructions on how to register. Shareholders may only participate online and must pre-register to vote and ask questions at the virtual Annual Meeting.

Voting Matters

Item 1

Elect the 14 nominees named in this proxy statement to the Board of Directors. Refer to page 23 for more detail.

✓ Your Board recommends you vote FOR the election of all the nominees listed in this proxy statement.

Item 2

Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2021. Refer to page 24 for more detail.

✓ Your Board recommends you vote FOR this item.

Item 3	Approve on an advisory basis named executive officer compensation. Refer to page 25 for more detail. ✓ Your Board recommends you vote FOR this item.

i

How to Cast Your Vote

Your vote is important! Even if you plan to attend our Annual Meeting virtually, please cast your vote as soon as possible by:

Do you hold shares directly with FirstEnergy or in the FirstEnergy Corp. Savings Plan?
Use the internet at www.cesvote.com	Call toll-free at 1-888-693-8683	Mail by returning your proxy card/voting instruction form (1)
Do you hold shares through a bank, broker or other institution (beneficial ownership)? (2)
Use the internet at www.proxyvote.com	Call toll-free at 1-800-454-8683	Mail by returning your proxy card/voting instruction form

(1)   If your envelope is misplaced, send your proxy card to Corporate Election Services, Inc., the Company’s independent proxy tabulator and Inspector of Election. The address is FirstEnergy Corp., c/o Corporate Election Services, P.O. Box 1150, Pittsburgh, PA 15230.

(2)    Not all beneficial owners may be able vote at the web address and phone number provided above. If your control number is not recognized, please refer to your voting instruction form for specific voting instructions.

Please follow the instructions provided on your proxy card/voting instruction form (the “proxy card”), Notice of Internet Availability of Proxy Materials, or electronic or other communications included with your proxy materials. Shareholders as of the March 19, 2021 record date may attend the virtual Annual Meeting and vote if registered in advance by following the Advance Registration Instructions below. Refer to the “Questions and Answers about the Annual Meeting” section below for more details, including the Advance Registration Instructions and questions 2, 13 and 15.

You may have multiple accounts and therefore receive more than one proxy card or voting instruction form and related materials. Please vote each proxy card and voting instruction form that you receive.

Board Nominees

The following table provides summary information about each nominee standing for election to your Board of Directors (your “Board”). Each member stands for election annually. Sandra Pianalto is not standing for re-election at the Annual Meeting. In addition, the Board has nominated Melvin Williams for election to your Board at the Annual Meeting.

				Standing Committee Memberships (1)					Number of Other Public Company Boards(2)
Name	Age	Director Since	Independent	Audit	Compensation	Corporate Governance and Corporate Responsibility	Finance	Operations and Safety Oversight
Michael J. Anderson	69	2007	Yes	Chair			●		1
Steven J. Demetriou	62	2017	Yes				Chair	●	1
Julia L. Johnson	58	2011	Yes			Chair	●		3
Jesse A. Lynn (3)	50	2021	Yes			●			2
Donald T. Misheff	64	2012	Yes	●		●			2
Thomas N. Mitchell	65	2016	Yes			●		Chair	0
James F. O’Neil III	62	2017	Yes		Chair			●	1
Christopher D. Pappas(4)	65	2011	Yes			●	●		1
Luis A. Reyes	69	2013	Yes			●		●	0
John W. Somerhalder II	65	2021	No						1
Steven E. Strah	57	2021	No						0
Andrew Teno(5)	36	2021	Yes	●			●		2
Leslie M. Turner	63	2018	Yes	●	●				0
Melvin Williams(6)	57	N/A	Yes						0

(1)

In 2020, your Board created certain other special oversight committees, including the Independent Review Committee, and the new Compliance Oversight Sub-Committee of the Audit Committee to assess and implement potential changes as appropriate in your Company’s compliance program. The special Board oversight committees are described in greater detail in the “Board Committees – Special Board Oversight Committees” section beginning on page 22.

(2)	As defined under New York Stock Exchange Listed Company Manual Section 303A Corporate Governance Standards Frequently Asked Questions.
(3)	Mr. Lynn’s committee membership was effective March 23, 2021.
(4)	Mr. Pappas’ committee memberships are effective April 1, 2021.
(5)	Mr. Teno’s Audit Committee and Finance Committee memberships were effective March 18, 2021 and March 23, 2021, respectively.
(6)	Mr. Williams is a new director nominee.

Key Facts About Your Board

We seek to maintain a well-rounded and diverse Board representing a wide breadth of experience and perspectives that balances the institutional knowledge of longer-tenured directors with the fresh perspectives brought by newer directors. Below are highlights regarding our 14 director nominees standing for election to your Board.

Corporate Governance Highlights

Your Company is committed to strong corporate governance, which we believe is important to the success of our business and in advancing shareholder interests. Highlights include:

Independent Oversight	Board & Committee Oversight

●  Independent Review Committee established to oversee the independent investigation, supported by independent counsel

●  Separate roles for Chief Executive Officer (“CEO”) and Independent Board Chairman

●  All directors are independent, other than our Vice-Chairperson of the Board and Executive Director and CEO

●  Board’s standing committees are comprised entirely of independent directors

●  Independent directors regularly hold executive sessions without management at Board and committee meetings

●  Please also refer to the “Board Oversight” section on page 1 for additional information.

●  Enterprise risk oversight by full Board and its committees

●  Corporate Governance and Corporate Responsibility Committee oversees corporate citizenship practices including ESG and sustainability initiatives

●  Audit Committee oversees risks related to cybersecurity, in addition to matters related to financial statements and compliance

●  Compensation Committee ensures alignment between pay and performance

●  Compliance Oversight Sub-Committee of the Audit Committee, comprised of all independent directors and supported by independent counsel, oversight of review and recommendations for implementation of compliance program enhancements

Shareholder Rights & Accountability	Board Practices

●  Annual election of all directors

●  Clear, effective process for shareholders to raise concerns to your Board

●  Majority voting standard for uncontested director elections, with an accompanying Director Resignation Policy

●  General majority voting threshold

●  Direct investor relations and governance engagement and outreach to shareholders

●  Advisory vote on named executive officer compensation is held on an annual basis, consistent with the shareholder advisory vote on frequency

●  Shareholders may nominate directors through proxy access

●  Shareholders of 25 percent or more shares outstanding and entitled to vote may call a special meeting

●  Goal targeting at least 30% diverse members (by race, ethnicity and gender combined) for the foreseeable future

●  Actively seek highly qualified women and minority candidates, as well as candidates with diverse backgrounds, skills and experience, to include in the nominee pool

●  A robust annual evaluation process: full Board evaluation including third-party interviews, Board committee evaluations and individual director evaluations

●  Mandatory director retirement age of 72 pursuant to our Corporate Governance Policies

●  Corporate Governance and Corporate Responsibility Committee and full Board engage in rigorous director succession planning

●  Extensive director orientation and continuing education

●  Robust stock ownership guidelines

●  Anti-Hedging and Anti-Pledging Policies

●  No poison pill

Our corporate governance practices are described in greater detail in the “Corporate Governance and Board of Directors Information” section beginning on page 1.

Executive Compensation Highlights

Under our compensation design, the percentage of pay that is based on performance increases as the responsibilities of a Named Executive Officer (“NEO”) increase. The charts below illustrate the annual base salary rate, 2020 short-term incentive program (“FE STIP”) and long-term incentive program (“FE LTIP”) awards, of which approximately 87% of the Former CEO’s total target pay, 79% of the then Acting CEO’s total target pay and 72% of our other NEOs’ average target pay is variable and could be reduced to zero if performance metrics are not met at a minimum threshold level. For the continuing NEOs, the values shown are effective as of December 31, 2020 (“FYE”).

Former CEO 2020 Pay Mix at Target	Acting CEO (as of FYE) 2020 Pay Mix at Target	Other NEOs 2020 Pay Mix at Target

We believe what we do and don’t do with respect to executive compensation aligns with the long-term interests of our shareholders and with commonly viewed best practices in the market.

What We Do	What We Don’t Do

✓    Pay-for-performance

•  FE LTIP is 100% at risk, with no solely time-based vesting requirements

•  FE STIP is 100% at risk

✓   Threshold and caps on incentive awards:

•  Threshold financial performance hurdle for Operating Earnings must be achieved before any FE STIP award is paid

•  Individual FE STIP awards capped at 200% (consistent with our peer companies)

•  Individual FE LTIP awards capped at 200% (consistent with our peer companies) and capped at 100% if absolute Total Shareholder Return (“TSR”) over the performance period is negative

✓  Non-overlapping financial performance measures in our FE STIP and FE LTIP

✓  Combination of absolute and relative performance goals

✓  Robust stock ownership guidelines

✓  Clawback policy applicable to financial and reputational harm, and other detrimental activity

✓  Mitigate undue risk through compensation design, corporate policies, and effective governance

✓  Annual Say-on-Pay vote

✓  Double-trigger change in control (“CIC”) provisions

✓  Compensation Committee comprised of only independent directors supported by an independent compensation consultant

   No executive hedging or pledging is permitted

   No employment agreements

   No tax gross-ups for our NEOs

   No repricing of underwater stock options without shareholder approval – not currently used in plan design

   No excessive perquisites

   No payment of dividend equivalents on unearned awards

   No new entrants in the Supplemental Executive Retirement Plan (“SERP”) – SERP closed since 2014

Our executive compensation practices are described in greater detail in the “Executive Compensation” section beginning on page 26.

v

Human Capital Management (HCM) Highlights

FirstEnergy’s workforce is essential in our ability to execute on our strategy, deliver on our business priorities and move FirstEnergy forward. While 2020 presented unprecedented challenges, our commitment to our employees and their health and safety has not wavered. Our focus on keeping our Core Values and Behaviors at the center of everything we do, our desire to help our employees do their best each day, and further details on FirstEnergy’s COVID-19 response, is included in the “Human Capital Management” section beginning on page 78.

Corporate Responsibility Highlights

Our environmental and sustainability initiatives are described in greater detail in the “Corporate Responsibility” section beginning on page 82.

Note About Forward-Looking Statements

Forward-Looking Statements: This proxy statement includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on information currently available to management. Such statements are subject to certain risks and uncertainties and readers are cautioned not to place undue reliance on these forward-looking statements. These statements include declarations regarding management’s intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” “forecast,” “target,” “will,” “intend,” “believe,” “project,” “estimate,” “plan” and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the results of our ongoing internal investigation matters and evaluation of our controls framework and remediation of our material weakness in internal control over financial reporting; the risks and uncertainties associated with government investigations regarding Ohio House Bill 6 and related matters including potential adverse impacts on federal or state regulatory matters including, but not limited to, matters relating to rates; the risks and uncertainties associated with litigation, arbitration, mediation and similar proceedings; legislative and regulatory developments, including, but not limited to, matters related to rates, compliance and enforcement activity; the ability to accomplish or realize anticipated benefits from strategic and financial goals, including, but not limited to, maintaining financial flexibility, overcoming current uncertainties and challenges associated with the ongoing governmental investigations, executing our transmission and distribution investment plans, controlling costs, improving our credit metrics, strengthening our balance sheet and growing earnings; economic and weather conditions affecting future operating results, such as a recession, significant weather events and other natural disasters, and associated regulatory events or actions in response to such conditions; mitigating exposure for remedial activities associated with retired and formerly owned electric generation assets; the extent and duration of COVID-19 and the impacts to our business, operations and financial condition resulting from the outbreak of COVID-19 including, but not limited to, disruption of businesses in our territories, volatile capital and credit markets, legislative and regulatory actions, the effectiveness of our pandemic and business continuity plans, the precautionary measures we are taking on behalf of our customers, contractors and employees, our customers’ ability to make their utility payment and the potential for supply-chain disruptions; the potential of non-compliance with debt covenants in our credit facilities due to matters associated with the government investigations regarding Ohio House Bill 6 and related matters; the ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us, including the increasing number of financial institutions evaluating the impact of climate change on their investment decisions; actions that may be taken by credit rating agencies that could negatively affect either our access to or terms of financing or our financial condition and liquidity; changes in assumptions regarding economic conditions within our territories, the reliability of our transmission and distribution system, or the availability of capital or other resources supporting identified transmission and distribution investment opportunities; changes in customers’ demand for power, including, but not limited to, the impact of climate change or energy efficiency and peak demand reduction mandates; changes in national and regional economic conditions affecting us and/or our major industrial and commercial customers or others with which we do business; the risks associated with cyber-attacks and other disruptions to our information technology system, which may compromise our operations, and data security breaches of sensitive data, intellectual property and proprietary or personally identifiable information; the ability to comply with applicable reliability standards and energy efficiency and peak demand reduction mandates; changes to environmental laws and regulations, including, but not limited to, those related to climate change; changing market conditions affecting the measurement of certain liabilities and the value of assets held in our pension trusts and other trust funds, or causing us to make contributions sooner, or in amounts that are larger, than currently anticipated; labor disruptions by our unionized workforce; changes to significant accounting policies; any changes in tax laws or regulations, or adverse tax audit results or rulings; and the risks and other factors discussed from time to time in our SEC filings. Dividends declared from time to time on FirstEnergy Corp.’s common stock during any period may in the aggregate vary from prior periods due to circumstances considered by FirstEnergy Corp.’s Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. The foregoing factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and risks that are included in our filings with the SEC, including but not limited to the most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The foregoing review of factors also should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy Corp.’s business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy expressly disclaims any current intention to update or revise, except as required by law, any forward-looking statements contained herein or the information incorporated by reference as a result of new information, future events or otherwise.

Corporate Governance and Board of Directors Information

Board Leadership Structure

The three positions of CEO, Chairman of the Board, and Vice Chairperson of the Board and Executive Director are separated. Our Amended and Restated Code of Regulations and Corporate Governance Policies do not require that these positions be separate, and your Board has not adopted a specific policy or philosophy on whether such roles should remain separate. However, having separate roles has allowed your CEO to focus more time on our day-to-day operations and, in your Board’s judgment, is appropriate at this time.

Mr. Steven E. Strah was appointed as our new CEO (in addition to his then-existing President role) and elected as a director of your Board effective as of March 8, 2021. Independent members of your Board previously appointed Mr. Strah to the position of Acting CEO (in addition to his then-existing President role) and Mr. Christopher D. Pappas, a current member of the Board, to the temporary non-employee position of Executive Director, each effective as of October 29, 2020. Effective March 1, 2021, Mr. John W. Somerhalder II was appointed Vice Chairperson of your Board and Executive Director servings as a member of your Company’s executive leadership team in a transitional capacity while we focus on advancing our immediate key strategic priorities. As Vice Chairperson, Mr. Somerhalder will help lead efforts to rebuild trust with our external stakeholders, including regulators and the financial community. In his role as Executive Director, Mr. Somerhalder will also support the senior leadership team’s efforts to achieve its priorities and strengthen your Company’s governance and compliance functions during this time of unprecedented change. Mr. Somerhalder will report to your Board, working closely with Mr. Donald T. Misheff, as the independent non-executive Chairman of your Board. Mr. Pappas will continue to serve on your Board as an independent director.

Your Board schedules regular executive sessions for your independent directors to meet without management participation. Because an independent director is required to preside over each such executive session of independent directors, we believe it is efficient and appropriate to have your independent Chairman of the Board preside over such meetings.

Board Composition and Refreshment

Your Board is comprised of individuals who are highly-qualified, diverse, and independent (other than Messrs. Somerhalder and Strah, who are not considered independent because of their employment with the Company). Your Board’s succession planning takes into account the importance of Board refreshment and having an appropriate balance of experience and perspectives on your Board. As further discussed in the “Board Qualifications” section of this proxy statement, your Board and the Corporate Governance and Corporate Responsibility Committee recognizes that the racial, ethnic and gender diversity of your Board, as well as diversity of thought, background and experiences, are an important part of its analysis as to whether your Board possesses a variety of complementary skills and experiences. Accordingly, your Board has set a goal targeting at least 30% diverse members (by race, ethnicity and gender combined) for the foreseeable future.

The Corporate Governance and Corporate Responsibility Committee focuses on Board refreshment planning on an ongoing basis. In performing this function, the Committee recruits and recommends nominees for election as directors to your Board. Accordingly, we have regularly added directors who we believe infuse diversity, new ideas and fresh perspectives into the boardroom. Since the beginning of 2016, nine of the fourteen nominees, if elected, will be new Board members. The result is over 64% of your Board’s director nominees have tenure of five years or less. During this time, your Board added three directors that increased its diversity profile.

Board Oversight

Board Response to Government Investigations

Your Company has been cooperating fully with requests related to ongoing government investigations. We’ve pledged full and continuing cooperation with the ongoing government investigations.

Your Board has formed various special Board oversight committees, including an Independent Review Committee primarily responsible for directing an independent, and what we believe to be a thorough and

1  |  FirstEnergy Corp. 2021 Proxy Statement

robust internal investigation related to the ongoing government investigations. The Independent Review Committee has met regularly since July 2020, and together with the advice of its own independent external legal advisors, has provided valuable counsel to your Board. In addition, your Audit Committee formed the Compliance Oversight Sub-Committee, supported by its own independent external advisors and leading compliance advisors, to oversee the assessment of the Company’s corporate compliance program and governance practices, as well as to oversee the implementation of recommendations to enhance the program, which such work remains ongoing. These special Board oversight committees are described in greater detail in the “Board Committees – Special Board Oversight Committees” section below.

While your Board cannot predict the outcome of the ongoing government investigations and related matters, as your stewards, we are fully committed to providing thorough and complete oversight and will, as a Board, take any necessary actions to address these matters. Your Board will not tolerate any actions or behaviors demonstrating anything less than a commitment to high standards of ethics and compliance for your Company and is committed to improving the compliance policy and culture at FirstEnergy.

In partnership with the Company’s management team, your Board has taken a number of additional decisive actions to respond to the ongoing government investigations, rebuild trust with Company stakeholders, and put FirstEnergy on the right path forward. These include:

●	Launching a robust and ongoing internal investigation overseen by the Board’s Independent Review Committee, with oversight from independent counsel.

●

Terminating three senior executives after the Board’s Independent Review Committee determined that those executives violated certain FirstEnergy policies and its code of conduct, and that certain former members of senior management did not reasonably ensure that relevant information was communicated within our organization and not withheld from our independent directors, our Audit Committee, and our independent auditor.

●	Separating two additional members of senior management due to inaction and conduct that the Board determined was influenced by the improper tone at the top.

●	Naming Steven E. Strah as Acting CEO in October 2020 and then CEO in March 2021, and electing Mr. Strah as a director of the Board.

●	Naming Hyun Park as Senior Vice President and Chief Legal Officer in January 2021.

●

Establishing an Executive Director role to oversee the management team’s execution of FirstEnergy’s strategic initiatives, engage with the Company’s external stakeholders, and support the development of enhanced controls and governance policies and procedures.

●	Naming John W. Somerhalder as Vice Chairperson of the Board and Executive Director in February 2021.

●	Expanding the Board Chair role to help navigate the challenges the Company is facing.

●

Naming Antonio Fernandez as Chief Ethics and Compliance Officer in March 2021, reporting to the Chief Legal Officer, with a direct line to the Audit Committee and its Compliance Oversight Sub-Committee, helping to further drive a culture of compliance.

●

Supporting the management team’s enhanced oversight over all the Company’s political and legislative engagement advocacy and limiting participation in the political process. This also includes ensuring that the disclosures around the Company’s political and legislative engagement advocacy are more robust going forward so that it is clear what efforts the Company appropriately supports.

●

Supporting the Company’s partial settlement with the Ohio Attorney General and the cities of Columbus and Cincinnati regarding decoupling, which resulted in the Ohio Companies requesting Public Utilities Commission of Ohio approval to set the rates under Rider CSR to zero as of February 9, 2021.

●

Supporting the Company’s decision to not seek to recover lost distribution revenue that it was authorized to collect from residential and commercial customers under its current Electric Security Plan through May 31, 2024.

2  |  FirstEnergy Corp. 2021 Proxy Statement

●

Initiating FE Forward, a Company-wide transformational program expected to build upon FirstEnergy’s strong operations and business fundamentals; deliver immediate value and resilience; and enable FirstEnergy to become a more nimble organization.

Driving a Culture of Compliance and Integrity

Your Board has enhanced its oversight, including the formation of a Compliance Oversight Sub-committee of the Audit Committee – comprised entirely of independent directors – tasked with overseeing the assessment of the Company’s corporate compliance program and governance practices. This sub-committee, supported by independent counsel and compliance advisors, assists in making recommendations, and overseeing the implementation of and enhancements to the Company’s corporate compliance program, structure and governance practices, with the goal of building a best-in-class culture of compliance. Key initial actions planned to enhance our compliance program include:

People: centralizing the compliance function with dedicated personnel

●	Hiring Antonio Fernandez as Chief Ethics and Compliance Officer, reporting to the Chief Legal Officer, with a direct line to the Audit Committee and its Compliance Oversight Sub-Committee.

●	Implementing a dedicated corporate ethics and compliance office, with appropriate resources.

●	Establishing an ethics and compliance steering committee.

Processes: enhance compliance standards, policies, and procedures, focusing on:

●	Remediating tone at the top material weakness.

●	Political and charitable donations.

●	Third-party management.

●	Financial controls and approval authorities.

Reporting: augment reporting mechanisms from employees to the Board and back.

●	Multiple channels of reporting and transparency in process.

●	Communicate compliance updates through regular cadence of newsletters, updates on the Company Intranet, townhalls, etc.

Benchmarking: metrics to measure program:

●	Data analytics and trend or issue spotting.

●	Continuous improvement and sustainability through regular assessments.

Risk Management

The Company recognizes that the effective management of the risks it must take in the ordinary course of business contributes to the overall success of the Company. The Company has implemented a process to identify, prioritize, report, monitor, manage, and mitigate its significant risks. A management Risk Policy Committee, consisting of the Vice President, Risk & Internal Audit and other senior executive officers, provides oversight and monitoring to ensure that appropriate risk policies are established and carried out and processes are executed in accordance with selected limits and approval levels. In addition, other management committees are focused on addressing topical risk issues. Timely reports on significant risk issues are provided as appropriate to employees, management, senior executive officers, respective Board committees, and the full Board. The Vice President, Risk & Internal Audit also prepares enterprise-wide risk management reports that are presented to the Audit Committee, the Finance Committee and your Board.

Your Board administers its risk oversight function through the full Board, as well as through the various Board committees. Specifically, your Board considers risks applicable to the Company at each meeting in connection with its consideration of significant business and financial developments of the Company. Also, the Audit Committee charter requires the Audit Committee to oversee, assess, discuss, and generally review the Company’s policies with respect to the assessment and management of risks, including risks related to the financial statements and financial reporting process of the Company, credit risk, liquidity and commodity market risks, and risks related to cybersecurity. The Audit Committee also reviews and discusses with

3  |  FirstEnergy Corp. 2021 Proxy Statement

management the steps taken to monitor, control, and mitigate such exposures. Through this oversight process, your Board obtains an understanding of significant risk issues on a timely basis, including the risks inherent in the Company’s strategy. In addition, while the Company’s Vice President, Risk & Internal Audit administratively reports to your Senior Vice President and Chief Legal Officer, he also has full access to the Audit Committee and Finance Committee and is scheduled to attend their committee meetings.

In addition to the Audit Committee’s role in risk oversight, our other Board committees also play a role in risk oversight within each of their areas of responsibility. Specifically, the Compensation Committee reviews, discusses, and assesses risks related to compensation programs, including incentive compensation and equity-based plans, as well as the relationship between our risk management policies and practices and compensation. See also, “Risk Assessment of Compensation Programs” found in the CD&A section in this proxy statement. The Corporate Governance and Corporate Responsibility Committee considers risks related to corporate governance, including Board and committee membership, Board effectiveness, related person transactions, and the Company’s ESG strategies and corporate citizenship practices. The Finance Committee evaluates risks relating to financial resources and strategies, including capital structure policies, financial forecasts, budgets and financial transactions, commitments, expenditures, long and short-term debt levels, dividend policy, issuance of securities, exposure to fluctuation in interest rates, share repurchase programs and other financial matters deemed appropriate by your Board. The Operations and Safety Oversight Committee considers risks associated with the safety, reliability, and quality relating to the Company’s electric distribution, transmission, and generation facilities and, prior to December 18, 2020, a retired nuclear unit. Further, day-to-day risk oversight is conducted by our Corporate Risk department and our senior management and is shared with your Board or Board committees, as appropriate. We believe that your Board’s role in risk oversight is consistent with and complemented by your Board’s leadership structure. In addition, the section in this proxy statement entitled “Board Leadership Structure” provides information relating to our separation of the Chairman of the Board and CEO positions.

Cybersecurity

FirstEnergy is committed to protecting its employees, customers, facilities, and the ongoing reliability of its electric system. We work closely with state and federal agencies and our peers in the electric utility industry to identify physical and cyber security risks, exchange information, and put safeguards in place to comply with strict reliability and security standards. From a security standpoint, no other industry – including gas pipelines – is as heavily regulated as the electric utility sector. We have comprehensive cyber and physical security plans in place, but we don’t publicly disclose details about these measures that could aid those who want to harm our customers and our employees.

Your Board has identified cybersecurity as a key enterprise risk and prioritizes the mitigation of this risk. Your Board receives cybersecurity updates from the Chief Information Officer at each of its regularly scheduled meetings. The Audit Committee reviews our cybersecurity risk management practices and performance, primarily through reports provided by management. The Audit Committee also reviews and discusses with management the steps taken to monitor, control, and mitigate such exposure. Among other things, these reports have focused on incident response management and recent cyber risk and cybersecurity developments.

Security enhancements are also a key component of FirstEnergy’s Energizing the Future transmission investment program. The Company invests heavily in sophisticated and layered security measures that use both technology and hard defenses to protect critical transmission facilities and our digital communications networks.

Public Policy and Engagement

We are making significant changes in our approach to political and legislative engagement and advocacy. Our activity in this space will be much more limited than it was in the past, with additional oversight and significantly more robust disclosure around lobbying activities. With this additional transparency, our goal is to make it clear exactly what efforts FirstEnergy supports, appropriately, going forward.

Our Corporate Political Activity Policy available on our website describes the criteria for certain political contributions and ballot initiative expenditures and the process for approving such contributions and expenditures. Also, your Board’s Corporate Governance and Corporate Responsibility Committee periodically reviews this policy and related practices as well as dues and/or contributions to industry groups and trade associations.

4  |  FirstEnergy Corp. 2021 Proxy Statement

Based on feedback from our shareholder engagement and outreach, we expanded our website disclosure to include reports on federal and state level lobbying, as well as, the lobbying portion of certain trade association dues.

Evaluating Board Effectiveness

Your Board is committed to a rigorous evaluation process as further described below. Annually, Board, committee and individual director evaluations are performed and coordinated by the Corporate Governance and Corporate Responsibility Committee.

Board Evaluations: A Multi-Step Process

5  |  FirstEnergy Corp. 2021 Proxy Statement

Shareholder Outreach and Engagement Program

We Have a Robust Shareholder Outreach and Engagement Program

We believe it is incumbent upon us to engage regularly with our shareholders. We maintain a robust shareholder outreach and engagement program to understand our investors’ perspectives on certain topics, including, among others, ESG policies and executive compensation. With support from your Board, the Company’s CEO and the management team, including members of the Corporate Secretary’s office and departments of Corporate Responsibility, Investor Relations, Legal, Human Resources, and Finance focus significant efforts on engaging with our shareholders and the broader investment community. Shareholder feedback and suggestions are reported to the Compensation Committee, Corporate Governance and Corporate Responsibility Committee and, as needed, your Board or various committees of your Board for consideration. We also conduct ongoing governance reviews (for example, assessing governance trends). This process enables your Board and management to understand and consider the topics that matter most to our shareholders so we can most effectively address them.

Outreach and Engagement Program Shareholder Feedback

As part of our commitment to continue to understand our investors’ perspectives through and as part of our corporate governance shareholder engagement program, we appreciate the opportunity to engage with our shareholders, and we continue to find our meetings to be enlightening and productive. Shareholders we meet with often express appreciation for our proactive interest in their views, and we certainly appreciate the time they took to share their thoughts with us. During these meetings, participants included members from management and your Board.

Other Governance Practices and Policies

Communications with your Board of Directors

Your Board provides a process for shareholders and interested parties to send communications to your Board and non-management directors, including our Chairman of the Board. As set forth in the Company’s Corporate Governance Policies, shareholders and interested parties may send written communications to your Board or a specified individual director, including our Chairman of the Board, by mailing any such communications to the FirstEnergy Board of Directors at the Company’s principal executive office, c/o Corporate Secretary, FirstEnergy Corp., 76 South Main Street, Akron, OH 44308-1890. Our Corporate Governance Policies can be viewed by visiting our website at www.firstenergycorp.com/charters.

The Corporate Secretary or a member of her staff reviews all such communications promptly and relays them directly to a Board member, provided that such communications: (i) bear relevance to the Company and the interests of the shareholder, (ii) are capable of being implemented by your Board, (iii) do not contain any obscene or offensive remarks, (iv) are of a reasonable length, and (v) are not from a shareholder who

6  |  FirstEnergy Corp. 2021 Proxy Statement

already has sent two such communications to your Board in the last year. Your Board may modify procedures for sorting shareholders’ and interested parties’ communications or adopt any additional procedures, provided they are approved by a majority of the independent directors.

Your Audit Committee also receives, reviews, and acts on complaints and concerns regarding accounting, internal accounting controls or auditing matters, including complaints regarding material ethical or criminal misconduct on the part of the Board of Directors, the Chief Executive Officer, any officer reporting directly to the Chief Executive Officer, the Controller & Chief Accounting Officer or the Chief Audit Officer, and complaints regarding matters that could lead to significant reputational damage to the Company. Complaints or concerns specifically related to such matters may be made directly to your Audit Committee. Correspondence with the Audit Committee should be addressed to the attention of the Audit Committee Chair (c/o Corporate Secretary), FirstEnergy Corp., 76 South Main Street, Akron, Ohio 44308-1890.

Attendance at Board Meetings, Committee Meetings and the Annual Meeting of Shareholders

Our Corporate Governance Policies provide that directors are expected to attend all scheduled Board and applicable committee meetings and the Company’s annual meetings of shareholders. Your Board held 16 meetings during 2020. During their tenure in 2020, all directors attended at least 75 percent of the meetings of your Board and of the committees on which they served during 2020. Also, all of our directors who were directors at the time of the 2020 annual meeting attended the 2020 annual meeting.

Non-management directors, who are all independent directors, are required to meet as a group in executive sessions without the CEO or any other non-independent director or management at least six times in each calendar year, and our independent Chairman of the Board presided over all executive sessions.

Codes of Business Conduct

The Company’s Code of Business Conduct applies to all Company personnel, including our Executive Director, CEO, CFO and Chief Accounting Officer. In addition, your Board has implemented a separate Board of Directors Code of Ethics and Business Conduct. Any substantive amendments to, or waivers of, the provisions of these documents will be disclosed and made available on our website, as permitted by the SEC and as disclosed in our most recent Annual Report. Both codes are available, without charge, upon written request to the Corporate Secretary, FirstEnergy Corp., 76 South Main Street, Akron, Ohio 44308-1890 or may be viewed on our website at https://www.firstenergycorp.com/investor/corporate_governance/responsibility.html.

Corporate Governance Documents

Your Board believes that the Company’s policies and practices should enhance your Board’s ability to represent your interests as shareholders. Your Board established Corporate Governance Policies which, together with Board committee charters, serve as a framework for meeting your Board’s duties and responsibilities with respect to the governance of the Company. Our Corporate Governance Policies and Board committee charters can be viewed by visiting our website at www.firstenergycorp.com/charters. Any amendments to these documents will promptly be made available on our website.

Director Orientation and Continuing Education

Your Board recognizes the importance of its members to keep current on Company, industry and governance issues and their responsibilities as directors. All new directors participate in orientation soon after being elected to your Board. Also, your Board makes available and encourages continuing education programs for Board members, which include internal strategy meetings, internally developed materials such as on-line presentations, third-party presentations and external programs.

Other Public Company Board Membership

Our Corporate Governance Policies provide that directors will not, without your Board’s approval, serve on a total of more than four public company board of directors. Further, without your Board’s approval, no director who serves as an executive officer of any public company may serve on a total of more than two public company boards of directors.

7  |  FirstEnergy Corp. 2021 Proxy Statement

Board Qualifications

The Corporate Governance and Corporate Responsibility Committee recommends Board candidates by identifying qualified individuals in a manner that is consistent with criteria approved by your Board. In consultation with the CEO, the Chairman of the Board and the full Board, the Corporate Governance and Corporate Responsibility Committee searches for, recruits, screens, interviews and recommends prospective directors to provide an appropriate balance of knowledge, experience, diversity attributes and capability on your Board. Suggestions for potential Board candidates come to the Corporate Governance and Corporate Responsibility Committee from a number of sources, including a third-party search firm, incumbent directors, officers and others. The Corporate Governance and Corporate Responsibility Committee has sole authority to retain and engage a third-party search firm to identify a candidate or candidates.

The Committee has actively engaged in director succession planning and regularly evaluates the addition of a director or directors with particular attributes with an appropriate mix of long-, medium-, and short-term tenured directors in its succession planning.

The Corporate Governance and Corporate Responsibility Committee considers suggestions for candidates for membership on your Board, including candidates recommended by shareholders for your Board. Provided that shareholders suggesting director candidates have complied with the procedural requirements set forth in the Corporate Governance and Corporate Responsibility Committee Charter and Amended and Restated Code of Regulations, the Corporate Governance and Corporate Responsibility Committee applies the same criteria and employs substantially similar procedures for evaluating candidates suggested by shareholders for your Board as it would for evaluating any other Board candidate. The Corporate Governance and Corporate Responsibility Committee will give due consideration to all recommended candidates that are submitted in writing to the Corporate Governance and Corporate Responsibility Committee, in care of the Corporate Secretary, FirstEnergy Corp., 76 South Main Street, Akron, Ohio 44308-1890, received at least 120 days before the publication of the Company’s annual proxy statement from a shareholder or group of shareholders owning one half of one percent (0.5 percent) or more of the Company’s voting stock for at least one year, and accompanied by a description of the proposed nominee’s qualifications and other relevant biographical information, together with the written consent of the proposed nominee to be named in the proxy statement and to serve on your Board.

Also refer to the “Proposals and Business by Shareholders” section of the “Questions and Answers about the Annual Meeting” below for information regarding nominations under the Company’s Amended and Restated Code of Regulations.

Director Nomination Agreement

On March 16, 2021, your Company entered into a Director Appointment and Nomination Agreement (the “Director Nomination Agreement”) with Carl C. Icahn, Andrew Teno, Jesse A. Lynn, Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Enterprises G.P. Inc., Icahn Enterprises Holdings L.P., IPH GP LLC, Icahn Capital LP, Icahn Onshore LP, Icahn Offshore LP and Beckton Corp. (collectively, the “Icahn Group”). Pursuant to the Director Nomination Agreement, effective as of March 18, 2021, your Board, among other matters agreed to: (i) increase the size of the Board from 12 to 14 directors, resulting in a total of two vacancies; and (ii) appoint Andrew Teno and Jesse A. Lynn (the “Icahn Designees”) to serve as directors of the Company to fill such vacancies, each with a term expiring at the Annual Meeting. A summary of the terms of the Director Nomination Agreement is provided in the “Certain Relationships and Related Person Transactions” section below.

Attributes, Experience, Qualifications and Skills of your Board

In recruiting and selecting Board candidates, the Corporate Governance and Corporate Responsibility Committee takes into account the size of your Board and considers a “skills matrix” to determine whether those skills and/or other attributes qualify candidates for service on your Board. The attributes, experiences, qualifications and skills considered in accordance with Corporate Governance Policies and the Corporate Governance and Corporate Responsibility Committee charter for each director nominee led your Board to conclude that the nominee is qualified to serve on your Board.

8  |  FirstEnergy Corp. 2021 Proxy Statement

The high-level overview below depicts some of the attributes, experiences, qualifications and skills of our director nominees the committee takes into account. It is not intended to be an exhaustive list of each director nominee’s skills or contributions to your Board. Also, additional biographical information and qualifications for each nominee is provided in the “Biographical Information and Qualifications of Nominees for Election as Directors” section below and contains information regarding the person’s service as a director, principal occupation, business experience along with key attributes, experience and skills. Each of the nominees brings a strong and unique background and skill set to your Board, giving your Board, as a whole, competence and experience in a wide variety of areas necessary to oversee the operations of the Company.

Anderson	Demetriou	Johnson	Lynn	Misheff	Mitchell	O'Neil	Pappas	Reyes	Somerhalder	Strah	Teno	Turner	Williams
CEO or senior leadership experience	●	●	●	●	●	●	●	●	●	●	●	●	●	●
Electric utility	●	●	●		●	●	●	●	●	●	●		●	
Regulatory environment familiarity	●		●	●	●	●	●	●	●	●	●		●	●
Engineering		●				●	●		●		●			
Innovation, technology or cybersecurity	●	●	●	●		●		●	●	●	●	●	●	●
Accounting or finance	●	●		●	●	●	●	●		●	●	●	●	●
Risk oversight or risk management	●	●		●	●	●	●	●	●	●	●		●	●
Environmental, Social, or Governance (ESG)	●		●	●	●	●	●	●	●	●	●	●		●
Human Capital Management/Human Resources	●	●	●	●	●	●	●	●	●	●	●		●	●
Other Public Company Directorship	●	●	●	●	●		●	●		●		●		
Independent	●	●	●	●	●	●	●	●	●	●		●	●	●
Female			●										●	
African-American/Black			●										●	●
Latin American/Hispanic									●

The above takes into account a level of knowledge that could include direct experience, subject matter expertise, directly managing one or more members of management engaged in such activities or exposure as a board or board committee member, including on your Board and Board committees.

Board’s Focus on Diversity

The Company is committed to a policy of inclusiveness and believes that well assembled boards consist of a diverse group of individuals who possess a variety of complementary skills and experiences. The Corporate Governance and Corporate Responsibility Committee regularly assesses the size and composition of your Board in light of the current operating requirements of the Company and the current needs of your Board, and is also committed to actively seeking out highly qualified women and minority candidates, as well as candidates with diverse backgrounds, skills and experience, to include in the pool from which Board nominees are chosen. Accordingly, your Board has set a goal targeting at least 30% diverse members (by race, ethnicity and gender combined) for the foreseeable future. The Corporate Governance and Corporate Responsibility Committee also considers differences in point of view, professional experience, education, and other individual skills, qualities, and attributes that contribute to the optimal functioning of your Board as a whole. Also, our Corporate Governance Policies provide that your Board will not nominate for election a non-employee director following his or her 72nd birthday.

9  |  FirstEnergy Corp. 2021 Proxy Statement

Director Independence

Your Board annually reviews the independence of each of its members to make the affirmative determination of independence that is called for by our Corporate Governance Policies and required by the SEC and NYSE listing standards, including certain independence requirements of Board members serving on the Audit Committee, the Compensation Committee and the Corporate Governance and Corporate Responsibility Committee.

Your Board adheres to the definition of an “independent” director as established by the NYSE and the SEC. The definition used by your Board to determine independence is included in our Corporate Governance Policies and can be viewed by visiting our website at www.firstenergycorp.com/charters. All non-employee directors who served during any part of 2020 were independent under applicable standards.

Each year, our directors complete a questionnaire to assist your Board in assessing whether each director meets the applicable independence standards and the related provisions in the Company’s Corporate Governance Policies. The Company facilitates this review by examining its financial records to determine if amounts paid to or received from entities in which each non-employee director or immediate family member has a relationship based on responses to the questionnaires. Subject to the categorical standards approved by your Board and described below, a list of the relevant entities and the amounts the Company paid to or received from those entities is provided to your Board for the non-employee directors. Utilizing this information, the Corporate Governance and Corporate Responsibility Committee presents to your Board (i) an evaluation, with regard to each director, whether the director has any material relationship with the Company or any of its subsidiaries; (ii) a recommendation of whether the amount of any payments between the Company and relevant entities could interfere with a director’s ability to exercise independent judgment; and (iii) a review of any other relevant facts and circumstances regarding the nature of these relationships, to determine whether other factors, regardless of the categorical standards your Board has adopted or under the NYSE’s independence standards, might impede a director’s independence. Based on a review of information concerning each of its non-employee directors and the recommendation of the Corporate Governance and Corporate Responsibility Committee, your Board will affirmatively determine whether a director may be considered “independent.”

Your Board recognizes that in the ordinary course of business, relationships and transactions may occur between the Company and its subsidiaries and entities with which some of our directors are or have been affiliated. Our Corporate Governance Policies provide categorical standards to assist your Board in determining what does not constitute a material relationship for purposes of determining a director’s independence. Accordingly, the following commercial and charitable relationships will not be considered to be a material relationship that would impair a director’s independence: (i) if the director, an immediate family member or a person or organization with which the director has an affiliation purchases electricity or related products or services from the Company or its subsidiaries in the ordinary course of business and the rates or charges involved in the transaction are fixed in conformity with law or governmental authority or otherwise meet the requirements of Regulation S-K Item 404(a) Instruction 7, (ii) the aggregate charitable contributions made by the Company to an organization with which a director, an immediate family member or a person or organization with which the director has an affiliation were less than $100,000 in each of the last three fiscal years, or (iii) the aggregate of other payments made by the Company to another entity or organization with which the director, an immediate family member or a person with which the director has an affiliation, or received by the Company from that other entity or organization, were less than the greater of $1 million or 2% of the affiliated company’s revenues in each of the last three fiscal years. Your Board does not typically consider such immaterial relationships in making independence determinations. Notwithstanding the foregoing, your Board will not treat a director’s relationship with the Company as categorically immaterial if the relationship otherwise conflicts with the NYSE corporate governance listing standards or is required to be disclosed by the Company pursuant to Item 404 of Regulation S-K.

Based on the March 2021 independence review, your Board affirmatively determined that Melvin Williams (our new director nominee), all other non-employee director nominees — Michael J. Anderson, Steven J. Demetriou, Julia L. Johnson, Jesse A. Lynn, Donald T. Misheff, Thomas N. Mitchell, James F. O’Neil III, Christopher D. Pappas, Luis A. Reyes, Andrew Teno and Leslie M. Turner — and Sandra Pianalto are independent pursuant to our Corporate Governance Polices, the rules and regulations of the SEC and the listing standards of the NYSE. In all cases, your Board determined that the nature of the business conducted and any interest of the applicable director in that business were immaterial both to the Company and to the director. Outside of their service as a Company director, none of the Company’s independent directors currently provide professional or other services to the Company, its affiliates or any officer of the

10  |  FirstEnergy Corp. 2021 Proxy Statement

Company and none of the Company’s directors are related to any executive officer of the Company. Messrs. Somerhalder and Strah are not considered independent directors because of their employment with your Company. Additionally, your Board previously determined that our former CEO and director Charles E. Jones, who resigned from your Board effective October 29, 2020, was not independent due to his prior employment with your Company.

The Corporate Governance and Corporate Responsibility Committee also determined that none of the relationships described above constituted a related person transaction requiring disclosure under the heading “Certain Relationships and Related Person Transactions” in this proxy statement. Also, in each case where the director is a current executive officer of another company, any transactions constituted less than one percent of the Company’s and the other company’s consolidated gross revenues in each of the last three completed fiscal years.

11  |  FirstEnergy Corp. 2021 Proxy Statement

Biographical Information and

Qualifications of Nominees for Election as Directors

The following provides information about each director nominee as of the date of this proxy statement. The information presented below includes each nominee’s specific experiences, qualifications, attributes, and skills that contributed to the conclusion by the Corporate Governance and Corporate Responsibility Committee and your Board that he/she should serve as a director of the Company.

Michael J. Anderson

Position, Principal Occupation and Business Experience: Chairman of the board of directors of The Andersons, Inc., a diversified public company with interests in the grain, ethanol and plant nutrient sectors of U.S. agriculture, as well as in railcar leasing and repair and turf products production, since 2016. He also served as CEO and chairman of the board of directors from 2009 to 2015 and chief executive officer from 1999 to 2015, of The Andersons, Inc.

Key Attributes, Experience and Skills: Mr. Anderson received an M.B.A. in Finance and Accounting from the Northwestern University Kellogg Graduate School of Management and was a Certified Public Accountant. He participated in the Harvard Advanced Management Program. Mr. Anderson was an auditor for Arthur Young & Co. In 1996, he became president and chief operating officer of The Andersons, Inc., and he is currently its chairman. Mr. Anderson’s experience in the accounting and executive management areas are invaluable assets for your Board.

Age 69 FirstEnergy Director since 2007 Standing Committees: Audit (Chair); Finance

Steven J. Demetriou

Position, Principal Occupation and Business Experience: Chair, chief executive officer and director of Jacobs Engineering Group Inc., a provider of technical professional services, including consulting, technical, scientific and project delivery for the government and private sector since August 2015. Chairman and chief executive officer (from 2004 to 2015) of Aleris Corporation (“Aleris”), a manufacturer of aluminum rolled products. He served as a director of the OM Group (from 2005 to 2015); and director of Kraton Corporation (from 2009 to 2017).

Key Attributes, Experience and Skills: Mr. Demetriou received his Bachelor of Science degree in chemical engineering from Tufts University. He has extensive experience in leadership and senior management roles, including the role of chief executive officer. In addition, he brings experience in a variety of industries, including engineering, construction and oil and gas. His extensive executive and board experience have equipped him with leadership skills and the knowledge of board processes and functions. This experience qualifies him to serve as a member of your Board.

Age 62 FirstEnergy Director since 2017 Standing Committees: Finance (Chair); Operations and Safety Oversight

12  |  FirstEnergy Corp. 2021 Proxy Statement

Julia L. Johnson

Position, Principal Occupation and Business Experience: President of NetCommunications, LLC, a national regulatory and public affairs firm focusing primarily on energy and telecommunications regulation, since 2000. She serves as a director of the following three other public companies: American Water Works Company, Inc., MasTec, Inc., and NorthWestern Corporation.

Key Attributes, Experience and Skills: Ms. Johnson received her law degree from the University of Florida College of Law after graduating from the University of Florida with a Bachelor of Science in business administration. She is a former chairman and commissioner of the Florida Public Service Commission, which provides her with valuable insight into the electric utility industry. In her current position as president of NetCommunications, LLC, she develops strategies for achieving objectives through advocacy directed at critical decision makers. She previously served as senior vice president of Communications and Marketing at Milcom Technologies and also has additional public company board experience. Ms. Johnson’s extensive regulatory background, legal experience and additional board experience qualify her to serve as a member of your Board.

Age 58 FirstEnergy Director since 2011 Standing Committees: Corporate Governance and Corporate Responsibility (Chair); Finance

Jesse A. Lynn

Position, Principal Occupation and Business Experience: General Counsel of Icahn Enterprises L.P., a diversified holding company engaged in a variety of businesses, including investment, energy, automotive, food packaging, metals, real estate, home fashion and pharma, since 2014. Mr. Lynn also serves as a director of the following two other public companies: Cloudera, Inc., and Conduent Incorporated. Mr. Lynn was previously a director of Herbalife Nutrition Ltd (from 2014 to January 2021) and The Manitowoc Company, Inc. (from April 2015 to February 2018).

Key Attributes, Experience and Skills: Mr. Lynn received a B.A. from the University of Michigan and a J.D. from the Boston University School of Law. He has extensive experience in a variety of businesses, including investment, energy, automotive, food packaging, metals, real estate, home fashion and pharma. Prior to his current position, Mr. Lynn, was Assistant General Counsel of Icahn Enterprises L.P. (from 2004 to 2014). Prior to joining Icahn Enterprises L.P., Mr. Lynn worked as an associate in the New York office of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. in its business and finance department and as an associate in the corporate group at Gordon Altman Butowsky Weitzen Shalov & Wein. Mr. Lynn’s legal experience and his experience in a variety of industries along with his broad business skills make him a valuable member of your Board.

Age 50 FirstEnergy Director since March 2021 Standing Committee: Corporate Governance and Corporate Responsibility

13  |  FirstEnergy Corp. 2021 Proxy Statement

Donald T. Misheff

Position, Principal Occupation and Business Experience: Non-executive Chairman of your Board since May 2018. Retired in 2011 as managing partner (position held since 2003) of the Northeast Ohio offices of Ernst & Young LLP, a public accounting firm. He serves as a director of the following two other public companies: TimkenSteel Corp. and Trinseo S.A. He served as a director of Aleris Corporation, whose common stock is privately held (from 2015 to 2018).

Key Attributes, Experience and Skills: Mr. Misheff graduated from The University of Akron with a major in accounting and is a Certified Public Accountant. As the managing partner of the Northeast Ohio offices of Ernst & Young LLP from 2003 until his retirement in 2011, he advised many of the region’s largest companies on financial and corporate governance issues. He began his career with Ernst & Young LLP in 1978 as part of the audit staff and later joined the tax practice, specializing in accounting/financial reporting for income taxes, purchase accounting, and mergers and acquisitions. He has extensive experience performing, reviewing, and overseeing the audits of financial statements of a wide range of public companies. Mr. Misheff’s vast financial and corporate governance experience, together with his extensive experience with a wide range of public companies provides an excellent background for his current position as our non-executive Chairman of the Board.

Age 64 FirstEnergy Director since 2012 Standing Committees: Audit; Corporate Governance and Corporate Responsibility

Thomas N. Mitchell

Position, Principal Occupation and Business Experience: Chairman of the World Association of Nuclear Operators, an independent, nonprofit organization established to promote the highest standards of nuclear safety, since 2019. Retired in 2015 as the president, chief executive officer and director (positions held since 2009) of Ontario Power Generation Inc. (“OPG”), an Ontario-based electricity generation company. He is also a former director and member of the leadership and compensation committee of the Electric Power Research Institute, an independent, nonprofit organization for public interest energy and environmental research.

Key Attributes, Experience and Skills: Mr. Mitchell received his undergraduate degree in Engineering (Nuclear and Thermal Sciences) from Cornell University, his Master of Science degree in Mechanical Engineering from George Washington University and his LLD (Hon) from University of Ontario Institute of Technology, which is an honorary degree. He has extensive experience as a senior utility executive in the operation, modification and construction of nuclear, hydroelectric and thermal power stations. Prior to his most recent executive position at OPG, he held progressively more responsible leadership roles before being named the site vice president at the Peach Bottom Atomic Power Station and Pickering Nuclear Generating Station, where he was responsible for the safe and reliable operations of the stations. He also served as a vice president for the Institute of Nuclear Power Operations and as a Lieutenant (Naval Reactors) in the US Navy. His experience in the nuclear industry also provides him substantial experience in physical security and cybersecurity. Mr. Mitchell’s engineering, environmental, regulatory, physical security and cybersecurity, safety and industry experience, along with his broad leadership and business skills, are essential to your Board.

Age 65 FirstEnergy Director since 2016 Standing Committees: Operations and Safety Oversight (Chair); Corporate Governance and Corporate Responsibility

14  |  FirstEnergy Corp. 2021 Proxy Statement

James F. O’Neil III

Position, Principal Occupation and Business Experience: Chief executive officer and vice chairman of Orbital Energy Group (formerly known as CUI Global Inc.), a company focused on acquisition and development of innovative companies to create a diversified energy services platform. Principal owner of Forefront Solutions, LLC, which provides consulting services primarily to the energy infrastructure industry, since October 2017. Former president, chief executive officer and director of Quanta Services, Inc., a provider of specialty contracting services to the electric power and oil and gas industries (from 2011 to 2016). He served as a director of Hennessy Capital Acquisition Corp IV (2019 to 2020), NRC Group Holdings (from 2017 to 2019) and Spark Power Group Inc. (from 2018 to 2019).

Key Attributes, Experience and Skills: Mr. O’Neil received his Bachelor of Science degree in civil engineering from Tulane University. He has extensive leadership and senior management experience, including the role of chief executive officer, chief operating officer and senior vice president of operations integration and audit. His extensive executive and board experience have equipped him with leadership skills and the knowledge of board processes and functions. Additionally, Mr. O’Neil’s audit, general corporate decision-making and engineering experience makes him a valuable member to your Board.

Age 62 FirstEnergy Director since 2017 Standing Committees: Compensation (Chair); Operations and Safety Oversight

Christopher D. Pappas

Position, Principal Occupation and Business Experience: Executive Director of your Board (from October 2020 to April 1, 2021). Retired in May 2019 from Trinseo S.A., a producer of plastics, latex and rubber, after serving as president and chief executive officer (from 2010 to 2019) and special adviser (2019). He was a director of Trinseo SA until his retirement from its board of directors (from 2010 to 2020). He serves as a director of one other public company: Univar Inc. (chairman), a chemical distributor and provider.

Key Attributes, Experience and Skills: Mr. Pappas received an M.B.A. from the Wharton School, University of Pennsylvania and an undergraduate degree in Civil Engineering from the Georgia Institute of Technology. He served in various leadership capacities at NOVA Chemicals Corporation, Dow Chemical, and DuPont Dow Elastomers. His extensive executive experience, and extensive board experience over the past 18 years with five public companies, have equipped him with leadership skills and the knowledge of board processes and functions. Additionally, Mr. Pappas’ general corporate decision-making and senior executive experience with a commodity-based business provides a useful background for understanding the operations of the Company.

Age 65 FirstEnergy Director since 2011 Standing Committees: (Effective April 1, 2021) Corporate Governance and Corporate Responsibility; Finance

15  |  FirstEnergy Corp. 2021 Proxy Statement

Luis A. Reyes

Position, Principal Occupation and Business Experience: Retired in 2011 as a Regional Administrator (position held since 2008) of the U.S. Nuclear Regulatory Commission (the “NRC”), a federal regulatory agency.

Key Attributes, Experience and Skills: Reyes received his undergraduate degree in Electrical Engineering and his Master of Science degree in Nuclear Engineering from the University of Puerto Rico. He has extensive experience in the nuclear field and has held senior leadership positions with the NRC, an independent government agency that regulates commercial nuclear power plants and other uses of nuclear materials such as in nuclear medicine. He joined the NRC in 1978 where he held progressively more responsible leadership roles before being named executive director of operations in 2004, where he managed the agency’s day-to-day operations relating to the safe use of radioactive materials for beneficial civilian purposes while protecting people and the environment. He also served as regional administrator for NRC Region II, overseeing all new commercial nuclear power plant construction in the United States as well as safety and operating plant inspections in the southeast United States. His experience in the nuclear field also provides him substantial experience in physical security and cybersecurity. Reyes retired from the NRC in 2011 with 33 years of service. Reyes’ engineering, physical security and cybersecurity, safety, environmental, regulatory and industry experience is essential to the FirstEnergy Board.

Age 69 FirstEnergy Director since 2013 Standing Committees: Corporate Governance and Corporate Responsibility; Operations and Safety Oversight

John W. Somerhalder II

Position, Principal Occupation and Business Experience: Vice Chairperson and Executive Director of your Board and a member of management since March 2021. Mr. Somerhalder recently served as Interim President and Chief Executive Officer of CenterPoint Energy, Inc., an electric and natural gas utility serving several U.S. markets (from February 2020 to July 2020), and served as a member of the CenterPoint Energy’s board of directors (from 2016 through July 2020). Mr. Somerhalder serves as a director of Gulfport Energy Corp. He served as a director and board chairman of Enable Midstream Partners, LP (from February 2020 to July 2020), as a Director of SunCoke Energy Partners GP LLC (from August 2017 to July 2019), and as director at Crestwood Equity GP LLC, the general partner of Crestwood Equity Partners LP (from October 2013 to February 2020).

Key Attributes, Experience and Skills: Mr. Somerhalder holds a Bachelor of Science degree in chemical engineering from the University of Arizona. He served as Interim President and Chief Executive Officer of Colonial Pipeline Company, a U.S. refined products pipeline company (from February 2017 to October 2017). Prior to that, he was president and chief executive officer of AGL Resources Inc., a former publicly traded energy services holding company (from March 2006 to his retirement in December 2015), and chairman of AGL Resources board of directors (from November 2007 to December 2015). Prior to joining AGL Resources, Mr. Somerhalder served in a number of roles with El Paso Corporation, a publicly traded natural gas and related energy products provider, where he spent almost 30 years, starting his career as an engineer and progressing through leadership roles before being named president of El Paso Pipeline Group and executive vice president of El Paso Corporation. He has extensive leadership and senior management experience, including the roles of chief executive officer and board chairman. His extensive energy industry, executive and board experience have equipped him with leadership skills and knowledge of the industry, and board processes and functions. Mr. Somerhalder’s extensive experience qualifies him to serve on your Board and lead efforts to rebuild trust with our external stakeholders, and support our senior leadership team’s efforts to achieve its priorities and strengthen your Company’s governance and compliance functions.

Age 65 FirstEnergy Director since March 2021

16  |  FirstEnergy Corp. 2021 Proxy Statement

Steven E. Strah

Position, Principal Occupation and Business Experience: President, CEO and director of your Company since March 2021. He was President and Acting CEO (from October 2020 to March 2021), and President (since May 2020). He also served as Senior Vice President and Chief Financial Officer of your Company (from 2018 to 2020), and Senior Vice President and President of FirstEnergy Utilities (from 2015 to 2018). He also serves as a director of many other subsidiaries of the Company.

Key Attributes, Experience and Skills: Mr. Strah received his Bachelor of Science degree in business administration from Baldwin Wallace University. His extensive career began in 1984 at The Illuminating Company, now a subsidiary of your Company, and continued at FirstEnergy Corp. He has held numerous executive leadership positions at your Company including President at various FirstEnergy subsidiaries. Mr. Strah’s vast experience brings to your Board an extraordinary understanding of the inner workings of the public utilities industry and FirstEnergy.

Age 57 FirstEnergy Director since March 2021

Andrew Teno

Position, Principal Occupation and Business Experience: Portfolio Manager of Icahn Capital LP., a diversified holding company engaged in a variety of businesses including investment, energy, automotive, food packaging, metals, real estate, home fashion and pharma, since October 2020. Mr. Teno serves as a director of the following two public companies: Herc Holdings Inc. and Cheniere Energy, Inc. He served as a director of Eco-Stim Energy Solutions (from March 2017 to December 2018).

Key Attributes, Experience and Skills: Mr. Teno received an undergraduate business degree from the Wharton School at the University of Pennsylvania in 2007. Prior to his position at Icahn Capital, Mr. Teno worked at Fir Tree Partners, a NY based private investment firm that invests worldwide in public and private companies, real estate and sovereign debt. Prior to Fir Tree, he worked at Crestview Partners from July 2009 to July 2011 as an associate in their private equity business and at Gleacher Partners, a boutique mergers and acquisitions firm. Mr. Teno’s investment expertise and experience in a variety of industries, along with his business skills make him a valuable member of your Board.

Age 36 FirstEnergy Director since March 2021 Standing Committees: Audit, Finance

17  |  FirstEnergy Corp. 2021 Proxy Statement

Leslie M. Turner

Position, Principal Occupation and Business Experience: Retired in March 2018 as senior vice president, general counsel and corporate secretary (positions held since 2012) of The Hershey Company, a global confectionery company.

Key Attributes, Experience and Skills: Ms. Turner received her law degree from the Georgetown University Law Center after graduating from the New York University with a Bachelor of Science degree. She also received a Master of Laws in Law and Government from the American University, Washington College of Law. Ms. Turner has extensive and wide-ranging leadership, legal, governance and corporate strategy skills through her former roles with The Hershey Company and The Coca-Cola Company. Ms. Turner served as senior vice president, general counsel, and corporate secretary of The Hershey Company from 2012 until her retirement in March 2018. In this role, Ms. Turner was the leader of Hershey’s legal, government relations, corporate secretary, and corporate security functions. She also advised Hershey on M&A opportunities and other stakeholder considerations facing publicly traded companies. Prior to joining Hershey, Ms. Turner’s career included progressively more responsible leadership roles at Coca-Cola North America, Akin Gump Hauer & Feld, LLP and the senior executive service level of the federal government. Ms. Turner’s legal experience and additional regulatory experience qualify her to serve as a member of your Board.

Age 63 FirstEnergy Director since 2018 Standing Committees: Audit; Compensation

Melvin Williams

Position, Principal Occupation and Business Experience: Retired in 2020 as president of Nicor Gas, a natural gas distribution company and subsidiary of the Southern Company, and senior vice president of Southern Company Gas (positions held since 2015).

Key Attributes, Experience and Skills: Mr. Williams received his Bachelor of Science degree in business administration from the Savannah State University. Prior to his most recent positions, he held progressively more responsible leadership roles including senior vice president, planning and business services at Nicor Gas and vice president and general manager at Atlanta Gas Light Company and Florida City Gas Company. He is a champion for leadership development and diversity and inclusion-related matters. Over 32 years of utility experience that includes customer engagement, safety, sales, marketing and new business development, regulatory affairs, financial planning and utility operations will enable Mr. Williams to provide valuable insight and qualifies him to serve as a member of your Board.

Age 57 FirstEnergy Director nominee Standing Committees: N/A

18  |  FirstEnergy Corp. 2021 Proxy Statement

Board Committees

Your Board established five standing committees listed below. Also provided below is information relating to certain other special oversight committees your Board created in 2020, including the Compliance Oversight Sub-Committee of the Audit Committee to assess and implement potential changes as appropriate in your Company’s compliance program. All standing committees are comprised solely of independent directors as determined by your Board in accordance with our Corporate Governance Policies, which incorporate the New York Stock Exchange (“NYSE”) listing standards and applicable Securities and Exchange Commission (“SEC”) rules, including the members of the Audit Committee, Compensation Committee and the Corporate Governance and Corporate Responsibility Committee. Messrs. Somerhalder and Strah, your only directors who are not considered independent because of their employment with your Company, do not serve on any standing Board committee.

Audit Committee	12 meetings in fiscal year 2020

Michael J. Anderson (Chair) * Donald T. Misheff * Sandra Pianalto * Andrew Teno Leslie M. Turner * Financial Experts

The Audit Committee is primarily responsible for assisting your Board with oversight of:

●  the integrity of the Company’s financial statements;

●  compliance with legal, risk management and regulatory requirements;

●  independent auditor’s qualifications and independence;

●  performance of the Company’s internal audit function and independent auditor;

●  systems of internal control with respect to the accuracy of financial records, adherence to Company policies and compliance with legal and regulatory requirements; and

●  major financial risk exposures, including risks related to cybersecurity.

The purpose of the Audit Committee’s new Compliance Oversight Sub-Committee discussed further below is to assess and implement potential changes as appropriate in your Company’s compliance program. The Audit Committee is also directly responsible for the appointment, compensation and retention of, and the oversight of the work and pre-approval of all services provided by the Company’s independent registered public accounting firm. For a complete list of responsibilities and other information, please refer to the Audit Committee Charter available on our website at www.firstenergycorp.com/charters.

Your Board appoints at least one member of the Audit Committee who, in your Board’s business judgment, is an “Audit Committee Financial Expert,” as such term is defined by the SEC. Your Board determined that Messrs. Anderson, Misheff and Ms. Pianalto meet this definition. All members of the Audit Committee are financially literate. As required by the applicable NYSE listing standards, to the extent any member of the Company’s Audit Committee simultaneously serves on the audit committee of more than three public companies, the Company will disclose on its website (www.firstenergycorp.com under the tab “Investors”, “Governance” and “Board of Directors”) your Board’s determination whether such simultaneous service impairs the ability of that individual to serve effectively on the Company’s Audit Committee. See the Audit Committee Report in this proxy statement for additional information regarding the Audit Committee.

Mr. Teno was appointed to the Audit Committee effective March 18, 2021.

19  |  FirstEnergy Corp. 2021 Proxy Statement

Compensation Committee	5 meetings in fiscal year 2020

James F. O’Neil III (Chair) Sandra Pianalto Leslie M. Turner

The Compensation Committee is primarily responsible for:

●  discharging the responsibilities of your Board relating to compensation of certain executive officers of the Company, including our CEO;

●  endorsing a compensation philosophy and objectives that support competitive pay for performance and are consistent with our corporate strategy;

●  establishing the appropriate incentive compensation and equity-based plans for our senior-level officers;

●  reviewing and discussing with our management the disclosures in the CD&A below and making a recommendation to your Board whether these disclosures should be included in the Company’s Annual Report on Form 10-K and this proxy statement; and

●  producing the Compensation Committee Report to be included in the Company’s Annual Report on Form 10-K and this proxy statement.

The Compensation Committee also reviews and, if appropriate, makes recommendations to your Board regarding the compensation and benefits of our non-employee directors. To the extent permitted under NYSE listing standards and applicable law, the Compensation Committee is authorized to delegate to one or more sub-committees. For information regarding the role of executive officers and our independent compensation consultant in determining or recommending the amount or form of executive and director compensation, see the CD&A section below. For a complete list of responsibilities and other information, refer to the Compensation Committee Charter available on our website at www.firstenergycorp.com/charters.

Mr. Pappas transitioned off of the Compensation Committee in October 2020.

Corporate Governance and Corporate Responsibility Committee	5 meetings in fiscal year 2020

Julia L. Johnson (Chair) Donald T. Misheff Thomas N. Mitchell Luis A. Reyes

The Corporate Governance and Corporate Responsibility Committee is primarily responsible for:

●  Board succession, including ensuring the appropriate balance of diversity of attributes, experience, skills, ethnicity and gender of our directors;

●  recommending Director nominees (also refer to the “Board Qualifications” section below for more details); and

●  developing and periodically reviewing our corporate governance policies.

The Committee is also directly responsible for oversight of our (i) political activities and practices and (ii) our corporate citizenship practices, including sustainability, environmental and corporate social responsibility initiatives. For a complete list of responsibilities and other information, refer to the Corporate Governance and Corporate Responsibility Committee Charter available on our website at www.firstenergycorp.com/charters.

Mr. Lynn and Mr. Pappas were appointed to the Corporate Governance and Corporate Responsibility Committee effective March 23, 2021 and April 1, 2021, respectively.

20  |  FirstEnergy Corp. 2021 Proxy Statement

Finance Committee	7 meetings in fiscal year 2020

Steven J. Demetriou (Chair) Michael J. Anderson Julia L. Johnson

The Finance Committee is primarily responsible for monitoring and overseeing the Company’s financial resources and strategies, with emphasis on those issues that are long-term in nature. For a complete list of responsibilities and other information, refer to the Finance Committee Charter available on website at www.firstenergycorp.com/charters.

Mr. Demetriou was appointed Chair of the Finance Committee and Mr. Pappas transitioned off of the Finance Committee in October 2020. Mr. Pappas has been appointed to transition back onto the Finance Committee effective April 1, 2021, and Mr. Teno was appointed to the Finance Committee effective March 23, 2021.

Operations and Safety Oversight Committee	5 meetings in fiscal year 2020

Thomas N. Mitchell (Chair) Steven J. Demetriou James F. O’Neil III Luis A. Reyes	The Operations and Safety Oversight Committee is primarily responsible for monitoring and overseeing the Company’s significant operating matters relating to the Company’s distribution and transmission facilities, and electric power generation together with the safety matters relating to such operations. For a complete list of responsibilities and other information, refer to the Operations and Safety Oversight Committee Charter available on our website at www.firstenergycorp.com/charters.

21  |  FirstEnergy Corp. 2021 Proxy Statement

Special Board Oversight Committees

Since July 2020, your Board has directed an internal investigation related to ongoing government investigations, including implementing potential changes as appropriate in your Company’s compliance program. To assist with its oversight, your Board formed the special committees discussed below.

Leslie M. Turner (Chair)

Compliance Oversight Sub-Committee of the Audit Committee is primarily responsible for assessing your Company’s corporate compliance program and overseeing the implementation of recommended enhancements, as appropriate.

●   Members: Leslie M. Turner (Chair), Julia L. Johnson, Thomas N. Mitchell, Sandra Pianalto, Luis A. Reyes and Andrew Teno

●   Two meetings in fiscal year 2020

Mr. Teno was appointed to the Compliance Oversight Sub-Committee of the Audit Committee effective March 18, 2021.

Demand Review Committee is primarily responsible for oversight of certain litigation related to the ongoing government investigations.

●   Members: Leslie M. Turner (Chair), Julia L. Johnson, Jesse A. Lynn, Sandra Pianalto and John W. Somerhalder II Two meetings in fiscal year 2020

●   One meeting in fiscal year 2020

Mr. Lynn was appointed to the Demand Review Committee effective March 18, 2021.

Donald T. Misheff (Chair)

Independent Review Committee is primarily responsible for directing an internal investigation related to ongoing government investigations.

●   Members: Donald T. Misheff (Chair), Michael J. Anderson, Steven J. Demetriou, Julia L. Johnson, Jesse A. Lynn, Thomas N. Mitchell, James F. O’Neil III, Christopher D. Pappas, Sandra Pianalto, Luis A. Reyes, John W. Somerhalder II and Leslie M. Turner

●   20 meetings in fiscal year 2020

Mr. Lynn was appointed to the Independent Review Committee effective March 18, 2021.

22  |  FirstEnergy Corp. 2021 Proxy Statement

Items to Be Voted On

Item 1	Election of Directors ✓ Your Board recommends that you vote FOR All Nominees.

You are being asked to vote for the following 14 nominees (13 current directors and one new director nominee) to serve on your Board for a term expiring at the annual meeting of shareholders in 2022 and until their successors shall have been elected: Michael J. Anderson, Steven J. Demetriou, Julia L. Johnson, Jesse A. Lynn, Donald T. Misheff, Thomas N. Mitchell, James F. O’Neil III, Christopher D. Pappas, Luis A. Reyes, John W. Somerhalder II, Steven E. Strah, Andrew Teno, Leslie M. Turner and Melvin Williams. Messrs. Somerhalder and Strah were elected to your Board effective March 1, 2021 and March 8, 2021, respectively, and are nominees for election by shareholders at the Annual Meeting. Messrs. Lynn and Teno were appointed to your Board effective March 18, 2021, pursuant to the Director Nomination Agreement and are nominees for election by shareholders at the Annual Meeting. Mr. Somerhalder and Mr. Williams were identified by a third-party search firm as potential candidates and recommended as directors by the members of our Corporate Governance and Corporate Responsibility Committee. In addition, Sandra Pianalto has not been nominated for re-election at the Annual Meeting, and her term on your Board will expire at the conclusion of the Annual Meeting.

The “Biographical Information and Qualifications of Nominees for Election as Directors” section of this proxy statement provides information for all nominees for election at the Annual Meeting. The “Board Qualifications” section of this proxy statement provides information relating to your Board’s and Corporate Governance and Corporate Responsibility Committee’s review of nominees. Your Board has no reason to believe that the persons nominated will not be available to serve after being elected. If any of these nominees would not be available to serve for any reason, shares represented by the appointed proxies will be voted either for a lesser number of directors or for another person selected by your Board. However, if the inability to serve is believed to be temporary in nature, the shares represented by the appointed proxies will be voted for that person who, if elected, will serve when able to do so.

Pursuant to the Company’s Amended and Restated Code of Regulations, at any election of directors, a nominee shall be elected to your Board only if the vote “For” the candidate exceed the votes “Against” the nominee; abstentions and broker non-votes will have no effect. Our Corporate Governance Policies also provide that in an uncontested election of directors (i.e., an election where the only nominees are those recommended by your Board), any nominee for director who receives a greater number of votes “Against” his or her election than votes “For” his or her election will promptly tender his or her resignation to the Corporate Governance and Corporate Responsibility Committee following certification of the shareholder vote. The Corporate Governance and Corporate Responsibility Committee will promptly consider the tendered resignation and will recommend to your Board whether to accept or reject the tendered resignation no later than 60 days following the date of the shareholders’ meeting at which the election occurred. In considering whether to recommend acceptance or rejection of the tendered resignation, the Corporate Governance and Corporate Responsibility Committee will consider factors deemed relevant by the committee members, including the director’s length of service, the director’s particular qualifications and contributions to the Company, the reasons underlying the majority withheld vote, if known, and whether these reasons can be cured, and compliance with stock exchange listing standards and the Corporate Governance Policies. In considering the Corporate Governance and Corporate Responsibility Committee’s recommendation, your Board will consider the factors considered by the Corporate Governance and Corporate Responsibility Committee and any such additional information and factors your Board believes to be relevant. Your Board will act on the Corporate Governance and Corporate Responsibility Committee’s recommendation no later than at its next regularly scheduled Board meeting.

Your Board Recommends That You Vote “For” All Nominees in Item 1. ✓

23  |  FirstEnergy Corp. 2021 Proxy Statement

Item 2	Ratification of the Appointment of the Independent Registered Public Accounting Firm For 2021 ✓ Your Board recommends that you vote FOR Item 2.

You are being asked to ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to examine the books and accounts of the Company for the fiscal year ending December 31, 2021. While our Amended and Restated Code of Regulations does not require shareholders to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, we are submitting the proposal for ratification as a matter of good corporate governance. However, if shareholders do not ratify the appointment, the Audit Committee will reconsider retaining PricewaterhouseCoopers LLP. Even if the appointment is ratified, the Audit Committee, at its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders. A representative of PricewaterhouseCoopers LLP is expected to attend the Annual Meeting and will be available to respond to appropriate questions and have an opportunity to make a statement if he or she wishes to do so. We refer you to the “Matters Relating to the Independent Registered Public Accounting Firm” section of this proxy statement for information regarding services performed by, and fees paid to, PricewaterhouseCoopers LLP during the years 2019 and 2020. Item 2 requires the affirmative vote of a majority of the votes cast and abstentions will have no effect. There can be no broker non-votes on Item 2 as it is considered a “routine” matter under applicable NYSE rules.

Your Board Recommends That You Vote “For” Item 2. ✓

24  |  FirstEnergy Corp. 2021 Proxy Statement

Item 3	Approve, on an Advisory Basis, Named Executive Officer Compensation ✓ Your Board recommends that you vote FOR Item 3.

The following proposal provides shareholders the opportunity to cast an advisory, non-binding vote to approve the compensation of the NEOs (a “Say-on-Pay” vote) as further described in the CD&A and the related compensation tables and narrative disclosure. This resolution is required pursuant to Section 14A of the Securities Exchange Act of 1934. Currently, the advisory vote is held annually. The next advisory vote on NEO compensation is scheduled to occur at the Company’s 2022 Annual Meeting of Shareholders. Your Board strongly supports the Company’s executive pay practices and asks shareholders to support its executive compensation program by adopting the following resolution:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the FirstEnergy Corp. Named Executive Officers, as such compensation is disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables, and the other related narrative executive compensation disclosure contained in the proxy statement.”

The primary objectives of the Company’s executive compensation program are to attract, motivate, retain, and reward the talented executives, including the NEOs, who we believe can provide the performance and leadership to achieve success in the highly complex energy industry. Our executive compensation program is centered on a pay-for-performance philosophy. After robust benchmarking and shareholder outreach, the Compensation Committee and your Board approved a number of key changes effective in 2018 and generally maintained the executive compensation program for 2019 and 2020, to better align executive pay with shareholder interests.

In deciding how to vote on this proposal, we encourage you to read the CD&A for a more detailed discussion of our executive compensation programs and practices applicable to the NEOs, beginning on page 26.

Your Board strongly believes that our compensation philosophy, in conjunction with continued shareholder outreach, is in the best interests of shareholders. We will continue to annually review and evaluate all compensation plans and programs with the goal of aligning such plans and programs with market practice and the best interests of our shareholders. Item 3 is an advisory proposal that requires the affirmative vote of a majority of the votes cast; abstentions and broker non-votes will have no effect.

Although this advisory vote is non-binding, your Board and the Compensation Committee value the views of our shareholders and expect to consider the voting results when considering future executive compensation practices for the NEOs.

Your Board Recommends That You Vote “For” Item 3. ✓

25  |  FirstEnergy Corp. 2021 Proxy Statement

Executive Compensation

Compensation Committee Report

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) with management and, based on such review and discussions, the Compensation Committee recommended to your Board that the CD&A be included (or incorporated by reference, as applicable) in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and this 2021 Proxy Statement.

Compensation Committee: James F. O’Neil III (Chair), Sandra Pianalto, and Leslie M. Turner.

Compensation Discussion and Analysis

Introduction

This CD&A provides an overview of the Company’s strategy and performance, shareholder engagement process, 2020 executive compensation programs and decisions, and initial plans for the 2021 executive compensation programs. This CD&A focuses on the compensation of our NEOs, who are as follows, for fiscal year 2020:

Named Executive Officer	Current Title
Steven E. Strah	President and Chief Executive Officer (“CEO”)
K. Jon Taylor	Senior Vice President and Chief Financial Officer (“CFO”)
Samuel L. Belcher	Senior Vice President and President, FirstEnergy Utilities
Gary D. Benz	Senior Vice President, Strategy
Christine L. Walker	Senior Vice President and Chief Human Resources Officer
Charles E. Jones	Former Chief Executive Officer
Robert P. Reffner	Former Senior Vice President and Chief Legal Officer

Key Executive Officer Transitions

On October 29, 2020, Mr. Strah became Acting CEO in addition to serving as the President of the Company, a position to which he was promoted in May 2020 after previously serving as Senior Vice President and CFO of the Company since March 2018. Mr. Strah’s appointment to Acting CEO followed the determination by the Independent Review Committee of the Board of Directors (“Independent Review Committee”) to terminate Mr. Jones as the Company’s Chief Executive Officer effective October 29, 2020. These actions by the Independent Review Committee follow the Company’s internal review related to the ongoing government investigations, the existence of which was previously disclosed in the Company’s Form 10-Q for the period ended June 30, 2020. As a result of Mr. Jones’ termination, and due to the determination that Mr. Jones violated certain Company policies and its code of conduct, all grants, awards and compensation under the Company’s short-term incentive compensation program and long-term incentive compensation program with respect to Mr. Jones that were outstanding on the date of termination have been forfeited. On March 7, 2021, the Board appointed Mr. Strah to the position of CEO of FirstEnergy, effective as of March 8, 2021. The Board also elected Mr. Strah as a Director of the Company, effective as of March 8, 2021.

In May 2020, Mr. Taylor became Senior Vice President and CFO after previously serving as Vice President, Utility Operations since April 2019. Mr. Reffner was appointed to the position of Senior Vice President and Chief Legal Officer in May 2020 after serving as Senior Vice President and General Counsel since September 2018. On November 8, 2020, Mr. Reffner was separated from the Company.

Additional Information

This CD&A uses certain capitalized terms, which are defined in the Glossary of Terms, beginning on page 53. In general, we use the term “CEO” in this CD&A to refer, generally speaking, to the individual serving as our Chief Executive Officer from time to time, including Mr. Strah in his role as Acting CEO beginning October 29, 2020. In addition, certain of the performance incentive metrics discussed and utilized in

26  |  FirstEnergy Corp. 2021 Proxy Statement

measuring pay-for-performance are based on non-GAAP figures, and the definitions for those metrics in the Glossary of Terms explain the calculation methodology to the closest GAAP measure. The Compensation Committee believes that using such non-GAAP metrics best aligns NEO incentive opportunity with Company performance, which directly supports long-term shareholder value. Use of such non-GAAP metrics are helpful to understand and evaluate performance trends when assessing pay-for-performance and are aligned with key aspects of the Company’s financial performance disclosures.

CD&A Quick Reference Guide

Key Sections	Core Topics	Page

Executive Summary	• Moving Forward • Continued Execution on the Business Plan • Looking to the Future • Shareholder Engagement and Say-on-Pay Results • Our Responses to Shareholder Feedback	28

Governance of Our Compensation Programs	• Compensation Philosophy • What We Do and Don’t Do • Role of our Compensation Committee, Management and Compensation Consultant • Benchmarking	32

Components of Total Direct Compensation Programs	• Key Elements of 2020 NEO Compensation • Compensation Mix • Determination of Compensation for 2020 - Target Compensation (Base Salary + Incentive Compensation) - Incentive Compensation Programs - FE STIP - KPIs and Weightings for FE STIP - FE LTIP • Incentive Compensation Payouts for 2020 - FE STIP Payout - FE LTIP Payouts • Outstanding Award Cycles (2019-2021 and 2020-2022) • Realized Compensation • 2021 Incentive Plan Design and Continuing NEO Compensation	37

Other Compensation Policies and Practices	• Retirement Benefits, Executive Deferred Compensation Plan (“EDCP”), Personal Benefits and Perquisites • Severance and Change in Control (“CIC”) Policies • Share Ownership Guidelines • Hedging Policies • Clawback Policy • Risk Assessment of Compensation Programs • Impact of Tax Requirements on Compensation	47
CD&A Glossary of Terms	• Key Terms and Definitions	53

27  |  FirstEnergy Corp. 2021 Proxy Statement

Executive Summary

Moving Forward

Your Board and the management team have acted with a sense of urgency to move your Company forward by taking the steps necessary to address current challenges, improve our compliance culture, and position FirstEnergy for long-term stability and success. As part of this, we are committed to strengthening every part of FirstEnergy’s business and taking the necessary steps to enhance credibility with our shareholders and other stakeholders, including our regulators and the ratings agencies.

When inappropriate conduct was discovered during the course of the internal investigation, which was led by the Independent Review Committee of the Board and outside counsel, your Board took swift and deliberate action by terminating certain members of senior management, including the chief executive officer, and, shortly thereafter, separating with the chief legal and chief ethics officers. To improve the tone at the top, the Board appointed a new acting chief executive officer, named an independent Board member as executive director and enhanced the role of Board Chair. Furthermore, in 2021, your Company externally hired an SVP and chief legal officer, a vice chairperson and executive director, and recently announced that a chief ethics and compliance officer will join your Company in mid-April. These hires will help embed a stronger culture of compliance, ethics, integrity and accountability at FirstEnergy.

In addition to strengthening the leadership team, a new Compliance Oversight Sub-Committee of our Audit Committee was formed to spearhead the Board’s assessment of FirstEnergy’s compliance program and oversee implementation of potential changes, as appropriate. This effort, led by independent director Leslie Turner, engages with outside expertise for help and best practices. To support engagement with all employees, new compliance ambassadors will be designated throughout the Company, and all non-bargaining employees have been assigned a cascading priority from President and CEO Steven E. Strah that supports our objectives around a culture of integrity, accountability, ethics and compliance. Additionally, in March 2021, the Board approved an ethics and compliance component to the 2021 FE STIP which will serve as a negative modifier at the individual level, with downward adjustment only, to reinforce that acting with ethics and integrity is at the core of how your Company operates. This addition to the incentive compensation program supports the desire for a meaningful culture change and a focus on continuing to evolve our ethics and compliance program.

With the Board’s oversight, senior management has made significant changes to your Company’s approach to governmental affairs engagement and is limiting participation in the political process. This also includes ensuring that the disclosures around your Company’s political advocacy are more robust going forward so that it is clear what efforts your Company supports and why they are supported. In March 2021, your Board voted to suspend employee contributions to the FirstEnergy Political Action Committee (FEPAC) made through automatic payroll deduction while the next steps for the FEPAC are evaluated.

We have also taken proactive steps to resolve a range of regulatory proceedings affecting our Ohio utilities. We believe resolving these matters in a comprehensive manner is a critical step to demonstrate our commitment to transparency and integrity in every aspect of our business, while also enabling FirstEnergy to remove uncertainty relating to current Ohio regulatory matters.

Continued Execution on the Business Plan

In 2020, FirstEnergy displayed strong operational performance, and we successfully executed our regulated growth strategies. Key achievements during the year include:

●

Safely and successfully managing our operations during the global pandemic while nearly 7,000 of our 12,000 employees worked from home, and others adopted new health and safety protocols. For more information about your Company’s COVID-19 response, refer to the “Human Capital Management” section beginning on page 78;

●	Driving quantifiable reliability enhancements through our customer-focused investments;

●	Advancing a regulatory framework in several service territories to support continued investments to benefit our customers, including the following:

o	Jersey Central Power & Light (“JCP&L”) implementation of forward-looking transmission rates, subject to refund;

28  |  FirstEnergy Corp. 2021 Proxy Statement

o

New Jersey Board of Public Utilities approval of our JCP&L distribution base rate case settlement agreement, which includes a $94 million increase in annual base distribution revenues for recovery of storm costs and to provide safe and reliable electric service to customers;

o	FERC approval to convert the existing stated transmission rates of Mon Power, Penelec and West Penn Power to a forward-looking formula transmission rate, effective January 1, 2021; and

o	Pennsylvania Public Utility Commission approval for Distribution System Improvement Charge waiver for Penn Power, which increased the cap from 5% to 7.5%; and

●	Completing our strategy to exit the competitive generation business with our former subsidiary’s emergence from bankruptcy on February 27, 2020.

We continue to strengthen our transmission and distribution systems through significant investments designed to improve reliability and support our customers’ evolving energy needs. We remain excited about the significant investment opportunities that will help us drive solid earnings and growth in the years ahead.

Looking to the Future

FE Forward

Your Board and executive management team are also implementing key initiatives to enhance shareholder value and reshape FirstEnergy into a more resilient, industry-leading organization of the future. This includes the company-wide FE Forward program that is expected to transform FirstEnergy in a way that provides near-term value while opening new opportunities for longer-term growth.

FE Forward was launched in the fourth quarter of 2020, to support your Company’s future growth trajectory for the benefit of shareholders and all stakeholders. In partnership with McKinsey & Company, employees across our organization are challenging organization traditions, conventional wisdom, and cultural norms. At the same time, we are focused on modernizing our business policies, management practices, processes and technology platforms. This project is expected to deliver substantial operating and capital efficiencies and improve our credit profile, while enabling your Company to reinvest in a truly modern and distinctive experience that improves customer service and satisfaction.

Key opportunities of FE Forward include:

●

Optimizing operations by expanding capabilities in areas such as strategic sourcing, inventory optimization, and commercial contract terms, and by standardizing best-in-class work management policies across the enterprise;

●

Accelerating your Company’s digital transformation by revamping customers’ online experience, automating sourcing data collection and management, and deploying advanced analytics in asset health decisions as well as vegetation management programs; and

●

Productivity improvements through system integration that puts advanced technology tools, such as mobile dashboards and remote access to asset management information, in the hands of frontline employees.

By 2024, FE Forward is projected to generate approximately $300 million in annualized capital expenditure efficiencies while continuing to hold operating expenses flat by absorbing approximately $100 million in projected increases. In addition, your Company expects to generate approximately $250 million in working capital improvements by 2022. This program includes an estimated $150 million of costs to achieve through 2023, which are expected to be self-funded through these efficiencies.

FE Forward is not a downsizing effort and there will not be any involuntary employee reductions in connection with this program. It is expected to be a significant catalyst to augment your Company’s growth potential by taking a more strategic approach to operating expenditures and reinvesting in a more diversified capital program that over the long term continues to support a smarter and cleaner electric grid.

Strategic Goals

We have established new goals for key areas of our business that support our mission to be a forward-thinking electric utility powered by a diverse team of employees committed to making customers’ lives brighter, the environment better and our communities stronger.

29  |  FirstEnergy Corp. 2021 Proxy Statement

For example, in November 2020, we published our Climate Strategy, which includes a new comprehensive and ambitious greenhouse gas emission goal. We pledged to achieve carbon neutrality by 2050 and set an interim goal for a 30% reduction in greenhouse gases within your Company’s direct operational control by 2030, based on 2019 levels. In addition, we set a fleet electrification goal beginning in 2021 as we plan 100% of new purchases for our light duty and aerial truck fleet to be electric or hybrid vehicles, creating a path to electrify 30% of a 3,500-vehicle fleet by 2030 with a goal of complete electrification of the vehicle fleet by 2050. Also, the Company’s West Virginia utility, Monongahela Power, will seek approval to construct at least 50 MWs) of solar generation.

To offer additional clarity into our future opportunities and strategies in a rapidly changing industry, we updated our Strategic Plan in January 2021. The plan reinforces our Core Values and Behaviors, which serve as the foundation for how we strive to do business. The Strategic Plan, available online at www.firstenergycorp.com/FEstrategicplan, articulates numerous goals that support our objectives and values, including our carbon neutrality pledge and specific targets related to:

●	Enhancing a culture of compliance through transparency and accountability;

●	Enabling a smarter, more resilient electric system;

●	Embracing innovation across the organization;

●	Meeting the challenges of climate change;

●

Developing a diverse and inclusive workforce, including 2025 goals to increase the number of employees and leaders from underrepresented racial and ethnic groups by 30% each and targeting 20% of our supply chain spend be with diverse suppliers;

●	Building collaborative relationships, marked by trust and respect, with all our stakeholders;

●	Strengthening your Company’s safety-first culture; and

●	Delivering strong and predictable financial results.

Shareholder Engagement and Say-on-Pay Results

Our Board and Compensation Committee recognize the seriousness of the events that occurred in 2020 and have taken actions in our 2020 incentive pay programs for members of our senior leadership team, including the continuing NEOs, as further described in the CD&A. Our Board and Compensation Committee are continuing to review the incentive programs in 2021 to appropriately reflect the Company’s needs and continue to drive shareholder value as a result of the experiences in 2020.

Our Board and management are committed to engaging our shareholders and soliciting their perspectives on key performance, compensation and governance issues. Consistent with prior years, select board members and management representatives conducted extensive outreach during 2020.

Our 2020 Say-On-Pay vote successfully passed with about 98% support, which is consistent with the vote in 2019 and an increase over the 2018 Say-On-Pay vote of 95%. Accordingly, in 2020, we continued with the design of our compensation plans and programs and did not make any substantial changes following the 2020 Say-On-Pay voting results. In an effort to align our compensation programs with the interests of shareholders, improve the relationship between pay and performance, better tie our executive compensation programs to our business strategies, and drive the right executive behaviors, the following summary of incentive design changes were proactively made to FirstEnergy’s incentive programs beginning with awards granted in 2018 and continuing for awards in 2019 and 2020.

30  |  FirstEnergy Corp. 2021 Proxy Statement

Our Responses to Shareholder Feedback

Shareholder Feedback	Actions
Shareholders want pay-for-performance alignment; metrics should drive Company strategy and long-term shareholder value

•  Programs linked to key drivers of shareholder value:

○   FE STIP tied to a funding “gate” based on Operating Earnings;

○   FE LTIP tied to Operating Earnings per Share (“Operating EPS”) and Capital Effectiveness, both of which are strong indicators of shareholder value in the utility industry; and

○   External segment reporting is consistent with the internal financial reports to regularly assess performance of the business and allocate resources.

•  Maintained FE LTIP:

○   Includes a Relative Total Shareholder Return (“RTSR”) modifier, which will increase or decrease the FE LTIP payout based on performance against companies in the S&P 500 Utilities Index to enhance link to shareholder value; and

○   Includes a TSR cap (if absolute TSR is negative over the three-year FE LTIP period, the payout will be capped at 100%).

•  Increased the stretch (maximum) payout opportunity level from 150% to 200% of target in the FE STIP in 2020 to be consistent with market practices and further align the incentive program with that of your Company’s peers.

•  Maintained current cap on FE LTIP (maximum payout 200%).

Shareholders prefer performance-based vs. time-based awards	• 100% performance-based long-term incentives, a leading practice compared to our peer groups.
Shareholders prefer 3-year cumulative vs. successive annual performance periods for the long-term incentive plans

•  Maintained 3-year cumulative goals focused on an Operating EPS KPI and 3-year Average Capital Effectiveness;

•  Maintained 3-year RTSR modifier with an absolute TSR cap; and

•  Maintained FE LTIP design with cumulative metrics instead of annual accumulation of points.

Goals need to be set rigorously and the process needs to be transparent

•  Maintained additional stretch-level performance measure through goal setting process. As an example, in the 2020 FE STIP, we added $0.04 to the stretch-level KPI Operating EPS above what was communicated to investors in November 2019;

•  Established performance levels to align pay opportunity with performance; and

•  Established goals with detailed reconciliations following an independent assessment of the rigor of incentive compensation performance goals for their reasonableness and competitiveness.

FE STIP and FE LTIP metrics should be relevant to the business and not overlapping

•  FE STIP incorporates a financial Operating Earnings goal, operational goals, safety goals, and Diversity and Inclusion (“D&I”) goals; and

•  FE LTIP incorporates 3-year cumulative Operating EPS growth and average Capital Effectiveness goals to reward the achievement of longer-term goals and to drive shareholder value.

31  |  FirstEnergy Corp. 2021 Proxy Statement

Governance of our Executive Compensation Programs

Compensation Philosophy

The primary objectives of our executive compensation programs are to:

•	Attract, retain, focus and reward talented executives who drive our success in the highly complex utility industry by offering competitive total compensation for our executives overall;

•	Promote the long-term financial health of the business, and the creation of value for the sustained benefit of shareholders, by emphasizing long-term incentives in the pay mix;

•

Seek to calibrate pay for performance to ensure the interests of our executives and shareholders are aligned, such that 50th percentile compensation is realized for strong corporate performance, above 50th percentile compensation is realized for exceptional performance, and below 50th percentile compensation is realized for below expected performance;

•	Tie executive awards to corporate results as well as to overall business unit performance to hold executives accountable for their areas of responsibility;

•	Recognize individual contributions, including individual performance, experience, and future potential in determining actual pay levels to ensure that the Company retains our most critical talent; and

•	Conduct ourselves in a way that comports with standards of good governance, consistent with creating long-term value for shareholders.

32  |  FirstEnergy Corp. 2021 Proxy Statement

What We Do and Don’t Do

We continually strive to make improvements to our executive compensation plans and programs. Below is a summary of what we do and don’t do with respect to executive compensation, the totality of which we believe aligns with the long-term interests of our shareholders and with commonly viewed best practices in the market:

What We Do	What We Don’t Do

✓   Pay-for-performance

•  FE LTIP is 100% at risk, with no solely time-based vesting requirements

•  FE STIP is 100% at risk

✓   Threshold and caps on incentive awards:

•  Threshold financial performance hurdle for Operating Earnings must be achieved before any FE STIP award is paid

•  Individual FE STIP awards capped at 200% (consistent with our peer companies)

•  Individual FE LTIP awards capped at 200% (consistent with our peer companies) and capped at 100% if absolute TSR over the performance period is negative

✓   Non-overlapping financial performance measures in our FE STIP and FE LTIP

✓   Combination of absolute and relative performance goals

✓   Robust stock ownership guidelines

✓   Clawback policy applicable to financial and reputational harm, and other detrimental activity

✓   Mitigate undue risk through compensation design, corporate policies, and effective governance

✓   Annual Say-on-Pay vote

✓   Double-trigger CIC provisions

✓   Compensation Committee comprised of only independent directors supported by an independent compensation consultant

   No executive hedging or pledging is permitted

   No employment agreements

   No tax gross-ups for our NEOs

   No repricing of underwater stock options without shareholder approval – not currently used in plan design

   No excessive perquisites

   No payment of dividend equivalents on unearned awards

   No new entrants in the SERP – SERP closed since 2014

Role of our Compensation Committee, Management and Compensation Consultant

The Compensation Committee is responsible for overseeing executive compensation and making recommendations to the Board for establishing appropriate salary and incentive compensation for our NEOs, in accordance with our compensation philosophy, while also aligning our executives’ interests with Company and business unit performance, business strategies and corporate objectives, including ESG-related goals, and drivers for growth in shareholder value. The Compensation Committee is further responsible for administering our compensation plans in a manner consistent with these objectives. In this process, the Compensation Committee evaluates information provided by its independent compensation consultant and our CEO, as discussed below. Since December 2017, the Compensation Committee has engaged the services of Farient Advisors (“Farient”) as the Compensation Committee’s independent compensation consultant. The Compensation Committee reviews the mix and level of compensation by each component individually and in the aggregate. The Compensation Committee, using tally sheets and accumulated wealth summaries, also reviews current and previously awarded but unvested compensation.

33  |  FirstEnergy Corp. 2021 Proxy Statement

Management identifies high-potential executive successors, including a focus to identify high-performing, diverse leaders. The Company’s talent philosophy is that all leaders, regardless of level, must demonstrate the ability to motivate future performance, be accountable for their behaviors and results, and enable employees to do their best every day. Executive succession is reviewed periodically by the CEO, the Senior Vice President and Chief Human Resources Officer, and the Compensation Committee. Executive succession plans are previewed by the Compensation Committee, as applicable, and with the full Board at its annual strategy retreat.

With respect to our CEO’s compensation, the Compensation Committee also annually:

●	Reviews, determines, and recommends to the Board the Company’s goals and objectives; and

●

Makes compensation recommendations to the Board for its approval or ratification based upon the CEO’s performance, competitive compensation benchmarking survey data and the utility peer group proxy data.

The Compensation Committee and Board are responsible for establishing the compensation of the NEOs. Neither the CEO nor any other NEO makes recommendations for setting his or her own compensation. The recommendation of the CEO’s compensation is determined in Compensation Committee meetings during an executive session and is presented to the independent members of your Board for review and approval. Annually, the Compensation Committee also reviews the goals and targets of the incentive compensation programs with a focus on setting challenging, but realistic, targets to drive performance and to improve shareholder value over the long term.

The CEO, with guidance from Human Resources, typically makes recommendations to the Compensation Committee with respect to the compensation of the other NEOs. The CEO possesses insight regarding individual performance, experience, future promotion potential, and intentions in retaining particular senior executives. The CEO presents his recommendations to the Compensation Committee for review. However, the Compensation Committee may modify or disregard the CEO’s recommendations. Farient, as discussed below, regularly provides market-level commentary and observations regarding compensation adjustments to the Compensation Committee.

The Compensation Committee also engages Farient to provide independent advice with respect to executive and director compensation and corporate governance matters related to executive compensation. The Compensation Committee relies on Farient’s expertise in benchmarking and familiarity with competitive compensation practices in the utility and general industry sectors. In addition, the Compensation Committee regularly requests advice from Farient concerning the design, communication, and implementation of our incentive compensation plans and other programs.

The services provided by Farient to the Compensation Committee in 2020 included:

●

Review of our compensation philosophy, including the alignment of our executive compensation practices with our compensation philosophy and assessing potential changes to address trends in market practice and shareholder expectations;

●	Review of our peer groups used for compensation benchmarking purposes for executives and directors;

●	Independent review and assessment of the rigor of incentive compensation performance goals and the goal setting process, including:

o	Evaluating historical and projected performance;

o	Reviewing analyst estimates to understand external expectations;

o	Analyzing historical and projected peer data; and

o	Calculating the probability of achievement of targets to assess the competitiveness of goals.

●	Analysis of competitive compensation practices for executives and directors within our peer groups;

●	Review of the description of our executive compensation practices in our annual proxy statement and apprising the Compensation Committee of Farient’s recommendations and necessary changes;

●	Review of share ownership guidelines;

34  |  FirstEnergy Corp. 2021 Proxy Statement

●	Review of all aspects of FE STIP and FE LTIP plan designs, including measures, weightings, leverage, and cash versus equity mix;

●	Review of our current clawback policy and alignment with competitive practice;

●	Review of CIC benefits to ensure alignment with our compensation philosophy and competitive practice;

●

Regularly informing the Compensation Committee of legislative and regulatory changes, market trends and current issues with respect to executive compensation and educating members on our processes, plans and programs;

●	Preparation for and attendance at all Compensation Committee meetings, including executive sessions, if applicable and as needed; and

●	Ad hoc analysis and research for the Compensation Committee as requested and when necessary.

Also, in November 2020, the Compensation Committee, in conjunction with Farient, reviewed Mr. Strah’s compensation and recommended to the Board for its approval a base salary increase and increase in the FE STIP award opportunity for Mr. Strah in his role as then Acting CEO.

The Compensation Committee considered representations from Farient that they were an independent consultant and that there were no conflicts of interest. The Compensation Committee assessed the independence of Farient, as required by SEC and NYSE rules and requirements. The Compensation Committee also considered and assessed relevant factors that could give rise to a potential conflict of interest with respect to Farient and their work. Based on this review, the Compensation Committee is not aware of any conflict of interest that has been raised by the work performed by Farient.

Benchmarking

The Compensation Committee uses competitive benchmarking data to evaluate compensation practices and develop compensation recommendations for each of the NEOs. The Company uses a combination of a utility peer group and a general industry peer group to determine an overall competitive total rewards package. Employee and executive compensation, executive benefits and perquisites, broad-based benefits (retirement benefits, death benefits, long-term disability and health care) and director compensation are all benchmarked against the same peer groups. The Compensation Committee uses competitive “blended” market data (in other words, the average of the revenue-regressed 50th percentile of our utility peer group and general industry peer group, referred to as the “Blended Median”) to set compensation levels, to determine any adjustment and to assess the competitiveness of the base salary, short- and long-term target incentive opportunities and total target compensation. The Compensation Committee considers a range of 80% to 120% of the Blended Median for each component of pay to be competitive.

In 2019, the Compensation Committee, in consultation with Farient, performed a comprehensive peer group review after which the peer groups for 2020 were selected. The 2020 peer groups were comprised of a utility peer group of 23 companies and a general industry peer group of 32 companies. Compared to the 2019 peer groups, WEC Energy Group was added to the utility peer group, and the general industry peer group was reviewed and reduced from 44 peers including industries whose compensation and/or business models are relatively similar to utility companies. With respect to the general industry peer group, we removed 29 peers (3M Company; Baxter International; Bristol Myers Squibb; Colgate-Palmolive; Cummins; CSX Corp.; Ecolab; Eli Lilly & Co.; Emerson Electric; General Mills; Genuine Parts; Halliburton; Illinois Tool Works; International Paper; Jabril Circuit; Kimberly Clark; Navistar International; Norfolk Southern; Northrop Grumman; Owens Corning; Paccar; Qualcomm; Raytheon; Stryker; The Mosaic Company; Union Pacific; Waste Management; Whirlpool and Xerox) and added 17 peers (Arconic; Ball Corporation; Borgwarner; Campbell Soup Company; Eastman Chemical; Fortune Brands Home Security; Hanesbrands; Harley-Davidson; Hormel Foods; Masco; PVH; Rockwell Automation; Stanley Black & Decker; Clorox; Estee Lauder; Hershey and V.F. Corporation). In addition, due to merger and acquisition activity, Arconic Inc. was removed from the general industry peer group in 2020 and replaced with Howmet Aerospace, Inc.

35  |  FirstEnergy Corp. 2021 Proxy Statement

For 2020, the general industry peer group is comprised of companies that are both larger and smaller than FirstEnergy by revenue size. The median revenue of the utility and general industry peer groups are aligned with FirstEnergy’s revenue of approximately $11 billion in 2020. The 2020 peer groups were based on the following criteria:

●

Included companies with revenues between $5.5 and $28 billion (a range of approximately 0.5 to 2.5 times our revenue) with whom we compete for talent, and which are members of the S&P 500, and participate in compensation surveys;

●	Included companies within a close geographic proximity to the Company; and

●

Excluded companies and industries whose compensation or business models significantly differ from utilities, such as financial services, health care, retail, franchise, media, and companies that are internationally headquartered.

As a result, the peer groups for 2020 included the following 23 utility peer companies and 32 general industry peer companies:

2020 Utility Peer Group
AES CORPORATION AMEREN CORPORATION AMERICAN ELECTRIC POWER CO INC CENTERPOINT ENERGY INC CMS ENERGY CORP. CONSOLIDATED EDISON, INC DOMINION RESOURCES, INC DTE ENERGY COMPANY	DUKE ENERGY CORPORATION EDISON INTERNATIONAL ENTERGY CORPORATION EVERSOURCE ENERGY EXELON CORPORATION NEXTERA ENERGY, INC NISOURCE INC NRG ENERGY, INC.	PG&E CORPORATION PPL CORPORATION PUBLIC SERVICE ENTERPRISE GROUP SEMPRA ENERGY SOUTHERN COMPANY WEC ENERGY GROUP XCEL ENERGY INC
2020 General Industry Peer Group

AIR PRODUCTS & CHEMICALS INC

ALCOA CORPORATION

AUTOMATIC DATA PROCESSING INC

BALL CORPORATION

BORGWARNER INC.

CAMPBELL SOUP COMPANY

CONAGRA BRANDS, INC

EASTMAN CHEMICAL COMPANY

EATON CORPORATION

FORTUNE BRANDS HOME & SECURITY, INC.

HANESBRANDS, INC.

HARLEY-DAVIDSON, INC.

HONEYWELL INTERNATIONAL INC

HORMEL FOODS CORPORATION

HOWMET AEROSPACE, INC.

KELLOGG COMPANY

L 3 HARRIS TECHNOLOGIES, INC

MASCO CORPORATION

ONEOK INC

PARKER HANNIFIN CORP

PPG INDUSTRIES INC

PVH CORP

ROCKWELL AUTOMATION, INC.

STANLEY BLACK & DECKER, INC.

TEXTRON INC

THE CLOROX COMPANY

THE ESTEE LAUDER COMPANIES INC.

THE GOODYEAR TIRE & RUBBER CO

THE HERSHEY COMPANY

THE PROGRESSIVE CORPORATION

THE SHERWIN WILLIAMS COMPANY

V.F.CORPORATION

In February 2020, at the Compensation Committee’s request, Farient collected benchmark compensation data for our peer companies based on Willis Towers Watson executive surveys and AonHewitt’s Total Compensation Measurement database, and determined that our executives’ total direct compensation, in the aggregate, continues to be positioned at approximately the 50th percentile of the market. The total compensation for our NEOs (excluding Mr. Strah since he was promoted into an Acting CEO role in October 2020), in the aggregate, was 96% of the Blended Median, which is within the competitive range of 80% to 120%.

36  |  FirstEnergy Corp. 2021 Proxy Statement

Components of Total Direct Compensation Programs

Key Elements of 2020 NEO Compensation

The key elements of our NEO compensation program to attract, retain and motivate key executive leaders are described below:

Element	Description	Key Characteristics and Considerations

Base Salary	Bi-weekly, fixed cash compensation designed to reward past performance and motivate strong performance in the future

•  The Compensation Committee uses the Blended Median to set base salary levels and determine any adjustments

•  Other factors including individual experience, performance, impact by role, and recent compensation adjustments for the NEO may also be considered

•  The Compensation Committee, CEO and Board annually review each NEO’s base salary

FE Short-Term Incentive Program (FE STIP)	Variable cash compensation designed to reward the achievement of near-term corporate and business unit objectives based on financial, operational, safety and D&I performance measures, including ESG-related goals

•  The Compensation Committee uses the Blended Median to set target opportunity levels

•  Completely at-risk compensation and 100% performance-based

•  Payouts may range from 0% to 200% of target opportunity levels

•  For 2020, the FE STIP goals included:

○   Financial: Operating Earnings and business unit financial performance

○   Operational: Includes a mix of customer, reliability and environmental operating metrics

○   Safety: Includes Life Changing Events (“LCE”) and Days Away/Restricted or Job Transfer Rate (“DART Rate”)

○   D&I: Includes metrics for diverse succession planning, diverse professional hiring, and improvement on inclusion survey scoring

•  A threshold financial performance hurdle must be reached based on Operating Earnings (as defined below on page 53)

•  Weighted 50%-70% for corporate financial performance and 30%-50% for operational performance, including safety and D&I

FE Long-Term Incentive Program (FE LTIP)	Variable cash and equity compensation designed to reward the achievement of longer-term goals and drive shareholder value and growth

•  The Compensation Committee uses the Blended Median to set target opportunity levels

•  Completely at-risk compensation and 100% performance-based consisting of performance-adjusted RSUs

•  Comprised entirely of performance-adjusted RSUs with 2/3 of the earned award payable in stock and 1/3 of the earned award payable in cash

•  The 2020-2022 cycle of the FE LTIP will vest, if at all, after a three-year performance period based on the achievement of two financial KPIs over the performance period, which are weighted equally:

○   Operating EPS Growth (cumulative)

○   Average Capital Effectiveness

•  RTSR modifier may increase or decrease payout up to 25% based on performance against companies within the S&P 500 Utility Index

○   Includes a payout cap (100% target) if absolute TSR is negative over the three-year performance period

•  Payouts may range from 0% to 200% of target opportunity levels

37  |  FirstEnergy Corp. 2021 Proxy Statement

Compensation Mix

We review our compensation philosophy, pay mix and pay vehicles for our NEOs annually to ensure that they support our strategy and align with shareholder interests. The Compensation Committee sets NEO overall compensation levels consistent with the Blended Median, but provides a greater portion of target pay in the form of performance-based FE LTIP awards compared to our peer groups. Under our compensation design, the percentage of pay that is based on performance increases as a NEO’s responsibilities increase. The charts below illustrate the annual base salary rate, FE STIP and FE LTIP, of which approximately 87% of the Former CEO’s total target pay, 79% of the then Acting CEO’s total target pay and 72% of our other NEOs’ average target pay was performance-based, and approximately 72% of the Former CEO’s total target pay, 58% of the then Acting CEO’s total target pay and 53% of our other NEOs’ average target pay was predicated on long-term performance, based on each NEO’s final 2020 total target pay levels as described in the “2020 Target Compensation (Base Salary + Incentive Compensation)” section below. For the continuing NEOs, the values shown are effective as of December 31, 2020 (“FYE”).

Former CEO 2020 Pay Mix at Target	Acting CEO (as of FYE) 2020 Pay Mix at Target	Other NEOs 2020 Pay Mix at Target

Determination of Compensation for 2020

Target Compensation (Base Salary + Incentive Compensation)

In December 2019, the Compensation Committee reviewed a competitive benchmarking analysis prepared by Farient. This report assessed each NEO’s compensation levels and mix against the Blended Median. In February 2020, the Committee decided, with input from management, to approve increases in compensation for certain NEOs and other executive officers to continue to align with the Blended Median, in the aggregate (within the 80% to 120% competitive range).

For 2020, target opportunities continued to be set at or near the Blended Median of our peer groups. As of December 31, 2020, target compensation levels for the continuing NEOs were as follows:

Executive	2020 Base Salary	2020 Target Opportunity FE STIP (% of Salary)	2020 Target Opportunity FE LTIP Awards (% of Salary)(6)	2020 Target Total Compensation

Steven E. Strah(1)	$950,000	100%	275%	$4,512,500

K. Jon Taylor(2)	$600,000	75%	225%	$2,400,000

Samuel L. Belcher(3)	$650,000	75%	235%	$2,665,000

Gary D. Benz(3)	$410,000	65%	165%	$1,353,000

Christine L. Walker(3)	$410,000	60%	130%	$1,189,000

Charles E. Jones (4)	—	—	—	—

Robert P. Reffner(5)	—	—	—	—

(1)

Reflects annualized base salary rate and target opportunity levels as a percent of base salary in effect following Mr. Strah’s promotion from President, FE Corp. to President and Acting CEO in October 2020. In February 2020, while Mr. Strah served as SVP and CFO, he received an increase from $650,000 to $675,000 in annualized base salary rate, 80% to 85% in FE STIP target opportunity level, and 235% to 245% in FE LTIP target opportunity level. Following his promotion to

38  |  FirstEnergy Corp. 2021 Proxy Statement

President, FE Corp. in May 2020, Mr. Strah received an increase from $675,000 to $800,000 in his annualized base salary rate, 85% to 90% in FE STIP target opportunity level and 245% to 275% in FE LTIP target opportunity level.
(2)

Reflects annualized base salary rate and target opportunity levels as a percent of base salary in effect following Mr. Taylor’s promotion from VP, Utility Operations to SVP and CFO in May 2020. In February 2020, while Mr. Taylor served as VP, Utility Operations, he received an increase from $378,000 to $405,000 in base salary rate, and 120% to 175% in FE LTIP target opportunity level.

(3)

Reflects annualized base salary rates and target opportunity levels as a percent of base salary in effect following increases in February 2020. Prior to their increases, the annual base salary rates were $610,000 for Mr. Belcher, $401,000 for Mr. Benz and $380,000 for Ms. Walker, and FE STIP and FE LTIP target opportunity levels were 75% and 215% for Mr. Belcher, 65% and 165% for Mr. Benz, and 55% and 110% for Ms. Walker, respectively.

(4)

Mr. Jones’ annualized base salary rate and FE STIP and FE LTIP target opportunity levels as a percent of base salary as in effect prior to his termination on October 29, 2020 were $1,133,000, 115% and 545%, respectively.

(5)

Mr. Reffner’s annualized base salary rate and FE STIP and FE LTIP target opportunity levels as a percent of base salary in effect prior to his separation on November 8, 2020 and following his promotion from SVP and General Counsel to SVP and Chief Legal Officer in May 2020 were $625,000, 75% and 225%, respectively. In February 2020, while Mr. Reffner served as SVP and General Counsel, he received an increase from $550,000 to $580,000 in annualized base salary rate, and 175% to 200% in FE LTIP target opportunity level.

(6)	All FE LTIP awards, if earned, are paid 1/3 in cash and 2/3 in stock.

The maximum payout under both the FE STIP and FE LTIP is 200% of an individual’s target opportunity. However, unlike market practices, the FE LTIP is 100% performance-based and does not contain any time-based components. The NEOs may earn nothing or may receive payments that are below their target opportunities, for the incentive awards if the Company falls short of its pre-established goals or may earn above their target opportunities if the Company performs above its pre-established goals. Except in limited circumstances as described in the plan documents, the Compensation Committee may use discretion to make adjustments to awards based on a formula or on a discretionary basis.

Incentive Compensation Programs

Shareholders previously approved the 2007 Incentive Plan and 2015 Incentive Compensation Plan, and in May 2020, shareholders approved the new 2020 Incentive Compensation Plan (together, the “Incentive Compensation Plans”). The purpose of the Incentive Compensation Plans is to promote the success of FirstEnergy by providing incentives to certain employees and directors that link their personal interests to both short-term performance on key metrics and the long-term financial success of your Company to increase shareholder value, providing for various types of awards including equity and equity-based awards and cash-based awards.

The Compensation Committee, with support from Farient, conducted its annual goal rigor analysis to establish the goal ranges for the 2020 FE STIP and FE LTIP awards. In setting the goals, the Compensation Committee considers prior year results, company performance, and strategic accomplishments for the year and over the long-term, on both a relative and absolute basis. The Compensation Committee expects goals that are realistic but challenging and that drive differentiating performance year-over-year.

FE STIP

The FE STIP provides annual cash awards to executives whose contributions support the achievement of your Company’s identified financial and operational KPI goals, which are linked to the Company’s business strategy and corporate objectives, including ESG-related goals. The Compensation Committee annually reviews the goals and targets with a focus on setting challenging but realistic targets that are intended to align with shareholder value.

The Compensation Committee annually establishes the KPIs under the FE STIP that must be satisfied for a NEO to receive an award for such performance period and recommends that the Board approve the relative weightings for each KPI with respect to each participating NEO. The Compensation Committee recommended, and the Board approved, the following design elements for the 2020 FE STIP:

●	Increase the stretch (maximum) payout opportunity level from 150% to 200% of target to be consistent with market practices and further align the incentive program with that of your Company’s peers;

●	Preserve focus on an Operating Earnings KPI, as compared to the Operating EPS goal maintained in the FE LTIP;

39  |  FirstEnergy Corp. 2021 Proxy Statement

●	Maintain weighting of safety metrics at 15% in FE STIP to promote a Company-wide safety Core Value;

o	Increased the weightings of DART Rate and LCEs from 5% to 7.5% each while eliminating Occupational Safety and Health Administration (“OSHA”) Recordable Incidents as a metric in 2020; and

o

While OSHA recordable incidents remain an important measure of the safety culture, it was removed as a KPI since it is not fully aligned with your Company’s proactive focus on reducing exposure and eliminating serious, life-changing events and injuries;

●	Continue use of a financial performance threshold for the FE STIP requiring that financial performance as measured by Operating Earnings is met before operational performance is rewarded; and

●	Maintain weighting of D&I KPI goals at 15%;

o	The Compensation Committee increased the weighting from 10% to 15% in 2019. The same goals have been maintained since 2018.

FE STIP payouts are driven by financial, operating, safety, and D&I metrics, with 70% of the then Acting CEO’s opportunity and 50-60% of the other NEOs’ opportunities tied to corporate and business unit financial performance and the remaining opportunities tied to operating, safety and D&I metrics. For 2020, the Operating Earnings threshold of $1,301 million, including the cost of the STIP payments, must be achieved before a payout is made.

40  |  FirstEnergy Corp. 2021 Proxy Statement

KPIs and Weightings for FE STIP

The Compensation Committee reviewed, and the Board approved, the FE STIP performance metrics and weightings for each of the NEOs in December 2019. For 2020, the NEOs had the following metrics and weightings.

KPI Measures	Rationale	Acting CEO (As of FYE)(1)(2)	All Other NEOs
Financial
Operating Earnings	• Drives shareholder value while providing greater focus on driving the Regulated Distribution and Regulated Transmission businesses • Increases in Operating Earnings indicate growth and efficiency of the business • Provides a consistent and comparable measure of performance to help shareholders understand performance trends	70%	60% (50% for Belcher only)[3]
Operational
Systemwide O&M	• Monitors spending and focuses on overall cash flow and liquidity within the regulated distribution, regulated transmission and Corporate non-deferred labor	N/A	10% (Belcher only)[3]
Operations Index	• Based on five key operating metrics equally weighted • Focused on customer service, reliability and environmental metrics that drive the Company’s long-term success		10%
Safety
Systemwide DART	• A Core Value of the Company • Measured for the Company and each business unit • Based on two key metrics that are equally weighted: systemwide LCEs and DART Rate • Safety metrics include LCEs and DART Rate to consider severity of injuries and drive better conversations with employees • Fatality Reduction Rule applies – in the event of a fatality of any employee, other than certain no-fault fatalities, there will be no payout on the Safety KPI as part of the FE STIP	15%
Systemwide LCEs
Diversity & Inclusion
Diversity and Inclusion Index	• Integral part of a successful revenue generating business and innovation • Based on three key metrics that are equally weighted • Measures diverse succession planning, diverse hiring, and improvement on inclusion survey scoring	15%

(1)

Prior to his promotion to President and Acting CEO, Mr. Strah’s weighting for the Operating Earnings and Operations Index KPIs were 60% and 15%, respectively while serving as Senior Vice President and CFO. Final STIP payout is prorated to reflect the number of days served in each role throughout the year.

(2)	Represent Mr. Jones’ weightings while serving as CEO.

41  |  FirstEnergy Corp. 2021 Proxy Statement

(3)

Prior to his promotion to Senior Vice President and CFO, Mr. Taylor’s weightings for the Operating Earnings and Systemwide O&M KPIs were 50% and 10%, respectively while serving as Vice President, Utility Operations. Final STIP payout is prorated to reflect the number of days served in each role throughout the year.

Threshold, target, and stretch levels are established for the KPIs based on Operating Earnings and achieving continuous improvement in safety and operational performance. All threshold, target and stretch goals were set at equal or more rigorous levels in 2020 compared to 2019. In 2020, the threshold, target, and stretch levels under the FE STIP for the NEOs were (dollars in millions):

2020 FE STIP Goal Ranges(1)
2020 KPI Measures	Threshold	Target	Stretch

Financial
Operating Earnings	$1,301	$1,356	$1,431
Operational
Systemwide O&M (Taylor and Belcher only)	$1,427	$1,413	$1,385
Operations Index	2.50	5.00	7.50
Safety
Systemwide LCE	2	1	0
Systemwide DART Rate	0.67	0.36	0.22
Diversity and Inclusion
Diversity & Inclusion Index	1.50	3.00	4.50

(1)	Interpolated for performance between discrete points. Refer to page 43 for details regarding 2020 payout.

FE LTIP

The 2020 FE LTIP design was maintained to include financial goals including a cumulative three-year performance period for measuring goals, and maintaining a relative shareholder performance measure. See the chart below on page 43, which identifies the KPI measures under the 2020 FE LTIP for more information.

The FE LTIP is comprised entirely of performance-adjusted RSUs with 2/3 of the earned award payable in Company stock and 1/3 of the earned award payable in cash. Both the stock-settled and cash-settled portions of the performance-adjusted RSU awards have a minimum payout of 0% and a maximum payout of 200% based on a formulaic structure where actual performance results are evaluated against the threshold, target and stretch performance goals over a three-year performance period. Performance results are interpolated on a straight-line basis between the minimum payout and maximum payout. The RTSR modifier is applied to the formulaic result for the payout percentage to determine the final payout amount.

The Compensation Committee and Board approved the FE LTIP grants at their regularly scheduled meeting in February 2020. For 2020, the grant date for performance-adjusted RSUs for both the stock-settled and cash-settled portions of the awards was March 1, 2020. We use the target FE LTIP award by individual divided by the average of the high and low prices of our common stock as of the date of grant to determine the number of units comprising each NEO’s award of performance-adjusted RSUs. Any equity grants awarded or vesting near an earnings announcement or other market event are coincidental.

The “Grants of Plan-Based Awards in Fiscal Year 2020” table provides the target number of performance-adjusted RSUs granted to each NEO in 2020 based on the percentage of base salary as described earlier in the CD&A. Additional details regarding the 2020-2022 LTIP grants are provided in the narrative following the “Grants of Plan-Based Awards in Fiscal Year 2020” table.

The 2020 FE LTIP uses two performance measures, weighted equally: Cumulative Operating EPS and Average Capital Effectiveness. These performance measures support continued financial improvement and increase focus on earnings across the Company’s Regulated Distribution and Regulated Transmission businesses. This creates a direct line of sight for executives to balance the value of our investments with the earnings they produce and drives shareholder value. In addition, Average Capital Effectiveness measures the financial effectiveness of investment in operational assets over the performance period. A high ratio

42  |  FirstEnergy Corp. 2021 Proxy Statement

indicates the business generates larger returns on its investment in operational assets and vice versa. The KPIs used for performance-adjusted RSUs under the FE LTIP in 2020 were based on:

Program	KPI Measures	Rationale
FE LTIP	Cumulative Operating EPS	A non-GAAP measure of the financial performance of business units’ contribution to Operating Earnings growth over the 2020-2022 cycle.
	Average Capital Effectiveness	A non-GAAP measure of the financial return effectiveness on our capital investment in operational assets of the business units’ over the 2020-2022 cycle.

The performance goals for the 2020-2022 performance period are based on:

2020 FE LTIP Goal Ranges

2020 Financial KPIs	Threshold	Target	Stretch
Cumulative Operating EPS	$7.57	$7.84	$8.15
Average Capital Effectiveness	4.00%	4.15%	4.31%

The RTSR modifier is calculated over the three-year performance period as compared against the S&P 500 Utility Index. The modifier operates as follows:

●	Plus 25%, up to the maximum of 200%, will be earned if upper quartile RTSR performance is achieved;

●	Minus 25%, if lower quartile RTSR performance is achieved; and

●	Between the lower and upper quartile RTSR performance, a straight-line interpolation will be utilized to determine the modifier percentage.

If the Company’s absolute TSR is negative for the three-year cumulative performance period of 2020-2022, the LTIP awards will be capped at a target opportunity level of payout (100%).

Incentive Compensation Payouts for 2020

FE STIP Payout

In February 2021, based on actual 2020 KPI results, the Compensation Committee recommended, and the independent members of the Board approved, the following 2020 short-term incentive KPI results for our NEOs:

2020 FE STIP Results
2020 KPI Measures	Threshold	Target	Stretch	Actual Results	Payout Results

Financial
Operating Earnings	$1,301	$1,356	$1,431	$1,381	Between Target and Stretch
Operational
Systemwide O&M (Taylor and Belcher only)	$1,427	$1,413	$1,385	$1,447	Below Threshold
Operations Index	2.50	5.00	7.50	5.86	Between Target and Stretch
Safety
Systemwide LCE	2	1	0	0	Meets Stretch
Systemwide DART Rate	0.67	0.36	0.22	0.36	Meets Target
Diversity and Inclusion
Diversity & Inclusion Index	1.50	3.00	4.50	3.72	Between Target and Stretch

43  |  FirstEnergy Corp. 2021 Proxy Statement

On February 5, 2021, the Board exercised negative discretion to cap the FE STIP payout for 2020 at 100% of target opportunity for the senior leadership team, which includes our continuing NEOs, instead of paying for actual performance results at 138.1% of target opportunity for each NEO (other than Mr. Taylor and Mr. Belcher for whom payout for actual performance results would have been at 133.6% and 124.8% of target opportunity, respectively). While the Board continues to show strong support for our leadership team, the Board’s decision to cap payouts resulted from the current situation facing the Company, including the cultural and tone at the top issues the senior leadership team continues to address.

Additionally, with respect to FE STIP compensation, the FE STIP Policy states that, “The Compensation Committee retains the discretion to adjust the STIP payouts downward/upward without the participant’s consent regardless of the Company’s actual performance against the Corporate Financial and Operational Key Performance Indicators, either on a formula or discretionary basis or a combination of the two, as the Compensation Committee determines in its sole discretion.” On February 4, 2021, the Compensation Committee considered whether to pay the FE STIP to Mr. Reffner and resolved to exercise its negative discretion to reduce final payouts to zero as a result of the events leading to his separation. These decisions resulted in the following 2020 short-term incentive award payouts for our NEOs:

Executive	2020 Base Salary	2020 STIP Award Payout-Based on Actual Performance ($)	2020 STIP Award – Actual Payout ($)	Payout Impact as a Result of Negative Discretion ($)	Actual Payout as a % of Base Salary

Steven E. Strah	$950,000	$1,176,969	$852,146	($324,823)	90%
K. Jon Taylor	$600,000	$553,822	$414,591	($139,231)	69%
Samuel L. Belcher	$650,000	$608,425	$487,501	($120,924)	75%
Gary D. Benz	$410,000	$368,139	$266,501	($101,638)	65%
Christine L. Walker	$410,000	$339,819	$246,000	($93,819)	60%
Charles E. Jones(1)	$1,133,000	$0	$0	$0	0%
Robert P. Reffner(2)	$625,000	$0	$0	$0	0%

(1)	Mr. Jones’ FE STIP payout was forfeited due to his termination.
(2)	The Compensation Committee considered whether to pay the FE STIP to Mr. Reffner and resolved to exercise its negative discretion to reduce the FE STIP payout to zero.

FE LTIP Payouts

The FE LTIP for the 2018-2020 cycle used a similar design as the 2019-2021 and 2020-2022 cycles (see “Outstanding Award Cycles (2019-2021 and 2020-2022)” below). Beginning with the 2018-2020 LTIP cycle, the Committee approved an incentive structure that measures actual performance against threshold, target and stretch goals based on 3-year cumulative and average goals over the performance period.

The 2018-2020 FE LTIP was comprised of the following two performance measures, weighted equally: Cumulative Operating EPS and Average Capital Effectiveness.

Additionally, FirstEnergy’s three-year annualized RTSR ranked at the 28th percentile relative to the S&P 500 Utility Index during the 2018-2020 performance cycle, which triggered the RTSR modifier and resulted in an interpolated result that reduced the final LTIP payout by 22% for all plan participants. Based on the average of FirstEnergy stock prices for December 2020, the average stock price with reinvested dividends of $33.31 was greater than the average stock price in December 2017 of $31.82 needed to pay the 2018-2020 LTIP cycle as earned (capped at 200%). As a result, the absolute TSR modifier did not apply to the 2018-2020 cycle payout.

44  |  FirstEnergy Corp. 2021 Proxy Statement

Below is a summary of the results for the 2018-2020 cumulative performance period:

2018-2020 FE LTIP Results
KPI Measures	Threshold	Target	Stretch	Actual Results	Payout Results
Cumulative Operating EPS	$6.47	$7.00	$7.59	$7.44	Between Target and Stretch
Average Capital Effectiveness	3.87%	4.19%	4.54%	4.40%	Between Target and Stretch

Based on the results of the two performance measures and the RTSR modifier for the 2018-2020 cycle described above, the Board approved the payout at 146% of target payout opportunity, plus dividend equivalents, for our continuing NEOs. The Board did not permit any KPI exceptions for the senior leadership team, including the NEOs, related to the Company’s partial settlement with the Ohio Attorney General and the cities of Columbus and Cincinnati regarding decoupling. In March 2021, the performance-adjusted RSUs granted in 2018 were paid in shares of our common stock and cash respectively as follows: Mr. Strah: 47,916 shares and $802,805; Mr. Taylor: 14,650 shares and $247,017; Mr. Belcher: 34,488 shares and $581,519; Mr. Benz: 20,758 shares and $350,026; Ms. Walker: 8,043 shares and $132,943.

For Mr. Jones, the performance-adjusted RSUs for the 2018-2020 cycle as well as the outstanding 2019-2021 and 2020-2022 cycles were forfeited due to his termination from the Company effective October 29, 2020. Additionally, the Performance-Adjusted Restricted Stock Unit (RSU) award agreements for the LTIP awards for Mr. Reffner state that, “Notwithstanding any provision in this Agreement or the Plan to the contrary, the Committee shall retain the discretion to adjust the number of RSUs that vest under this Agreement without the Grantee’s consent, notwithstanding the Company’s actual performance against the Performance Goals, either on a formula or discretionary basis or a combination of the two, as the Committee determines in its sole discretion.” On February 4, 2021, the Compensation Committee considered whether to pay the FE LTIP to Mr. Reffner and resolved to exercise its negative discretion to reduce final payouts with respect to the performance-adjusted RSUs for the 2018-2020 cycle as well as the outstanding 2019-2021 and 2020-2022 cycles to zero as a result of the events leading to his separation.

Restricted Stock Award Vesting for Mr. Belcher

On September 15, 2015, Mr. Belcher was awarded a restricted stock award under the FirstEnergy Corp. 2015 Incentive Compensation Plan upon his promotion to President & Chief Nuclear Officer, FirstEnergy Nuclear Operating Co (“FENOC”). This award vested 50% on March 8, 2020 with respect to 12,279 shares at a value of $561,289. The remaining 50% of this award will vest on March 8, 2025.

Outstanding Award Cycles (2019-2021 and 2020-2022)

The NEOs were granted the following number of target RSUs (rounded) in 2019 and 2020 for each three-year FE LTIP cycle, respectively. Although dividend equivalents accrue and are reinvested throughout the performance period, subject to the same restrictions and performance conditions of the underlying awards, they are excluded in the tables below.

Number of Performance-Based RSUs Granted At Target

Executive	Number of Cash-Settled RSUs granted for the 2019-2021 Cycle	Number of Stock-Settled RSUs granted for the 2019-2021 Cycle	Total RSUs granted for the 2019-2021 Cycle	Number of Cash-Settled RSUs granted for the 2020-2022 Cycle	Number of Stock-Based RSUs granted for the 2020-2022 Cycle	Total RSUs granted for the 2020-2022 Cycle

Steven E. Strah	12,448	25,056	37,504	12,466	24,781	37,247

K. Jon Taylor	3,712	7,425	11,137	5,291	10,673	15,964

Samuel L. Belcher	10,783	21,417	32,200	11,419	22,985	34,404

Gary D. Benz	5,415	10,830	16,245	5,079	10,158	15,237

Christine L. Walker	3,316	6,542	9,858	3,971	8,034	12,005

45  |  FirstEnergy Corp. 2021 Proxy Statement

Given that the 2019-2021 and 2020-2022 cycles of performance-adjusted RSUs are based on three-year cumulative metrics, the performance and actual payout is unknown at this time. For Mr. Jones and Mr. Reffner, the original number of RSUs granted for each FE LTIP cycle in 2019 and 2020 are as follows: Mr. Jones: 151,605 and 139,073; and Mr. Reffner: 23,632 and 26,126. As a result of Mr. Jones’ termination from the Company effective October 29, 2020, the RSUs for both the 2019-2021 and 2020-2022 cycles have been forfeited. As a result of the events leading to Mr. Reffner’s separation from the Company effective November 8, 2020, the Compensation Committee resolved to exercise its negative discretion to reduce final payouts with respect to the performance-adjusted RSUs outstanding for the 2019-2021 and 2020-2022 cycles to zero.

Realized Compensation

We provide this alternative view of compensation paid to the continuing NEOs as a supplement to, but not as a substitute for, the Summary Compensation Table (“SCT”) because this realized compensation table below illustrates the way our Compensation Committee views the actual compensation earned or received by our continuing NEOs in 2020 under the FE STIP, and the 2018-2020 cycle of the FE LTIP.

Based on the Board’s decision to exercise negative discretion, all continuing NEOs FE STIP payments were capped at 100% of target opportunity.

The table below summarizes realized compensation in 2020 for our continuing NEOs:

Executive	2020 Earned Salary	2020 FE STIP (Paid in 2021)	Performance- Adjusted RSUs (Earned in three- year period ended in 2020, Paid in 2021)	Restricted Stock Award (Vested in 2020)	Total 2020 Realized Compensation
Steven E. Strah	$776,058	$852,146	$2,418,772	N/A	$4,046,976
K. Jon Taylor	$521,807	$414,591	$741,088	N/A	$1,677,486
Samuel L. Belcher	$647,132	$487,501	$1,744,627	$561,289(1)	$3,440,549
Gary D. Benz	$410,804	$266,501	$1,050,090	N/A	$1,727,395
Christine L. Walker	$407,423	$246,000	$404,193	N/A	$1,057,616

(1)	Reflects the value of Mr. Belcher’s restricted stock award in which 50% of the award vested on March 8, 2020 as discussed on page 45.

2021 Incentive Plan Design and Continuing NEO Compensation

Following substantial changes to our short-term and long-term incentive compensation programs in 2018 as well as strong Say-on-Pay voting results, the Company has maintained the same general structure and design for both of our incentive compensation programs through 2020, for the NEOs listed below. The 2021 design and goals of our incentive compensation programs have a similar structure to that of prior years with a few key modifications to support a meaningful culture change and attention to compliance and ethics, place additional emphasis on the Company’s cash flow performance and reinforce our continued focus on ensuring pay-for-performance alignment. In March 2021, your Board approved an ethics and compliance modifier as well as a new financial KPI centered around FirstEnergy’s cash flow for the 2021 FE STIP. The ethics and compliance modifier will serve as a negative modifier at the individual level, with downward adjustments only, that can range from 0% and 100%. The FirstEnergy Cash Flow KPI is intended to drive additional organizational focus on the cash generated from our business as well as optimizing working capital and reinforces the importance of conserving and managing cash. While still an important measure of the Company’s financial discipline, an O&M KPI will not be included in the 2021 FE STIP following the addition of the new financial KPI.

An additional adjustment for the 2021 FE STIP consists of revisions to the D&I Index. Since its inclusion as a KPI in 2018, the D&I Index has maintained the same goals and the Company has continued to improve its performance against the metric through 2019 and 2020. For 2021, the D&I Index has evolved to drive accelerated improvement in achieving our workforce aspirations and advancement for diverse groups with an enhanced focus on racial/ethnic diversity. The 2021 FE STIP includes racially/ethnically diverse

46  |  FirstEnergy Corp. 2021 Proxy Statement

performance gates for the succession planning and hiring components of the D&I Index to ensure continued progress in these two areas.

The FE LTIP generally maintains the current incentive compensation program structure for the 2021-2023 cycle. However, the threshold payout will decrease from 50% to 25% of target with the maximum payout remaining at 200%. This change is consistent with market practices and more closely aligns our LTIP with that of our peers. While the 2021-2023 FE LTIP cycle will continue to use cumulative Operating EPS and Average Capital Effectiveness as two equally weighted KPIs, the RTSR modifier for this cycle will adjust final LTIP payouts by up to 25%, plus or minus, based on the performance of our stock compared to our utility peers between the 25th and 85th percentiles. The 85th percentile level is a higher hurdle to achieve than the level applicable in previous cycles (which was the 75th percentile) and again, more closely aligns with the performance required by our peers. The 2021 FE LTIP payout will continue to be capped at 100% of target if our absolute TSR is negative over the three-year performance period.

For 2021, target opportunities continue to be set at or near the Blended Median of our peer groups. 2021 target compensation levels for the continuing NEOs are as follows:

Executive	2021 Base Salary Rate	2021 STIP (as a % of Base Salary)	2021 LTIP (as a % of Base Salary)
Steven E. Strah	$1,100,000	115%	450%
K. Jon Taylor	$675,000	85%	250%
Samuel L. Belcher	$700,000	75%	250%
Gary D. Benz	$410,000	65%	165%
Christine L. Walker	$440,000	60%	130%

In February 2021, your Board approved increases in compensation for certain NEOs and other executive officers given the successful achievement of several strategic initiatives in 2020 and changes in market data provided by our independent consultant. The Board was supportive of pay increases for Messrs. Strah and Taylor following their promotions to President and Acting CEO in October 2020 and SVP and CFO in May 2020, respectively. The Board was also supportive of pay increases for Mr. Belcher and Ms. Walker, given that they continue to perform well in their respective positions, and such increases will continue to move them toward the Blended Median. Despite demonstrating strong performance in 2020, no pay increases were recommended for Mr. Benz as his total target compensation is currently well positioned above the Blended Median. In March 2021, following Mr. Strah’s promotion to President and CEO, the Board approved base pay and incentive target increases that position Mr. Strah below the Blended Median and appropriately as a new CEO. The Board also elected Mr. Strah as a Director of the Company, effective as of March 8, 2021.

Other Compensation Policies and Practices

Retirement Benefits

We offer retirement benefits to our NEOs through our qualified and nonqualified supplemental plans under the FirstEnergy Corp. Pension Plan and the EDCP, respectively. The qualified plan benefit historically has been based on earnings, length of service, and age at retirement and is considered a defined benefit plan under the IRC. The qualified plan benefit is subject to applicable federal and plan limits. The EDCP is designed to provide a benefit to executives that is competitive and comparable to that for our general employee population.

Additionally, Mr. Jones was a participant in the Supplemental Executive Retirement Plan (“SERP”). No other NEOs are participants in the SERP. In 2014, the SERP was formally closed to new entrants to better align our executive retirement benefits with current market practices. Historically, participation in the SERP was provided to certain key executives as part of the integrated compensation program intended to attract, focus, motivate, and retain top executives who are in positions to make significant contributions to our business. As of December 31, 2020, there are no active employees who are participants in the SERP. Pursuant to a historical arrangement upon their hire, Mr. Belcher is (and Mr. Reffner was) eligible to be credited with five years of additional service for purposes of calculating the nonqualified supplemental pension benefit. For more information, refer to the “Pension Benefits as of December 31, 2020” table on page 62. Retirement benefits for the NEOs are further discussed in the narrative section following the Pension Benefits table later in this proxy statement.

47  |  FirstEnergy Corp. 2021 Proxy Statement

EDCP (Elective Deferrals)

NEOs may elect to defer a portion of their compensation into the EDCP. They may defer from 1% to 50% of base salary to a cash retirement account; from 1% to 85% of FE STIP awards to either a cash or stock account; and from 1% to 85% of FE LTIP awards to a stock account. The EDCP offers executives the opportunity to accumulate assets denominated both in cash and in Company common stock, on a tax-favored basis. Beginning in 2017, any deferral elections to a cash or stock account made by a participant will ultimately be paid only in cash based upon the participant’s distribution elections.

Earnings on deferrals in the EDCP stock accounts of NEOs track FirstEnergy shares. Earnings on deferrals into the cash retirement accounts of NEOs were credited at the Moody’s Corporate Long-term Bond Yield Index rate plus 3% for funds deferred prior to 2013 and the Moody’s Corporate Long-term Bond Yield Index rate plus 1% for funds deferred in 2013 and later. Any above-market earnings for 2020 are included in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the SCT.

Personal Benefits and Perquisites

The Company does not provide excessive perquisites to our NEOs.

In 2020, our NEOs could use the corporate aircraft for limited personal use. With CEO approval, other executives, including the NEOs, may from time to time use our corporate aircraft for personal travel, which may include family travel. We have a written policy that sets forth guidelines regarding the personal use of the corporate aircraft by executive officers and other employees in accordance with the IRS regulations and customary compensation practices.

The Compensation Committee believes the foregoing perquisite is reasonable, competitive, and consistent with our overall compensation philosophy.

Severance Benefits upon an Involuntary Separation

In the event of an involuntary separation without cause, the CEO’s severance benefits, if any, are to be determined by the Compensation Committee, in its discretion, and approved by the Board. In the case of Mr. Jones’ termination from the Company effective October 29, 2020, no severance benefits were provided to him by the Compensation Committee. The other NEOs are covered in the event of an involuntary separation under the FirstEnergy Corp. Amended and Restated Executive Severance Benefits Plan (the “Severance Plan”). Upon Mr. Strah’s appointment to CEO in March 2021, he is no longer eligible to be covered under the Severance Plan in the event of an involuntary separation without cause.

The Severance Plan provides severance benefits to executives who are involuntarily separated due to the sale or closing of a facility, merger, acquisition, corporate restructuring, reduction in the workforce or job elimination. Benefits under the Severance Plan are also offered if an executive rejects a job assignment that would result in the occurrence of any one or more of the following events: (1) a 15% or greater reduction in the executive’s then current base salary; (2) a requirement that the executive make a 50 mile or greater relocation from his or her current residence for reasons related to the new job; or (3) a requirement that the executive make a 50 mile or greater change in his or her daily commute from their residence to a new reporting location. Mr. Jones and Mr. Reffner did not receive any benefits under the Severance Plan in connection with their departures from the Company.

The Severance Plan provides for three weeks of base pay for each full year of service with a minimum benefit of 52 weeks of base salary and a maximum benefit of 104 weeks of base salary. Additionally, executives who elect continuation of health care for the severance period will be provided this benefit at active employee rates, not to exceed 18 months. Executives must pay taxes on any continuation of health care value in excess of what employees with the same level of service would receive under the FirstEnergy Employee Severance Benefits Plan.

CIC Plan

The Compensation Committee believes that your Company’s Change in Control Severance Plan (“CIC Plan”) is aligned with the market practices of our peer groups and it is available to all NEOs. Of the NEOs, Mr. Strah, Mr. Taylor, Mr. Belcher, Mr. Benz, Ms. Walker and Mr. Reffner participated in the CIC Plan in 2020. The initial term of the CIC Plan commenced on January 1, 2017. Annually, the Committee determines if any changes need to be recommended to the Board for approval. If no changes are needed, then the CIC

48  |  FirstEnergy Corp. 2021 Proxy Statement

Plan will automatically renew for an additional year. In September 2020, the Compensation Committee determined that no changes were needed and the term of the CIC Plan automatically extended to December 31, 2022 by its terms. All participating NEOs are eligible for the same level of benefits, which include:

●	A two-times base salary plus target bonus multiplier for cash severance;

●	The annual FE STIP paid at target, prorated for the number of days worked in the year;

●	If the FE LTIP is not replaced by the buyer, FE LTIP awards will be paid at target, prorated for the number of full months worked in the cycle;

●	Outplacement services for one year following the CIC, capped at a value of $30,000; and

●	Non-competition and non-disparagement obligations that protect the Company.

There are no excise tax “gross-up” provisions. Payments are “cut back” in the event that an excise tax would otherwise apply to the safe harbor amount minus one dollar, unless the participant would receive greater after-tax proceeds absent such cutback. In such a case, the participating NEOs will receive payment of all CIC benefits and will be responsible for paying any excise tax imposed on the payment.

Share Ownership Guidelines

We believe it is critical that the interests of executives, directors and shareholders are clearly aligned. Therefore, the Compensation Committee maintains share ownership guidelines to promote meaningful stock ownership by our executives, including our continuing NEOs and directors. Your Company not only wants executives to meet their required share ownership levels in a timely manner, but also to build an ownership mentality and demonstrate commitment to aligning their interests with shareholders.

These guidelines specify the value of Company shares that our executives must accumulate within five years of becoming an executive officer. Additionally, executives who are not on track to meet their required share ownership levels or have failed to achieve required share ownership levels within the five-year compliance period may be subject to the following consequences imposed at the discretion of the Compensation Committee, subject to approval by the Board:

●	Reduce or eliminate the annual FE STIP award opportunity (as necessary) and consider replacement with a discretionary stock award; and/or

●	Require executives to purchase sufficient shares to meet their required share ownership levels.

Each executive is required to retain all Company shares earned under equity grants or purchased or accumulated until the executive meets his or her share ownership guidelines. Additionally, executives are prohibited from selling shares held in excess of the share ownership guidelines without permission from the CEO. The specific share ownership guidelines are based on a multiple of an executive officer’s base salary, with the higher multiples applicable to the executives having the highest levels of responsibility.

The share ownership multiples for the continuing NEOs in 2020 were as follows:

NEO	Share Ownership Multiple

Steven E. Strah(1)	4X base salary
K. Jon Taylor	4X base salary
Samuel L. Belcher	3X base salary
Gary D. Benz	3X base salary
Christine L. Walker	3X base salary

(1)	Reflects ownership multiple while Mr. Strah served as President and Acting CEO. Upon his promotion to President and CEO effective March 8, 2021, his ownership multiple increased to 7X base salary.

49  |  FirstEnergy Corp. 2021 Proxy Statement

To be consistent with an entirely performance-based long-term incentive plan design, unvested performance-adjusted RSUs are not counted as eligible shares for executives to meet their share ownership requirements. The following types of holdings will count toward the share ownership guidelines:

●	Shares directly or jointly owned in certificate form or in a stock investment plan, including 60% of any unvested restricted stock;

●	Shares owned through the FirstEnergy Corp. Savings Plan;

●

Shares held individually or jointly by a broker, or, in certain circumstances, held in trust, or in an IRA, shares held by a spouse, or other beneficially owned shares, to the extent known by the Company; and

●	Units deferred pursuant to the EDCP.

All continuing NEOs have met their share ownership requirements. Mr. Jones and Mr. Reffner are no longer executive officers of the Company and are no longer subject to the stock ownership guidelines. Although the Compensation Committee established share ownership guidelines for executives, such equity ownership typically does not impact the establishment of compensation levels. The Compensation Committee does review previously granted awards, both vested and unvested, that are still outstanding on a regular basis.

Hedging Policies

As described more in this section, we prohibit our employees (including officers) and directors from engaging in hedging or monetizing transactions that would allow them to own Company securities without the full risks and rewards of ownership, including economic exposure to potential decreases in the market value of Company securities.

Your Company has adopted formal policies as part of its Insider Trading Policy regarding hedging practices. The following categories of “Covered Persons” are covered by our Insider Trading Policy:

●	all of the Company’s directors;

●	all officers (including NEOs) and employees of the Company and its affiliates and subsidiaries; and

●	any other persons that the Company determines should be covered, such as contractors, consultants and professional advisors who have access to material nonpublic information.

In addition to the Insider Trading Policy applying to Covered Persons, the following are also covered by our Insider Trading Policy:

●	the portfolio manager and other individuals who can trade in (or make changes in investments in) Company Securities for the Covered Persons; and

●

the Covered Persons’ Related Persons (except family members who do not reside with a Covered Person — unless such family member confers with the Covered Person when making investment decisions in Company Securities or is directed, influenced or controlled by the Covered Person with respect to transactions in Company Securities); and

●	any entities that the Covered Persons influence or control.

For these purposes, we consider “Related Persons” of a Covered Person to be her family members and others who reside with her, and any family members who do not live with her but whose transactions in Company Securities are directed, influenced or controlled by her. In addition, “Company Securities” broadly includes all securities of the Company and of its direct and indirect subsidiaries, including but not limited to common stock, options, preferred stock, convertible debentures or other debt securities, and warrants (as well as derivative securities not issued by the Company or its subsidiaries, such as exchange-traded put or call options or swaps relating to any of the foregoing securities).

The Insider Trading Policy generally prohibits a Covered Person from engaging in certain transactions regarding Company Securities owned by her or that she beneficially owns, but the Insider Trading Policy does not apply to transactions in Company Securities where such transactions are not initiated by the Covered Person or approved by her, or are not subject to her influence or control (such as mutual fund

50  |  FirstEnergy Corp. 2021 Proxy Statement

transactions in Company Securities). More specifically, the prohibition on pledging, hedging or other monetization transactions for Covered Persons explicitly covers a number of possible transactions:

●	Company directors and Company “officers” (under Exchange Act Rule 16a-1(f)) are prohibited from engaging in short-term opposite-way trading within a six-month period; and

●

Covered Persons are prohibited from engaging in short sales, trading in market-based put and call options or other non-compensatory derivative securities, or engaging in specific hedging and monetization transactions, such as prepaid variable forward contracts, equity swaps, collars and exchange funds.

In addition, under the Insider Trading Policy, certain “Designated Insiders” (Company directors, Company “Executive Officers” under Exchange Act Rule 3b-7, Company “officers” under Exchange Act Rule 16a-1(f), members of the Company’s executive council, members of its disclosure committee and certain other employees with regular access to financial information or otherwise as identified from time to time by the Company), are prohibited from holding Company Securities in a margin account, pledging Company Securities as collateral for a loan, or placing standing or limit orders on Company Securities that remain effective after the day on which they are placed (apart from Company-authorized Rule 10b5-1 trading plans). Other Covered Persons may place standing or limit orders on Company Securities that remain effective after the day on which they are placed, but only for short durations and in a manner that complies with Company restrictions and procedures set forth in the Insider Trading Policy (such as pre-clearance procedures).

Clawback Policy

Your Company has a clawback policy (its “Recoupment Policy”) that covers all current or former Executive Officers, Section 16 Officers and other selected executives. In 2019, the Compensation Committee approved enhancements to the Recoupment Policy to continue the previously existing clawback provisions in the event of a financial restatement of the Company, and to include clawback provisions in the event of certain other detrimental activity, as defined in the Recoupment Policy, resulting in significant operational, financial or reputational harm to the Company as determined in good faith by the Compensation Committee. In the event that the Company is required to file a financial restatement due to material noncompliance with financial reporting requirements under U.S. securities laws, regardless of misconduct or contribution to the restatement requirement, the clawback policy allows for recoupment of incentive-based compensation granted, vested or accrued after January 1, 2014, and during the three-year period preceding the filing of the accounting restatement, to the extent such compensation received exceeded what would have been received based on the corrected data relating to the restatement. In the event of significant or material operational, financial or reputational harm resulting from an executive’s detrimental activity, the Compensation Committee may direct the Company to recoup from such executive incentive-based compensation granted, vested or accrued in an amount as reasonably determined by the Compensation Committee in good faith.

Risk Assessment of Compensation Programs

At the request of the Compensation Committee, completed on an annual basis, management assessed the risks associated with our compensation policies, practices, and programs for employees. In addition, management paid particular attention to those programs that allow for variable payouts where an employee may potentially be able to influence payout factors in those programs. The Compensation Committee reviewed management’s assessment and concurred with its conclusions. Based on this assessment, the Compensation Committee concluded that the risks associated with our compensation policies and practices are not reasonably likely to have a material adverse effect on your Company.

The Compensation Committee and management designed our compensation programs to align our executives’ interests with the long-term interests of our shareholders without encouraging excessive risk taking. In this regard, our compensation structure contains various features intended to mitigate excessive risk taking. These features include, among others:

●	The mix of compensation among base salary, and short- and long-term incentive programs is not overly weighted toward short-term incentives, and thus, does not encourage excessive risk taking;

●

Our annual incentive compensation is based on multiple, diversified performance metrics, including financial, safety/operational, diversity, and business unit measures that are consistent with our long-term goals;

51  |  FirstEnergy Corp. 2021 Proxy Statement

●	Our long-term incentive compensation in 2020 consisted entirely of performance-adjusted RSUs that vest over a three-year period, emphasizing the achievement of performance over a longer time horizon;

●

The Compensation Committee oversees our compensation policies and practices and is responsible for reviewing, approving and/or recommending for approval by the Board, where necessary, executive compensation, including annual incentive compensation plans applicable to senior management employees and other compensation plans, as appropriate; and

●	Certain of our executives are required to own a specified level of shares to comply with share ownership guidelines, encouraging a long-term focus on enhancing shareholder value.

Additionally, our Vice President, Risk and Internal Auditing participated in the discussion with senior management regarding the establishment of goals and their weightings and measurements for our short- and long-term incentive compensation programs and the 2020 performance results. The Vice President, Risk and Internal Auditing provided his view to the Compensation Committee that:

●	The measurement of 2020 performance results were conducted in accordance with prescribed methodologies and precluded any beneficiary from controlling the calculation;

●	Proposed goals would not create inappropriate incentives or inadvertently encourage willingness to embrace risk exposures other than those we encounter in the normal course of our business;

●	By avoiding individually based goals or goals applicable only to a small group of employees, the risk of encouraging inappropriate behavior is greatly mitigated; and

●	There are adequate controls in place so that the beneficiary of any incentive payout cannot unilaterally control the measurement methodology.

For additional information regarding your Company’s risk management process and your Board’s role in risk oversight, see the related discussion in the “Corporate Governance and Board of Directors Information” section of this proxy statement.

Impact of Tax Requirements on Compensation

Section 162(m) of the IRC generally limits the tax deduction to $1 million for certain compensation paid to certain of our executive officers (and, beginning in 2018, certain former executive officers). Historically, compensation that qualified as “performance-based compensation” could be excluded from this $1 million limit. This exception was repealed, effective for taxable years beginning after December 31, 2017, except for certain compensation arrangements in place as of November 2, 2017 for which transition relief is available. The Compensation Committee and your Board sought from time to time to potentially qualify certain executive compensation as tax deductible under Section 162(m) as in effect prior to 2018, where we believed it was in our best interest and in the best interest of our shareholders. However, we have not permitted this tax provision to distort the effective development and execution of our compensation program in the past, nor will we in the future.

We continue to evaluate the impact of the revisions to Section 162(m) of the IRC for their potential impact on your Company. Regardless of that impact, however, we will continue to design and maintain executive compensation arrangements that we believe will attract, retain, focus, and reward the executive talent that we need to compete successfully, even if in certain cases such compensation is not deductible for federal income tax purposes. In addition, because of the continued development of the application and interpretation of Section 162(m) and the regulations issued thereunder, there can be no assurance that compensation intended to satisfy the requirements for deductibility under Section 162(m), as in effect prior to 2018, will in fact be deductible.

52  |  FirstEnergy Corp. 2021 Proxy Statement

CD&A Glossary of Terms

Average Capital Effectiveness: Measures the financial effectiveness of investment in operational assets over time. Creates a direct line of sight for executives to balance the value of our investments with the earnings they produce and create value for shareholders. It is a ratio of Operating Earnings over Net Plant in Service (“NPIS”) plus Construction Work in Progress (“CWIP”). Operating Earnings are an important measure of profitability. The NPIS plus CWIP is the value of the assets being used to generate revenues and profits. A high ratio indicates the business generates larger returns on its investment in operational assets and vice versa.

Corporate/Other: The Corporate/Other business segment.

CWIP: Construction Work in Progress.

DART Rate: OSHA-recordable incidents that involve days away from work, days of restricted work activity, and/or days of job transfer in the period per 100 employees. DART cases are work-related injuries or illnesses that result in at least one day of lost time, transfer or restriction excluding the day of injury.

Detrimental Activity: Refers to an executive officer’s: (i) use for profit or disclosure to unauthorized persons of confidential information or trade secrets of the Company or any of its subsidiaries; (ii) breach of any contract with or violation of any fiduciary obligation to the Company or any of its subsidiaries, that results in (or was reasonably likely to result in) significant operational, financial or reputational harm (generally meaning behaviors resulting in financial harm or reputational damage to the Company or any of its subsidiaries) to the Company or any of its subsidiaries, such breach or violation may include, but is not limited to, engagement in any unethical conduct, fraud, dishonesty, violations of Company policy or the law, recklessness, gross negligence, failure to act, or other misconduct including but not limited to sexual harassment or misconduct, data security violations, or criminal activities; or (iii) engagement in conduct described in (ii) above that, even absent a breach of contract or violation of any fiduciary duty, is (or was reasonably likely to be) materially detrimental to the Company or any of its subsidiaries; in each case as determined by the Compensation Committee reasonably and in good faith.

Diversity and Inclusion Index: Measures diverse succession planning, diverse hiring, and improvement on inclusion survey scoring. Measures earn points based on the level of performance; all components within the index are weighted equally. For the purposes of this KPI, “diverse” is defined as female, historically under-represented racial and ethnic demographic groups (Black and African American, Alaskan Native, Asian American, Native Hawaiian and other Pacific Islander, people of two or more races, Hispanic and Latino ethnicity), LGBTQIA (Lesbian, Gay, Bisexual, Transgender, Queer/Questioning, Intersex, and Asexual), and/or Disabled.

Environmental Excursions and Notices of Violation (‘NOVs’): Measures issues related to air emissions, water discharges or other unauthorized releases from facilities, that exceed the allowable limitations, conditions or deadlines established in the facilities’ environmental permits and applicable NOVs issued by a Federal, State or Local Regulatory Agency for the violation of an environmental law or regulation.

First Call Resolution: Transactional voice of customer survey that measures the percent of customer issues resolved on a single interaction with a contact center representative.

KPI (Key Performance Indicators): Financial or operational metrics used to measure Company performance and aligned to our key business objectives. KPIs are used in setting threshold, target and stretch performance goals for our incentive compensation programs.

LCEs: Life Changing Events include life-threatening work-related injuries or illnesses that required immediate life-preserving rescue action, and if not applied immediately would likely have resulted in the death of that person; life-altering work-related injuries or illnesses that resulted in a permanent and significant loss of a major body part or organ, or function thereof, that permanently changes or disables that person’s normal life activity; and work-related fatalities.

NPIS: Net Plant in Service.

Operating Earnings: Operating Earnings (non-GAAP) is calculated using the aggregate GAAP earnings adjusted for special items that are consistent with the Company’s external operating earnings (non-GAAP) reporting. Results for 2020 will exclude the following: (i) the impacts associated with restructuring the

53  |  FirstEnergy Corp. 2021 Proxy Statement

business or other strategic decisions including the associated tax impacts, (ii) non-deferred major storm O&M expenses above or below the budgeted amount of $38 million, and (iii) the impacts of legal reserves or related expenses. External segment reporting is consistent with the internal financial reports to regularly assess performance of the business and allocate resources.

Operating EPS: Measured on the performance of the business units’ contribution to operating earnings growth over the course of 2020-2022, including RD, RT, and Corporate/Other segments. Results for 2020 will exclude the following: (i) the impact of all Special Items that are excluded from non-GAAP Operating Earnings, (ii) the impacts associated with restructuring the business or other strategic decisions including the associated tax impacts, (iii) non-deferred major storm O&M expenses above or below the budgeted amount of $38 million, and (iv) the impacts of legal reserves or related expenses. External segment reporting is consistent with the internal financial reports to regularly assess performance of the business and allocate resources.

Operations Index: Metric made up of the following five components, weighted equally (refer to each component for a separate definition):

1.	SAIDI;

2.	TOF;

3.	First Call Resolution;

4.	Environmental Excursions and NOVs; and

5.	Reg Gen EFOR.

Reg Gen EFOR: The percentage of generation that was not available versus the amount of time a unit was requested to be online.

Regulated Distribution or RD: The Regulated Distribution business segment. Refers collectively to The Cleveland Electric Illuminating Company, Jersey Central Power & Light Company, Metropolitan Edison Company, Monongahela Power Company, Ohio Edison Company, The Potomac Edison Company, Pennsylvania Power Company, Pennsylvania Electric Company, The Toledo Edison Company, and West Penn Power Company.

RSUs (Restricted Stock Units): An equity vehicle commonly used in long-term incentive programs to reward employees and promote ownership within the Company. RSUs represent the right to receive future delivery of actual stock or cash subject to vesting restrictions (service-based and/or performance-based).

Regulated Transmission or RT: The Regulated Transmission business segment. Refers collectively to FirstEnergy Transmission, LLC, and its subsidiaries, American Transmission Systems, Incorporated, Potomac-Appalachian Transmission Highline, LLC, Trans-Allegheny Interstate Line Company, and Mid-Atlantic Interstate Transmission.

RTSR (Relative Total Shareholder Return): The total return of a stock to a shareholder for our Company measured against the total return of stock for other companies within a selected peer group. The calculation is based on a set period (e.g., three years) and assumes that dividends are reinvested over this period. RTSR is a common performance measure used within long-term incentive plans and helps to align executive payouts to shareholder value creation.

SAIDI: Distribution System Average Interruption Duration Index is the average total duration of outage minutes in a year for each customer served adjusted for major storms.

Systemwide O&M: Measures RD, RT, and Corporate/Other non-deferred labor and other-than-labor costs.

TOF: Transmission Outage Frequency measures the transmission line frequency of outages (total number of transmission circuit outages divided by average number of circuits) on 100kV to 500kV circuits after adjustment for major events (Six Sigma). Transmission circuit outages are defined as any loss of flow, momentary or sustained, that is a result of an automatic switching operation. Scheduled outages, emergency forced outages, and operational outages are excluded from the calculation.

TSR (Total Shareholder Return): A measure of stock price appreciation and dividend payments over a period of time.

54  |  FirstEnergy Corp. 2021 Proxy Statement

Compensation Tables

2020 Summary Compensation Table

The following table summarizes the total compensation paid to or earned by each of our NEOs for the fiscal years ended December 31, 2020, 2019, and 2018, as applicable:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)	SEC Total Without Change In Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)
Steven E. Strah	2020	$776,058	$0	$1,614,667	$852,146	$2,527,603	$21,758	$5,792,232	$3,264,629
President & CEO	2019	$643,599	$0	$1,545,570	$626,590	$3,189,722	$28,647	$6,034,128	$2,844,406
	2018	$594,835	$0	$1,602,699	$574,240	$696,989	$26,749	$3,495,512	$2,798,523
K. Jon Taylor	2020	$521,807	$0	$692,019	$414,591	$329,051	$24,759	$1,982,227	$1,653,176
SVP & CFO
Samuel L. Belcher	2020	$647,132	$0	$1,491,410	$487,501	$671,168	$12,228	$3,309,439	$2,638,271
SVP & President, FE	2019	$604,308	$0	$1,327,003	$540,575	$667,407	$13,650	$3,152,943	$2,485,536
Utilities	2018	$548,060	$434,700	$1,503,221	$506,951	$120,352	$11,087	$3,124,371	$3,004,019
Gary D. Benz	2020	$410,804	$0	$660,517	$266,501	$636,996	$50,093	$2,024,911	$1,387,915
SVP, Strategy
Christine L. Walker	2020	$407,423	$0	$520,405	$246,000	$1,226,402	$11,865	$2,412,095	$1,185,693
SVP & Chief Human Resources Officer
Charles E. Jones(1)	2020	$944,997	$0	$6,028,833	$0	$2,988,951	$104,175	$10,066,956	$7,078,005
Former President & CEO	2019	$1,136,113	$0	$6,247,802	$1,615,111	$5,611,583	$74,050	$14,684,659	$9,073,076
	2018	$1,136,113	$0	$7,018,621	$1,662,674	$1,265,019	$40,701	$11,123,128	$9,858,109
Robert P. Reffner(1)	2020	$513,083	$0	$1,132,573	$0	$622,090	$42,011	$2,309,757	$1,687,667
Former SVP & Chief Legal Officer	2019	$537,594	$0	$973,901	$463,918	$479,043	$13,435	$2,467,891	$1,988,848

(1)	Mr. Jones was terminated from the Company effective October 29, 2020 and Mr. Reffner was separated from the Company effective November 8, 2020.
(2)

The amounts set forth in the “Stock Awards” column for 2020 represent grants provided under the Incentive Compensation Plans at the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718 “Stock Compensation” and are based on target payout. The assumptions used in determining values for the 2020 fiscal year are reflected in Note 6 to the Notes to the Consolidated Financial Statements of the Company’s Annual Report on Form 10-K filed with the SEC on February 18, 2021. The grant date fair value at the maximum payout level for each of the NEOs for 2020 is as follows: Strah: $3,229,334; Taylor: $1,384,039; Belcher: $2,982,820; Benz: $1,321,033; Walker: $1,040,809; Jones: $12,057,667; and Reffner: $2,265,146. These awards are not payable to the executive until the vesting date or other qualifying event shown in the Outstanding Equity Awards at Fiscal Year-End 2020 table or the 2020 Post-Termination Compensation and Benefits table described later in this proxy statement. Mr. Jones’ outstanding equity awards were forfeited on October 29, 2020 as a result of his termination. As a result of the events leading to Mr. Reffner’s separation from the Company effective November 8, 2020, the Compensation Committee exercised its negative discretion to reduce final payouts with respect to the performance-adjusted RSUs for the 2018-2020 cycle as well as the outstanding 2019-2021 and 2020-2022 cycles to zero.

(3)

The amounts set forth in the “Non-Equity Incentive Plan Compensation” column for 2020 were earned under the FE STIP for 2020 and were paid in the first quarter of 2021. On February 5, 2021, the Board exercised negative discretion to cap the FE STIP payout for 2020 at target for all continuing NEOs. As a result of Mr. Jones’ termination, all outstanding awards of incentive compensation were forfeited. On February 4, 2021, the Compensation Committee considered whether to pay the FE STIP to Mr. Reffner and resolved to reduce final payouts to zero as a result of the events leading to his separation.

(4)

The amounts set forth in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column reflect the aggregate increase in actuarial value to the NEO of all defined benefit and actuarial plans (including supplemental plans) accrued during the year and above-market earnings on nonqualified deferred compensation. The disclosure assumes 2.67% (qualified pension) and 2.56% (nonqualified supplemental pension) are the discount rates for the present value obligation calculations. The change in values for the pension plans for 2020 are as follows: Strah: $2,512,170; Taylor: $321,825; Belcher: $1,310,579; Benz: $629,896; Walker: $1,208,848; Jones: $2,983,653; and Reffner: $617,002. The change in pension value amounts for Mr. Belcher for 2020, 2019 and 2018 include an adjustment that reflects his eligibility to receive five additional years of credited service for purposes of the nonqualified (supplemental) pension, which was not taken into account in the calculation of his value reported in the Summary Compensation Tables in prior years. This adjustment for Mr. Belcher results in an increase in his actuarial value of approximately $210,512 as of December 31, 2020; $248,703 as of December 31, 2019; and $19,056 as of December 31, 2018. The change in pension value is heavily dependent on the discount rate and mortality assumptions and does not represent the actual value of the change in pension benefit accrued by the NEO during the year. The formula used to determine the above market earnings equals 2020 total interest multiplied by the difference between 120% of the AFR and the plan rate and divided by the plan rate. The above market earnings on nonqualified deferred compensation for 2020 are as follows: Strah: $15,433; Taylor: $7,226; Belcher: $5,092; Benz: $7,100; Walker: $17,554; Jones: $5,298; and Reffner: $5,088.

55  |  FirstEnergy Corp. 2021 Proxy Statement

(5)	The following table sets forth detail about the amounts for 2020 in the “All Other Compensation” column and includes compensation not required to be included in any other column:

Name	401(k) Employer Contributions ($) (a)	Health Care Employer Contributions ($) (b)	Wellness Program ($) (c)	Charitable Matching ($) (d)	Group Personal Excess Liability ($) (e)	Life Insurance ($) (f)	Personal Aircraft Usage ($) (g)	Payments Upon Termination/ Separation ($) (h)	Total ($)
Steven E. Strah	$8,550	$1,000	-	-	$1,130	$1,357	$9,721	-	$21,758
K. Jon Taylor	$8,382	$1,000	-	-	$1,130	$857	$13,390	-	$24,759
Samuel L. Belcher	$8,550	$1,000	-	$620	$1,130	$928	-	-	$12,228
Gary D. Benz	$8,550	$1,000	$600	$5,000	$1,130	$585	$33,228	-	$50,093
Christine L. Walker	$8,550	$1,000	$600	-	$1,130	$585	-	-	$11,865
Charles E. Jones	$8,550	$1,000	-	$2,000	$1,130	$1,052	$62,203	$28,240	$104,175
Robert P. Reffner	$8,550	$1,000	$429	$2,500	$1,130	$402	-	$28,000	$42,011

a)	The value of matching Company contributions under the FirstEnergy Corp. Savings Plan for all of the NEOs, which were subject to a maximum of $8,550.
b)	The value of Company contributions to the NEOs’ Health Savings Accounts or FirstEnergy Corp. Savings Plan or cash.
c)	The value of Company credits under the broad-based wellness program, which are subject to a maximum of $600 annually.
d)

The value of charitable matching contributions for 2020. The Company provides a dollar-for-dollar match, up to $5,000 annually, of employee contributions to qualified nonprofit organizations and educational institutions.

e)	Premiums for all NEOs covered under the group personal excess liability insurance policy in 2020.
f)

Employer cost for basic life insurance premiums in 2020. Coverage for each of Messrs. Jones and Reffner was reduced due to age and prorated for a partial year of coverage due their termination and separation of employment, respectively.

g)

The value of the personal use of corporate aircraft is calculated based on the actual invoiced costs or the aggregate variable operating costs to the Company, including fuel costs, trip-related maintenance, universal weather-monitoring costs, on-board catering, landing/ramp fees, and other miscellaneous variable costs. Fixed costs which do not change based on usage, such as pilots’ salaries, the amortized costs of the aircraft, and the cost of maintenance not related to trips are excluded. NEOs’ spouses and immediate family members may accompany NEOs on Company aircraft using unoccupied space on flights that were already scheduled, and the Company incurs no aggregate incremental cost in connection with such use.

h)

Upon termination of employment, Mr. Jones received $28,240 for 132 hours and Mr. Reffner received $28,000 for 160 hours of banked and frozen vacation, in each case earned prior to 2008 and based on the effective pay rate as of December 31, 2008, when FirstEnergy’s vacation policies were revised, and employees and executives could no longer accumulate banked vacation.

(6)

The amounts set forth in the “SEC Total Without Change In Pension Value” and “Nonqualified Deferred Compensation Earnings” column differ substantially from, and are not a substitute for, the amounts required to be reported in the Total column pursuant to SEC regulations. We are presenting this supplemental column to illustrate how the Compensation Committee views the annual compensation elements for the NEOs. The column adjusts the amount reported in the Total column, as determined under applicable SEC rules, by subtracting the value reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column to show how year-over-year changes in these values impact total compensation. The change in pension value amount reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column does not reflect current compensation and represents the present value of an estimated stream of payments to be made following retirement. The methodology used to report the change in pension value under applicable accounting rules is sensitive to external variables such as assumptions about life expectancy and changes in the discount rate determined at each year end, which are functions of economic factors and actuarial calculations that do not relate to the Company’s performance and are outside of the control of the Compensation Committee.

56  |  FirstEnergy Corp. 2021 Proxy Statement

Grants of Plan-Based Awards in Fiscal Year 2020

The following table summarizes the stock awards granted to our NEOs during 2020 as well as threshold, target, and maximum amounts payable under the applicable short-term and long-term compensation plans.

				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(3)			Estimated Future Payouts Under Equity Incentive Plan Awards(4)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Grant/Payout Type	Grant Date(1)	Board Action Date(2)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Steven E. Strah	FE STIP	-	-	$426,073	$852,146	$1,704,291	-	-	-	-	-
	Performance-Adjusted RSUs – Stock-Based	3/1/2020	2/7/2020	-	-	-	12,391	24,781	49,562	-	$1,074,257
	Performance-Adjusted RSUs – Cash-Based	3/1/2020	2/7/2020	-	-	-	6,233	12,466	24,932	-	$540,410
K. Jon Taylor	FE STIP	-	-	$207,295	$414,591	$829,181	-	-	-	-	-
	Performance-Adjusted RSUs – Stock-Based	3/1/2020	2/7/2020	-	-	-	5,337	10,673	21,346	-	$462,674
	Performance-Adjusted RSUs – Cash-Based	3/1/2020	2/7/2020	-	-	-	2,645	5,291	10,581	-	$229,345
Samuel L. Belcher	FE STIP	-	-	$243,750	$487,501	$975,000	-	-	-	-	-
	Performance-Adjusted RSUs – Stock-Based	3/1/2020	2/7/2020	-	-	-	11,493	22,985	45,970	-	$996,400
	Performance-Adjusted RSUs – Cash-Based	3/1/2020	2/7/2020	-	-	-	5,709	11,419	22,838	-	$495,010
Gary D. Benz	FE STIP	-	-	$133,251	$266,501	$533,000	-	-	-	-	-
	Performance-Adjusted RSUs – Stock-Based	3/1/2020	2/7/2020	-	-	-	5,079	10,158	20,316	-	$440,349
	Performance-Adjusted RSUs – Cash-Based	3/1/2020	2/7/2020	-	-	-	2,539	5,079	10,158	-	$220,168
Christine L. Walker	FE STIP	-	-	$123,000	$246,000	$492,000	-	-	-	-	-
	Performance-Adjusted RSUs – Stock-Based	3/1/2020	2/7/2020	-	-	-	4,017	8,034	16,068	-	$348,274
	Performance-Adjusted RSUs – Cash-Based	3/1/2020	2/7/2020	-	-	-	1,985	3,971	7,941	-	$172,131
Charles E. Jones	FE STIP	-	-	$651,475	$1,302,949	$2,605,899	-	-	-	-	-
	Performance-Adjusted RSUs – Stock-Based	3/1/2020	2/7/2020	-	-	-	46,571	93,141	186,282	-	$4,037,662
	Performance-Adjusted RSUs – Cash-Based	3/1/2020	2/7/2020	-	-	-	22,966	45,932	91,864	-	$1,991,171
Robert P. Reffner	FE STIP	-	-	$228,227	$456,455	$912,911	-	-	-	-	-
	Performance-Adjusted RSUs – Stock-Based	3/1/2020	2/7/2020	-	-	-	8,687	17,374	34,748	-	$753,163
	Performance-Adjusted RSUs – Cash-Based	3/1/2020	2/7/2020	-	-	-	4,376	8,752	17,505	-	$379,410

(1)

The effective grant date for the Performance-Adjusted RSUs is March 1, 2020 due to the accounting rules under FASB ASC Topic 718. Since March 1, 2020 was a Sunday, as per the 2015 Incentive Compensation Plan, the grant date fair value used to convert the target opportunity value into units was based on the average high and low of the stock price on February 28, 2020.

(2)	The dates set forth in the “Board Action Date” column for these awards represent the date your Board took action to grant the awards.
(3)

The amounts set forth in the “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” columns reflect the potential payouts for each NEO under the FE STIP based upon the achievement of KPIs described in the CD&A. If the threshold level of performance was not achieved, no payout would be made. The amounts reported in this column were calculated using annualized STIP target opportunity levels as a percent of base salary, prorated for the following mid-year increases in the NEOs’ target opportunity levels: Mr. Strah’s change in target in May and November 2020; Mr. Taylor’s change in target in May 2020; and Mr. Reffner’s change in target in May 2020. Mr. Jones’ FE STIP opportunity for 2020 was forfeited on October 29, 2020 due to his termination. The Compensation Committee considered whether to pay the FE STIP to Mr. Reffner and resolved to exercise its negative discretion to reduce final payouts to zero as a result of the events leading to his separation.

57  |  FirstEnergy Corp. 2021 Proxy Statement

(4)

The amounts set forth in the “Estimated Future Payouts Under Equity Incentive Plan Awards” columns reflect the threshold, target, and maximum payouts for each NEO, based upon the achievement of the performance measures described in the CD&A and reported in the Stock Awards column of the SCT. The Performance-Adjusted RSUs-Cash-Based amounts have been rounded in this table. If the threshold level of performance is not achieved, no payout will be made. Mr. Jones’ FE LTIP opportunity for 2020 was forfeited on October 29, 2020 due to his termination. The Compensation Committee considered whether to pay the FE LTIP to Mr. Reffner and resolved to exercise its negative discretion to reduce final payouts with respect to the performance-adjusted RSUs for the 2018-2020 cycle as well as the outstanding 2019-2021 and 2020-2022 cycles to zero as a result of the events leading to his separation.

(5)

The grant date fair value was computed in accordance with FASB ASC Topic 718 and is also reported in the “Stock Awards” column of the Summary Compensation Table. The Performance-Adjusted RSUs components are valued based on a Monte-Carlo simulation of $43.350.

The following chart summarizes the details of the FE LTIP grants for the 2020-2022 cycle:

Performance-Adjusted RSUs
Weighting	2/3rd stock-based and 1/3rd cash-based
Granted	Annually
Grant Date	In March
Grant Price

Average high and low stock price on the grant date (to convert the target LTIP opportunity for each eligible NEO into units); Monte Carlo simulation is used to determine the grant date fair value under FASB ASC Topic 718

Performance Period	3 years, cliff vest on March 1
Performance Measures	Cumulative Operating EPS; Average Capital Effectiveness; and RTSR modifier overlay
Threshold Opportunity Payout	50%
Target Opportunity Payout	100% (capped at a target level of payout if the Company’s absolute TSR is negative for the three-year performance period)
Maximum Opportunity Payout	200%
Settled	Stock or cash, as applicable
Dividend Equivalent Units	Reinvested based on the average high and low stock price on the payable date, subject to same restrictions as initial grant
Payout	Based on the average high and low stock price on the vesting date

Performance-Adjusted RSUs

Performance-adjusted RSUs are described in the CD&A and are a component of our FE LTIP. On March 1, 2021, the performance-adjusted RSUs granted in 2018 became vested. As previously stated, the two performance measures in the FE LTIP 2018-2020 cycle, along with the 22% reduction based on performance of the relative TSR modifier resulted in a payout at 146% of target opportunity for this grant. The vesting period for performance-adjusted RSUs granted in 2019 and 2020 will end on March 1, 2022, and March 1, 2023, respectively, although performance is measured through December 31 of the year prior to vesting. Performance-adjusted RSUs settled in stock are treated as a fixed expense and performance adjusted RSUs settled in cash are treated as a mark-to-market expense for accounting purposes and are valued in accordance with FASB ASC Topic 718. Mr. Jones’ outstanding performance-adjusted RSUs were forfeited on October 29, 2020 due to his termination. The Compensation Committee resolved to exercise negative discretion in the case of Mr. Reffner to reduce final payouts with respect to the performance-adjusted RSUs outstanding for the 2019-2021 and 2020-2022 cycles to zero.

Other Information

For more information regarding certain compensation arrangements with our NEOs, please refer to the “Potential Post-Employment Payments” section on page 68. For more information regarding the amount of various compensation elements in proportion to total compensation, see the NEO pay mix charts in the “Compensation Mix” section on page 38.

58  |  FirstEnergy Corp. 2021 Proxy Statement

Outstanding Equity Awards at Fiscal Year-End 2020

The following table summarizes the outstanding equity award holdings of our NEOs as of December 31, 2020:

Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)(6)	Grant Type(7)	Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Grant Type(7)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)

Steven E. Strah					47,368	2018 Performance- Adjusted RSUs – Stock-Based	$1,449,934	26,910	2019 Performance- Adjusted RSUs – Stock-Based	$823,715
					23,533	2018 Performance- Adjusted RSUs – Cash-Based	$720,345	13,369	2019 Performance- Adjusted RSUs – Cash-Based	$409,225
								25,723	2020 Performance- Adjusted RSUs – Stock-Based	$787,381
								12,941	2020 Performance- Adjusted RSUs – Cash-Based	$396,124
K. Jon Taylor					8,609	RS (2)	$263,521	7,975	2019 Performance- Adjusted RSUs – Stock-Based	$244,115
					14,483	2018 Performance- Adjusted RSUs – Stock-Based	$443,325	3,987	2019 Performance- Adjusted RSUs – Cash-Based	$122,042
					7,241	2018 Performance- Adjusted RSUs – Cash-Based	$221,647	11,079	2020 Performance- Adjusted RSUs – Stock-Based	$339,128
								5,492	2020 Performance- Adjusted RSUs – Cash-Based	$168,110

Samuel L. Belcher					12,745	RS (3)	$390,124	23,002	2019 Performance- Adjusted RSUs – Stock-Based	$704,091
					34,094	2018 Performance- Adjusted RSUs – Stock-Based	$1,043,617	11,581	2019 Performance- Adjusted RSUs – Cash-Based	$354,494
					17,046	2018 Performance- Adjusted RSUs – Cash-Based	521,778	23,859	2020 Performance- Adjusted RSUs – Stock-Based	$730,324
								11,853	2020 Performance- Adjusted RSUs – Cash-Based	$362,820
Gary D. Benz					20,521	2018 Performance- Adjusted RSUs – Stock-Based	$628,148	11,632	2019 Performance- Adjusted RSUs – Stock-Based	$356,056
					10,261	2018 Performance- Adjusted RSUs – Cash-Based	$314,089	5,816	2019 Performance- Adjusted RSUs – Cash-Based	$178,028
								10,545	2020 Performance- Adjusted RSUs – Stock-Based	$322,782
								5,272	2020 Performance- Adjusted RSUs – Cash-Based	$161,376

59  |  FirstEnergy Corp. 2021 Proxy Statement

Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)(6)	Grant Type(7)	Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Grant Type(7)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)

Christine L. Walker					12,475	RS (4)	$381,860	7,026	2019 Performance- Adjusted RSUs – Stock-Based	$215,066
					7,951	2018 Performance- Adjusted RSUs – Stock-Based	$243,380	3,562	2019 Performance- Adjusted RSUs – Cash-Based	$109,033
					3,897	2018 Performance- Adjusted RSUs – Cash-Based	$119,287	8,340	2020 Performance- Adjusted RSUs – Stock-Based	$255,287
								4,122	2020 Performance- Adjusted RSUs – Cash-Based	$126,174

Charles E. Jones(8)

Robert P. Reffner(9)					14,245	2018 Performance- Adjusted RSUs – Stock-Based	$436,039	16,969	2019 Performance- Adjusted RSUs – Stock-Based	$519,421
					7,016	2018 Performance- Adjusted RSUs – Cash-Based	$214,760	8,412	2019 Performance- Adjusted RSUs – Cash-Based	$257,491
								18,035	2020 Performance- Adjusted RSUs – Stock-Based	$552,051
								9,085	2020 Performance- Adjusted RSUs – Cash-Based	$278,092

(1)

The number of shares set forth in both the “Number of Shares or Units of Stock That Have Not Vested” and the “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” columns include all dividends or dividend equivalents earned and reinvested through December 31, 2020. The Performance-Adjusted RSUs have been rounded up to the nearest whole unit in this table.

(2)	Mr. Taylor’s restricted stock award cliff vests on April 1, 2021.
(3)	Mr. Belcher’s restricted stock award is graded vesting. Mr. Belcher’s award vested 50% on March 8, 2020 and the remaining 50% will vest on March 8, 2025.
(4)	Ms. Walker’s restricted stock award cliff vests on September 15, 2022.
(5)

The values set forth in both the “Market Value of Shares or Units of Stock That Have Not Vested” and the “Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested” columns are determined by multiplying the number of shares or units by our common stock closing price of $30.61 on the last business day of December 31, 2020.

(6)

The number of shares or units set forth in the “Number of Shares or Units of Stock That Have Not Vested” column is based on actual performance of 146% for the 2018 performance-adjusted RSUs. This payout result includes a 22% reduction for the performance of the relative TSR modifier. For the other cycles, target performance is assumed.

(7)

The awards set forth in the “Grant Type” column are described in the CD&A and Grants of Plan-Based Awards narrative section of this proxy statement. The vesting dates are as follows: 2018 performance-adjusted RSU — stock-based (March 1, 2021); 2018 performance-adjusted RSU — cash-based (March 1, 2021); 2019 performance-adjusted RSU — stock-based (March 1, 2022); 2019 performance-adjusted RSU — cash-based (March 1, 2022); 2020 performance-adjusted RSU — stock-based (March 1, 2023); and 2020 performance-adjusted RSU — cash-based (March 1, 2023).

(8)	Mr. Jones’ outstanding stock options and other stock awards were forfeited due to his termination of employment on October 29, 2020.
(9)

The values shown for Mr. Reffner reflect the awards as of December 31, 2020. On February 4, 2021, the Compensation Committee considered whether to pay the FE LTIP to Mr. Reffner and resolved to exercise its negative discretion to reduce final payouts with respect to the performance-adjusted RSUs for the 2018-2020 cycle as well as the outstanding 2019-2021 and 2020-2022 cycles to zero as a result of the events leading to his separation.

60  |  FirstEnergy Corp. 2021 Proxy Statement

Option Exercises and Stock Vested in 2020

The following table summarizes the vesting of stock awards held by our NEOs during 2020.

		Option Awards		Stock Awards
Name	Award Type	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)(2)	Value Realized on Vesting ($)(3)
Steven E. Strah	2017 Performance-Adjusted RSUs (stock-based)	-	-	48,040	$2,132,978
	2017 Performance-Adjusted RSUs (cash-based)	-	-	-	$1,066,472
K. Jon Taylor	2017 Performance-Adjusted RSUs (stock-based)	-	-	18,177	$807,097
	2017 Performance-Adjusted RSUs (cash-based)	-	-	-	$403,534
Samuel L. Belcher(4)	2018 Transition Award RSU	-	-	22,235	$987,237
	2015 Restricted Stock Award (stock-based)	-	-	12,279	$561,289
Gary D. Benz	2017 Performance-Adjusted RSUs (stock-based)	-	-	21,545	$956,608
	2017 Performance-Adjusted RSUs (cash-based)	-	-	-	$597,840
Christine L. Walker	2017 Performance-Adjusted RSUs (stock-based)	-	-	9,864	$437,964
	2017 Performance-Adjusted RSUs (cash-based)	-	-	-	$214,636
Charles E. Jones	2017 Performance-Adjusted RSUs (stock-based)	-	-	272,891	$12,116,394
	2017 Performance-Adjusted RSUs (cash-based)	-	-	-	$5,975,174
Robert P. Reffner	2017 Performance-Adjusted RSUs (stock-based)	-	-	18,694	$830,024
	2017 Performance-Adjusted RSUs (cash-based)	-	-	-	$408,799

(1)

For all NEOs other than Mr. Belcher, the number of shares set forth in the “Number of Shares Acquired on Vesting” column reflect the number of 2017 performance-adjusted RSUs (settled in stock), which vested on March 2, 2020. The number of shares includes dividend equivalent units earned and reinvested through the vesting date. The number of shares were rounded down and the fractional share value was paid in cash and is less than the value of one share.

(2)

The number of units from the 2017 performance-adjusted RSUs (settled in cash), which vested on March 2, 2020 are as follows: Mr. Strah: 24,019.6415; Mr. Taylor: 9,088.5968; Mr. Belcher: 0; Mr. Benz: 13,464.8580; Ms. Walker: 4,834.1507; Mr. Jones: 134,575.9914; and Mr. Reffner: 9,207.1782. The number of units includes dividend equivalent units earned and reinvested through the vesting date.

(3)

The amounts set forth in the “Value Realized on Vesting” column are based on the average high/low stock price on the vesting date, which was $44.40 for both the 2017 performance-adjusted RSUs and Mr. Belcher’s 2018-2019 Transition Award, and $45.71 for Mr. Belcher’s 2015 Restricted Stock Award. The performance-adjusted RSUs for all NEOs, other than Mr. Belcher, were paid at 185% of target. The amounts include certain stock-based 2017 performance-adjusted RSUs that were deferred under the EDCP according to the NEOs’ election in the following amounts: $2,029,528 for Mr. Strah; $767,593 for Mr. Taylor; $939,356 for Mr. Belcher; and $227,554 for Mr. Benz.

61  |  FirstEnergy Corp. 2021 Proxy Statement

(4)

Mr. Belcher was granted a 2018-2019 Transition Award to replace the value of the FE LTIP grant opportunity for the 2017-2019 cycle because of his transition from FENOC into the Company. The Transition Award for Mr. Belcher was paid at 193% of target. The number of shares includes dividend equivalent units earned and reinvested through the vesting date. The number of shares were rounded down and the fractional share value was paid in cash and is less than the value of one share. In addition, Mr. Belcher’s 2015 Restricted Stock Award vested 50% on March 8, 2020 and the remaining 50% will vest on March 8, 2025.

Post-Employment Compensation

Pension Benefits as of December 31, 2020

The following table provides information regarding the pension benefits of our NEOs as of December 31, 2020:

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)
Steven E. Strah	Qualified Plan	36	$2,439,310
	Nonqualified (Supplemental) Plan	36	$9,409,966
	Supplemental Executive Retirement Plan		N/A

	Total		$ 11,849,276
K. Jon Taylor	Qualified Plan	11	$429,939
	Nonqualified (Supplemental) Plan	11	$643,177
	Supplemental Executive Retirement Plan		N/A

	Total		$1,073,116
Samuel L. Belcher	Qualified Plan	8	$345,465
	Nonqualified (Supplemental) Plan	13	$1,851,847
	Supplemental Executive Retirement Plan		N/A

	Total		$2,197,312
Gary D. Benz	Qualified Plan	31	$2,333,659
	Nonqualified (Supplemental) Plan	31	$4,167,859
	Supplemental Executive Retirement Plan		N/A

	Total		$6,501,518
Christine L. Walker	Qualified Plan	35	$2,411,951
	Nonqualified (Supplemental) Plan	35	$2,668,888
	Supplemental Executive Retirement Plan		N/A

	Total		$5,080,839
Charles E. Jones(3)	Qualified Plan	41	$2,687,157
	Nonqualified (Supplemental) Plan	41	$28,697,147
	Supplemental Executive Retirement Plan		$0

	Total		$31,384,304
Robert P. Reffner(3)	Qualified Plan	13	$631,729
	Nonqualified (Supplemental) Plan	18	$2,113,436
	Supplemental Executive Retirement Plan		N/A

	Total		$2,745,165

(1)

Pursuant to a historical arrangement, Messrs. Belcher and Reffner are eligible to receive five additional years of credited service for purposes of the nonqualified (supplemental) pension calculation, resulting in 13 and 18 years of credited service, respectively. As a result of this arrangement, the amounts in the Present Value of Accumulated Benefit column for each of Messrs. Belcher and Reffner has an increased value of $855,015 and $737,498, respectively.

(2)

The amounts set forth in the “Present Value of Accumulated Benefit” column are determined as of December 31, 2020, using the following assumptions: December 31, 2020 discount rates of 2.67% (qualified plan) and 2.56% (nonqualified supplemental plan) and the Pri-2012 mortality table projected generationally using scale MP-2020 (base year 2012) for the qualified plan and Pri-2012 mortality table with white collar adjustment projected generationally using scale MP-2020 (base year 2012) for the nonqualified plans at the earliest unreduced age.

(3)	Mr. Jones employment with the Company terminated effective October 29, 2020, and Mr. Reffner separated from the Company effective November 8, 2020.

62  |  FirstEnergy Corp. 2021 Proxy Statement

Pension Benefits

Qualified and Nonqualified Plans

We offer a qualified and nonqualified (supplemental) pension plan to provide retirement benefits to all of our NEOs. We pay the entire cost of these plans. Retirement benefits from the qualified plan provided under the FirstEnergy Corp. Master Pension Plan (“Master Pension Plan”) are calculated using pensionable earnings up to the applicable federal and plan limits. The Master Pension Plan was amended to provide a cash-balance formula for all employees hired or rehired on or after January 1, 2014. In conjunction with the new cash-balance formula, the Company adopted a new nonqualified supplemental plan, which will provide a benefit, based upon the cash-balance formula, to eligible executives hired or rehired on or after January 1, 2014, but without the restriction of federal limits that apply under the qualified pension plan. All of the NEOs were hired prior to January 1, 2014 and are subject to the formulas discussed below.

The supplemental plan provided under the EDCP provides a benefit based upon the formula used in the qualified plan but is calculated using all pensionable earnings without the restrictions of federal and certain plan limits. Based on the applicable formula of the plan under which the NEO is a participant, the retirement benefit from the qualified and nonqualified plans will be the benefit determined using one or more of the following three formulas:

1.

Career Earnings Benefit Formula: A fixed (2.125%) factor is applied to the executive’s total career earnings to determine the accrued (age 65) career earnings benefit. Pensionable earnings under the career earnings formula generally include base salary, annual incentive awards, and other similar compensation.

2.	Adjusted Highest Average Monthly Base Earnings Benefit Formula: The benefit is equal to the sum of A and B where A is the highest average monthly base earnings (“HAMBE”) times the sum of:

•	1.58% times the first 20 years of benefit service;

•	1.18% times the next 10 years of benefit service;

•	0.78% times the next 5 years of benefit service; and

•	1.10% times each year of benefit service in excess of 35 years.

and B is an amount equal to 0.32% times number of years of service (up to 35 years) times the difference between the HAMBE and the lesser of 150% of covered compensation or the Social Security Wage Base, except that B cannot be less than zero.

The HAMBE for the qualified plan are the highest 48 consecutive months of base earnings the executive had in the 120 months immediately preceding retirement or other termination of employment. Pensionable earnings under the qualified plan HAMBE formula generally include base salary and deferred compensation of base salary after 2004. The pensionable earnings under the nonqualified plan HAMBE formula are the same as the qualified plan described above except that deferred compensation of base salary excluded under the qualified plan and annual incentive awards that are paid or deferred are included. Covered compensation represents the average (without indexing) Social Security Taxable Wage Base in effect for each calendar year during the 35-year period that ends when the executive reaches the Social Security normal retirement age.

3.

Final Average Total Pay (“FATP”) Formula: The pension benefit under FATP is calculated by determining the HAMBE, multiplying this amount by a fixed factor (1.2%) and then multiplying it by the number of years of Benefit Service at the time of separation or retirement. This amount is then divided by 12 to determine the accrued & vested monthly pension benefit amount.

Under the Master Pension Plan, normal retirement is at age 65 and the completion of five years of eligibility service. The earliest retirement is at age 55 if the employee has at least 10 years of eligibility service. Mr. Benz is currently eligible for an unreduced pension benefit, as were Messrs. Jones and Reffner at the time of termination and separation, respectively. Mr. Strah and Ms. Walker are currently eligible for a reduced pension benefit based on the Early Retirement Reduction Table below and Messrs. Taylor and Belcher will become eligible when they turn 55 in 2028 and 2023, respectively. The earliest retirement age without reduction for the qualified plan is age 60 with the exception of those covered under the FATP plan. The earliest retirement age without reduction for FATP is age 62.

63  |  FirstEnergy Corp. 2021 Proxy Statement

Early Retirement Reduction Table

If payment begins at age	The benefit is multiplied by
60 and up	100%
59	88%
58	84%
57	80%
56	75%
55	70%

FATP Early Retirement Reduction Table

If payment begins at age	The benefit is multiplied by
62 and up	100%
61	96%
60	92%
59	88%
58	84%
57	80%
56	76%
55	72%

The accrued benefits vest upon the completion of five years of service. The benefits generally are payable in the case of a married employee in the form of a qualified spouse 50% joint and survivor annuity or in the case of an unmarried employee in the form of a single life annuity. Unmarried employees can designate a non-spouse beneficiary to receive up to a 100% joint and survivor annuity depending upon the non-spousal beneficiary’s age. For the married employee, there also is an option to receive the benefit as a joint and survivor annuity with or without a pop-up provision or a period certain annuity. The annuity provides a reduced monthly benefit, payable to the employee until death. If a joint and survivor annuity is chosen, the employee’s named beneficiary will receive 25%, 50%, 75%, or 100% of the employee’s benefit based on the employee’s and the beneficiary’s ages and the elected percentage to be continued after the employee’s death. Under the pop-up provisions, the monthly payment to the employee “pops-up” to the single life annuity amount if the beneficiary predeceases the employee. The period certain annuity provides a reduced benefit for the life of the employee and continues the benefit to the named beneficiary for a guaranteed period if the employee’s death occurs before the end of the 5, 10 or 15-year period, as elected. No further payments are made if the employee’s death occurs after the end of the elected period.

As noted in the CD&A, pursuant to a historical arrangement, Mr. Belcher is (and Mr. Reffner was) eligible to be credited with five years of additional service for purposes of calculating the supplemental pension benefit. For more information, refer to the “Pension Benefits as of December 31, 2020” table on page 62.

Supplemental Executive Retirement Plan (“SERP”)

In addition to the qualified and nonqualified plans, certain NEOs may receive additional nonqualified benefits from the SERP. As of December 31, 2020, there are no longer any active participants in the SERP. In 2014, the Committee formally closed the SERP to new entrants.

64  |  FirstEnergy Corp. 2021 Proxy Statement

Of the NEOs, only Mr. Jones was a participant in the SERP. The NEOs who are participants in the SERP, or the NEO’s surviving spouse, are eligible to receive a supplemental benefit after the NEO’s termination of employment due to retirement, death, disability, or involuntary separation. Whether or not a supplemental benefit under the SERP will be paid is determined upon the date the NEO terminates employment under the conditions described in the following sections:

Retirement Benefit

An eligible NEO who retires on or after age 55 and who has completed 10 years of service will be entitled to receive, commencing at retirement, a monthly supplemental retirement benefit under the SERP equal to (a) 65% of the average of the highest 12 consecutive full months of base salary earnings paid to the NEO in the 120 consecutive full months prior to termination of employment, including any salary deferred into the EDCP or the FirstEnergy Corp. Savings Plan, but excluding any incentive payments, or (b) 55% of the average of the highest 36 consecutive full months of base salary earnings and annual incentive awards paid to the NEO in the 120 consecutive full months prior to termination of employment, including any salary deferred into the EDCP and FirstEnergy Corp. Savings Plan, whichever is greater, multiplied by the number of months of service the executive has completed after having completed 10 years of service, up to a maximum of 60 months, divided by 60, less:

1.

The monthly primary Social Security benefit to which the executive may be entitled upon retirement (or the projected age 62 benefit if retirement occurs prior to age 62), irrespective of whether the executive actually receives such benefit at the time of retirement; and

2.

The monthly retirement income benefit to which the executive may be entitled upon retirement under the Master Pension Plan and nonqualified supplemental pension, calculated based on the NEO’s marital status at the time of such retirement as follows:

•	In the case of a married NEO in the form of a 50% joint and survivor annuity.

•	In the case of an unmarried NEO, in the form of a single life annuity.

For an NEO who retires prior to attaining age 65, the net dollar amount above shall be reduced further by one-fourth of 1% for each month the commencement of benefits under the SERP precedes the month the executive attains age 65.

Death Benefit

If a married NEO that participates in the SERP dies, 50% of the NEO’s SERP benefit actuarially adjusted for the NEO’s and spouse’s ages will be paid to the NEO’s surviving spouse. In general, payment will begin the first of the month following the later of the date the NEO would have attained age 55 or death and continue for the remainder of the surviving spouse’s life. If the NEO had at least 10 years of eligibility service before January 1, 2009, the payment will begin on the first day of the month following the NEO’s death. For an NEO who dies prior to attaining age 65, the benefit shall be reduced further by one-fourth of 1% for each month the commencement precedes the NEO’s attainment of age 65, with a maximum reduction of 30%.

Disability Benefit

If an NEO participant in the SERP terminates employment due to a disability, he/she may be entitled to receive a monthly supplemental retirement benefit under the SERP. If applicable, SERP payments will commence on the first of the month following the NEO’s attaining age 60 if the disability termination occurs before age 55. If the disability termination occurs on or after the NEO attains age 55, applicable SERP payments will begin the first of the month following termination. The retirement benefit will equal the greater of 65% of the NEO’s base salary earnings as set forth in (a) of the Retirement Benefit section above, or 55% of the NEO’s base salary earnings plus their annual incentive awards as set forth in (b) of the Retirement Benefit section above. That amount will be reduced by disability benefits the NEO is projected to receive from Social Security, the Master Pension Plan and the FirstEnergy Corp. Long Term Disability Plan. The disability benefit continues until the NEO attains age 65, is no longer disabled or dies, whichever occurs first. Upon attaining age 65, benefits are calculated as described in the Retirement Benefit section above. In the event of death, benefits are calculated as described in the Death Benefit section above.

65  |  FirstEnergy Corp. 2021 Proxy Statement

Nonqualified Deferred Compensation as of December 31, 2020

The following table summarizes nonqualified deferred compensation earned or contributed by or on behalf of our NEOs during 2020.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
Steven E. Strah	$1,607,714	$0	$(731,967)	$0	$3,167,133
K. Jon Taylor	$595,459	$0	$(856,924)	$0	$2,184,271
Samuel L. Belcher	$0	$0	$(455,804)	$0	$1,293,096
Gary D. Benz	$175,642	$0	$(75,991)	$0	$739,958
Christine L. Walker	$113,396	$0	$7,398	$0	$1,501,164
Charles E. Jones	$0	$0	$(139,646)	$0	$1,083,973
Robert P. Reffner	$56,595	$0	$(13,561)	$0	$327,313

(1)

The amount set forth in the “Executive Contributions in Last FY” column for Mr. Strah includes the deferral of (a) 2020 base salary in the amount of $101,893 and (b) 2018-2020 stock-based RSUs deferred in the amount of $1,505,821. The amount for Mr. Taylor includes the deferral of (a) 2020 base salary in the amount of $48,552; (b) 2020 STIP earned in 2020 and deferred in 2021 in the amount of $82,918; and (c) 2018-2020 stock-based RSUs deferred in the amount of $463,989. The amount for Mr. Benz includes the deferral of (a) 2020 base salary in the amount of $45,295 and (b) 2018-2020 stock-based RSUs deferred in the amount of $130,347. The amount for Ms. Walker includes the deferral of (a) 2020 base salary in the amount of $51,896; and (b) 2020 STIP earned in 2020 and deferred in 2021 in the amount of $61,500. The amount for Mr. Reffner includes the deferral of 2020 base salary in the amount of $56,595. The base salary amount is also included in the Salary column of the current year Summary Compensation Table, and the 2020 STIP amount is also included in the “Non-Equity Incentive Plan Compensation” column of the current year Summary Compensation Table.

(2)

The compounded annual rate of return on pre-2013 retirement accounts was 7.02%, and 5.02% on the retirement accounts in 2013 and thereafter. The compounded annual rate of return on stock accounts was -34.13%, which includes dividends. The amounts set forth in the Aggregate Earnings in Last FY column include above-market earnings which have been reported in the Summary Compensation Table for 2020 as follows: Mr. Strah: $15,433; Mr. Taylor: $7,226; Mr. Belcher: $5,092; Mr. Benz: $7,100; Ms. Walker: $17,554; Mr. Jones: $5,298; and Mr. Reffner: $5,088.

(3)

The amounts set forth in the “Aggregate Balance at Last FYE” column include amounts reported in the Summary Compensation Tables in prior years as follows: Mr. Strah: $44,530; Mr. Belcher: $10,010; Mr. Jones: $58,679; and Mr. Reffner: $3,754. Mr. Taylor, Mr. Benz and Ms. Walker did not have any amounts reported in the Summary Compensation Tables in prior years.

EDCP

The EDCP is a nonqualified deferred compensation plan which provides for the voluntary deferral of compensation. Our NEOs may defer up to 50% of base salary, up to 85% of STIP awards and up to 85% of LTIP awards.

Two investment options are available under the EDCP. NEOs may direct deferrals of base salary and STIP awards to an annual cash retirement account, which accrues interest. The interest rate changes annually and is based upon the Moody’s Corporate Long-Term Bond Yield Index rate (later referred to as Moody’s). In 2020, the interest rate was based on the Moody’s rate plus one percentage point (5.02%) for amounts credited to accounts in 2013 or later and Moody’s plus three percentage points (7.02%) for amounts credited to accounts prior to 2013. NEOs may direct deferrals of STIP awards and performance-adjusted RSU LTIP awards to an annual stock account. The stock accounts are tracked in stock units and accrue additional stock units based upon the payment of dividends. The stock accounts are valued at the fair market value of our common stock. Payments made with respect to any dividend equivalent units that accrue after May 17, 2014 will be paid in cash.

66  |  FirstEnergy Corp. 2021 Proxy Statement

Payments made with respect to performance shares that are deferred into a participant’s stock account on or after February 23, 2015 will be paid in cash instead of shares of common stock. In addition, with respect to future deferrals, if a participant has elected to receive a distribution of his or her stock account following a three-year deferral period and the participant terminates employment prior to the end of the three-year period, then the stock account distribution will be paid in cash in accordance with the payment terms of the participant’s retirement account.

Effective for deferral elections made on or after November 1, 2015:

●	Participants may elect to defer RSUs only to the stock account, rather than to a separate RSU account; and

●

Participants may no longer elect to receive a distribution after three years (or any later date specified by the participant, in the case of RSUs), as all amounts deferred to the stock account, including deferred RSUs, will be held in that account until separation from service, death, or disability, at which point it will be transferred to a participant’s retirement account and paid only in cash based on his/her distribution elections for the retirement account.

NEOs may elect to receive distributions from the cash retirement accounts in any combination of lump sum payment and/or monthly installment payments for up to 25 years. Differing distribution elections may be made for retirement, disability, and pre-retirement death. In the event of involuntary separation prior to retirement eligibility, the accounts accrued and vested as of December 31, 2004, may be paid in a single lump sum payment or in three annual installments. In the event of a participant’s separation from service for reasons other than retirement, death or disability, accounts accrued after January 1, 2005, are paid in a single lump sum payment. Payments may not commence until separation from service. Amounts that were vested as of December 31, 2004, are available for an in-service withdrawal of the full account, subject to a 10% penalty. There is no in-service withdrawal option for retirement accounts accrued after January 1, 2005, other than as permitted for hardships under the EDCP.

For deferrals to the stock account prior to November 1, 2015, generally, stock account distributions were made in a lump sum payment in the form of our common stock at the end of the three-year period following the initial deferral, unless further deferred. If further deferred until termination or retirement (or for future deferrals, if termination occurred prior to the end of the initial three-year period, regardless of age at termination), the account was converted to cash, based upon the fair market value of the account at termination, and the balance was rolled over to the corresponding annual retirement account for distribution in lump sum or monthly installments as elected under the retirement account.

67  |  FirstEnergy Corp. 2021 Proxy Statement

Potential Post-Employment Payments

2020 Post-Termination Compensation and Benefits

The following table summarizes the compensation and benefits that would be payable to our continuing NEOs in the event of a termination or following a CIC absent a termination as of December 31, 2020, which is the last business day of the year:

	Retirement(1)	Involuntary Separation (Other Than For Cause)	Termination Without Cause Following a CIC	Following a CIC Absent a Termination	Voluntary Termination (Pre-retirement Eligible)(1)	Involuntary Termination (For Cause)(1)	Death(1)	Disability(1)
Base Salary	Accrued through date of retirement	Accrued through date of termination	Accrued through date of change in control termination	Accrued through date of change in control	Accrued through date of termination	Accrued through date of termination	Accrued through date of qualifying event	Accrued through date of qualifying event
Severance Pay(2)	N/A	3 weeks of pay for every full year of service (capped at a maximum of 104 weeks), including the current year, calculated using base salary at the time of severance	2 times the sum of base salary plus target annual STIP of which a portion is payable in consideration for the non- competition clause	N/A	N/A	N/A	N/A	N/A
Banked Vacation	Paid in a lump sum and valued based on 12/31/2008 base salary	Paid in a lump sum and valued based on 12/31/2008 base salary	Paid in a lump sum and valued based on 12/31/2008 base salary	Eligible for a lump sum payment at termination based on 12/31/2008 base salary	Paid in a lump sum and valued based on 12/31/2008 base salary	Paid in a lump sum and valued based on 12/31/2008 base salary	Paid in a lump sum and valued based on 12/31/2008 base salary	Paid in a lump sum and valued based on 12/31/2008 base salary
Health and Wellness Benefits	May continue either through unsubsidized COBRA or in the FE Access Plan	Provided at active employee rates for severance period(3)	Based on the terms of the CIC Plan(4)	Provided at active employee rates for the length of employment	Forfeited	Forfeited	Survivor health and wellness provided as eligible	Health and wellness provided as eligible
FE STIP Award	Issued a prorated award based on elapsed days of service and based on actual performance	Issued a prorated award based on elapsed days of service and based on actual performance	Issued a prorated award at target based on elapsed days of service	Eligible for a full or prorated award based on elapsed days of service	Forfeited	Forfeited	Issued a prorated award based on elapsed days of service and based on actual performance	Issued a prorated award based on elapsed days of service and based on actual performance
Performance-Adjusted RSUs (Stock-Based and Cash-Based)	Issued a prorated award based on full months of service and based on actual performance	Issued a prorated award based on full months of service and based on actual performance	Issued prorated award based on full months of service at 100% of target opportunity and all dividends earned	Eligible for an award based on future employment through the vesting date	Forfeited	Forfeited	Issued a prorated award at target value based on full months of service	Issued a prorated award based on full months of service and based on actual performance

68  |  FirstEnergy Corp. 2021 Proxy Statement

	Retirement(1)	Involuntary Separation (Other Than For Cause)	Termination Without Cause Following a CIC	Following a CIC Absent a Termination	Voluntary Termination (Pre-retirement Eligible)(1)	Involuntary Termination (For Cause)(1)	Death(1)	Disability(1)
Restricted Stock	Forfeited	Prorated(5)	Issued 100% of shares and all dividends earned	Eligible for an award based on future employment through the vesting date	Forfeited	Forfeited	Issued 100% of shares and all dividends earned	Issued 100% of shares and all dividends earned
Cash Retention Award	Forfeited	Prorated	Issued 100% of cash award	Eligible for an award based on future employment through the vesting date	Forfeited	Forfeited	Issued 100% of cash award	Issued 100% of cash award
EDCP (Elective Deferrals)	Payable as elected	Payable as elected if retirement eligible; otherwise payable in a lump sum upon termination	Payable as elected if retirement eligible; otherwise payable in a lump sum upon termination	Payable as elected upon termination if retirement eligible; otherwise payable in a lump sum upon termination	Payable in a lump sum upon termination	Payable as elected upon termination if retirement eligible; otherwise payable in a lump sum upon termination	Payable to survivor as elected	Payable as elected
Excise Tax Gross Up under Section 280G	No	No	No	No	No	No	No	No

(1)	Benefits provided in these scenarios are provided to all employees on the same terms, if applicable.
(2)

Mr. Taylor, Mr. Belcher, Mr. Benz and Ms. Walker are eligible to receive severance pay benefits in the event of an involuntary separation (other than for cause) based on the formula set forth in the chart. In addition, each of the continuing NEOs are eligible to receive severance pay benefits in the event of a termination without cause following a change in control based on the formula set forth in the chart.

(3)

Active employee health and wellness benefits are provided under the Severance Plan for the severance period, which is equal to three weeks for every year of service, including the current year (52 week minimum and 104 week maximum).

(4)	All continuing NEOs, except Mr. Taylor and Mr. Belcher, are eligible for retirement and would receive retiree health and wellness benefits irrespective of a CIC.
(5)	Restricted stock awards for Mr. Belcher and Ms. Walker are paid at target in the event of an involuntary separation (other than for cause), provided that the NEO executes a release agreement.

The potential post-employment payments discussed below disclose the estimated payments and benefits payable to the continuing NEOs upon certain triggering events representing the enhanced or accelerated value of payments and benefits and do not include previously-earned and vested amounts payable to such continuing NEOs regardless of the applicable triggering event that have been accrued but not yet paid. The post-termination benefit calculations are based on the following assumptions:

●	The amounts disclosed are estimates of the amounts which would be paid out to the continuing NEOs based on the triggering event. The actual amounts can be determined only at the time of payment.

●

The amounts disclosed do not include benefits provided under the qualified plan, nonqualified supplemental plan and SERP as described in the Pension Benefits section and shown in the Pension Benefits table (at the earliest commencement date without reduction) earlier in this proxy statement, unless expressly noted.

●

The amounts disclosed do not include compensation previously earned and deferred into the EDCP. The year-end account balances of the continuing NEOs in the EDCP are set forth in the Nonqualified Deferred Compensation table earlier in this proxy statement. These amounts are payable to the continuing NEO based on the distribution elections made by the continuing NEO at the time the deferral was elected.

69  |  FirstEnergy Corp. 2021 Proxy Statement

●	December 31, 2020 is the last day of employment.

●

All employees, including the continuing NEOs, are eligible for a full year payout based on actual performance under the FE STIP if they are employed on December 31, 2020. The 2020 STIP amounts are provided in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

●	The LTIP and Other Equity Awards table below includes stock options, performance-adjusted RSUs and restricted stock.

●	The closing common stock price on December 31, 2020, the last trading day of the year ($30.61), is applied to value stock options, performance-adjusted RSUs and restricted stock.

●	Actual performance is utilized for the 2018-2020 performance-adjusted RSUs. Target payout is assumed for the 2019-2021 and 2020-2022 performance-adjusted RSUs.

●	Health care amounts are not provided in most cases since they are available to all employees under the same circumstances.

●

Since Mr. Jones was terminated effective October 29, 2020 and Mr. Reffner was separated effective November 8, 2020, they have generally been excluded from these calculations, and the amounts actually received by Mr. Jones and Mr. Reffner in connection with their termination of employment are provided in the “Departed NEOs” section below.

Retirement/Voluntary Termination

In the event of a continuing NEO’s retirement or voluntary termination, other than Messrs. Taylor and Belcher who are not yet retirement eligible, as of December 31, 2020, the continuing NEO’s outstanding equity awards would be prorated and vest based on actual performance as described in the 2020 Post-Termination Compensation and Benefits table above and quantified in the LTIP and Other Equity Awards table below.

The present value of the Qualified Plan, Nonqualified Supplemental Plan, and SERP benefits as shown in the Pension Benefits table reflects commencement of retirement benefits at the NEOs’ earliest age necessary to receive pension benefits without reduction. Mr. Benz has reached the age and service requirements needed to receive pension benefits without reduction. Mr. Strah and Ms. Walker are currently eligible to commence pension benefits in a reduced amount, as described on page 63. Messrs. Taylor and Belcher do not meet the age requirement needed to receive Qualified Plan and Nonqualified Supplemental Plan pension benefits without reduction; however, they are entitled to accrued and vested Qualified Plan and Nonqualified Supplemental Plan benefits as shown in the Pension Benefits table. Messrs. Taylor and Belcher were not yet retirement eligible as of December 31, 2020.

Involuntary Separation

In the event of an involuntary separation, the CEO’s severance benefits, if any, would be determined by the Compensation Committee and approved by your Board. The other continuing NEOs are covered under the Severance Plan. Under the Severance Plan, executives are offered severance benefits if involuntarily separated when business conditions require the closing or sale of a facility, corporate restructuring, merger, acquisition, a reduction in workforce, or job elimination. Severance is also offered if an executive turns down a job assignment that would result in a reduction of at least 15% in current base salary; contains a requirement that the executive must relocate from his or her current residence for reasons related to the new job; or would result in the distance from the executive’s current residence to his or her new reporting location being at least 50 miles farther than his or her current residence to his or her previous reporting location. The Severance Plan provides three weeks of base pay for each full year of service with a minimum of 52 weeks and a maximum severance benefit of 104 weeks of base pay. In the event of a December 31, 2020 involuntary separation, severance pay would be provided as follows: Mr. Strah — $1,900,000 (assuming the Board approves the same level of benefits as the other continuing NEOs would receive); Mr. Taylor — $600,000; Mr. Belcher — $650,000; Mr. Benz — $756,923; and Ms. Walker — $820,000. Each of the continuing NEOs would also be provided prorated vesting for certain outstanding equity and, in the case of Mr. Taylor, prorated payment of an outstanding cash retention award, as described in the 2020 Post-Termination Compensation and Benefits table and quantified in the LTIP and Other Equity Awards table.

70  |  FirstEnergy Corp. 2021 Proxy Statement

Termination Following a CIC

As described above, the continuing NEOs were participants in the CIC Plan in 2020. Under the CIC Plan, certain enhanced benefits would be provided in the event of a termination without cause or for good reason within two years following a CIC. Under the Incentive Compensation Plans, it is our customary practice to require a qualifying termination of employment for acceleration of the vesting of equity awards in the event of a change in control rather than providing for accelerated vesting solely upon a change in control. In the event a continuing NEO accepts benefits under the CIC Plan, the continuing NEO would be prohibited for two years from working for or with competing entities after receiving severance benefits pursuant to the CIC Plan, and would be prohibited from disclosing trade secrets or other confidential information indefinitely.

Generally, pursuant to the CIC Plan and the Incentive Compensation Plans, a CIC is deemed to occur:

(1)

If any person acquires 25% or more of our voting securities (excluding acquisitions (a) directly from us, (b) by us, (c) by certain employee benefit plans, or (d) pursuant to a transaction meeting the requirements of item (3) below); or

(2)	If a majority of our directors as of the date of the agreement are replaced (other than in specified circumstances); or

(3)	The consummation of a major corporate event (defined to include reorganizations and certain asset sales) unless, following such transaction:

(a)	The same person or persons who owned our voting securities prior to the transaction own more than 60% of our voting securities prior to the transaction;

(b)	No person or entity (with certain exceptions) owns 25% or more of our voting securities; and

(c)	At least a majority of the directors resulting from the transaction were directors at the time of the execution of the agreement providing for such transaction; or

(4)	If our shareholders approve a complete liquidation or dissolution.

For a complete CIC definition explanation, see the CIC Plan, and the Incentive Compensation Plans. The CIC severance benefits are triggered only if the continuing NEO is terminated without cause or resigns for good reason within two years following a CIC. Good reason is generally defined as a material change, following a CIC, inconsistent with the individual’s previous job duties or compensation. The Incentive Compensation Plans only provide a termination without cause provision and do not have a good reason definition for the accelerated vesting of the equity awards. We do not gross up equity or cash awards to cover the tax obligations for executives.

In the event of a December 31, 2020 qualifying termination following a CIC, compensation in an amount equal to two times the sum of the amount of annual base salary plus the target annual FE STIP amount as applicable, in the year during which the date of termination occurs, whether or not fully paid, will be provided as follows: Mr. Strah — $3,800,000; Mr. Taylor — $2,100,000; Mr. Belcher — $2,275,000; Mr. Benz — $1,353,000; and Ms. Walker — $1,312,000. Each of the continuing NEOs would also be provided additional accelerated vesting following a termination for certain outstanding equity and, in the case of Mr. Taylor, accelerated payment of an outstanding cash retention award, as described in the 2020 Post-Termination Compensation and Benefits table above and quantified in the LTIP and Other Equity Awards table below. Excise tax and gross-up provisions are not provided under the CIC Plan. Finally, outplacement services are also offered for a one–year period, capped at $30,000.

Death & Disability

In the event of a continuing NEO’s death or Disability (as defined in the applicable plan documents) as of December 31, 2020, each of the NEOs would also be provided additional accelerated vesting for certain outstanding equity and, in the case of Mr. Taylor, accelerated payment of an outstanding cash retention award, as described in the 2020 Post-Termination Compensation and Benefits table above and quantified in the LTIP and Other Equity Awards table below.

71  |  FirstEnergy Corp. 2021 Proxy Statement

LTIP and Other Awards

In the event of a continuing NEO’s retirement or voluntary termination as of December 31, 2020, the continuing NEOs would be provided vested outstanding equity or cash awards as quantified in the Retirement/Voluntary Termination column of the LTIP and Other Awards table below. In the event of involuntary separation, termination without cause following a CIC, death, or Disability, the continuing NEOs would be provided additional accelerated vesting for certain outstanding equity or cash awards based specifically on the triggering event as quantified in the respective columns of the LTIP and Other Awards table below. Since 2010, awards of performance-adjusted RSUs require a termination without cause following a CIC for accelerated vesting. For purposes of the calculations in the table below, we have assumed the equity awards would be replaced by the successor prior to a termination without cause.

LTIP and Other Awards

		Additional Payments Due to the Termination Scenario
	Retirement/ Voluntary Termination(1)	Involuntary Separation (Additive to the Retirement/ Voluntary Termination Column)(2)	Death (Additive to the Retirement/ Voluntary Termination Column)(3)	Disability (Additive to the Retirement/ Voluntary Termination Column)(4)	Termination Without Cause Following a CIC (Additive to the Retirement/ Voluntary Termination Column)(5)
Steven E. Strah	$2,486,088	$0	$0	$0	$0
K. Jon Taylor(6)	N/A	$1,723,828	$1,808,287	$1,808,287	$1,808,287
Samuel L. Belcher(6)	N/A	$2,346,150	$2,346,150	$2,346,150	$2,346,150
Gary D. Benz	$1,070,330	$0	$0	$0	$0
Christine L. Walker	$538,583	$381,830	$381,830	$381,830	$381,830

(1)

The amounts set forth in the “Retirement/Voluntary Termination” column represent the estimated amounts based on a target opportunity payout for all outstanding FE LTIP cycles that would be payable to the continuing NEO as a result of retirement/voluntary termination on December 31, 2020. FE LTIP awards are prorated based on full months of service. At the time of payment, the FE LTIP awards will be adjusted for actual performance. If we applied the actual performance results for the 2018-2020 cycle, the values would be as follows: Strah $3,131,878; Taylor N/A; Belcher N/A; Benz $1,350,695; and Walker $646,493. Unvested restricted stock is forfeited. Messrs. Taylor and Belcher were not eligible to retire as of December 31, 2020 since they were only 47 and 52 years old, respectively.

(2)

The amounts set forth in the “Involuntary Separation” column represent the estimated additional amounts that would be payable to the continuing NEO as a result of a December 31, 2020, involuntary severance without cause. FE LTIP awards are prorated based on full months of service. At the time of payment, the FE LTIP awards will be adjusted for actual performance. The restricted stock awards for Mr. Belcher and Ms. Walker are paid at target for an involuntary separation, provided that the NEO executes a release agreement. The restricted stock award and cash retention award for Mr. Taylor is paid on a prorated basis for an involuntary separation, provided that Mr. Taylor executes a release agreement.

(3)

The amounts set forth in the “Death” column represent the estimated additional amounts that would be payable to the continuing NEO as a result of a death on December 31, 2020. In the event of a death, the FE LTIP awards are prorated and payable at target based on the fair market value on the date of death. All restricted stock awards fully vest, including the restricted stock awards for Mr. Taylor, Mr. Belcher and Ms. Walker. Mr. Taylor’s cash retention award fully vests. FE LTIP amounts represented in the table are prorated based on full months of service at target.

(4)

The amounts set forth in the “Disability” column represent the estimated additional amounts that would be payable to the continuing NEO as a result of termination due to Disability on December 31, 2020. FE LTIP awards are prorated and payable at the end of the performance period and based on actual performance. All restricted stock awards fully vest, including the restricted stock awards for Mr. Taylor, Mr. Belcher and Ms. Walker. Mr. Taylor’s cash retention award fully vests. FE LTIP amounts represented in the table are prorated based on full months of service at target.

(5)

The amounts set forth in the “Termination Without Cause following a CIC” column represent the estimated additional amounts that would be payable to the continuing NEO as a result of the double trigger vesting of awards effective as of December 31, 2020. Unvested restricted stock would fully vest at target in the event of a termination without cause following a CIC. Mr. Taylor’s cash retention award fully vests. FE LTIP awards granted in 2018 and later vest and are prorated at target in the event of a termination without cause following a CIC.

(6)	Since Mr. Taylor and Mr. Belcher were not eligible to retire as of December 31, 2020, the full value of the payments are reflected in each column and are not additive.

72  |  FirstEnergy Corp. 2021 Proxy Statement

Departed NEOs

The effective date of Mr. Jones’ termination of employment was October 29, 2020. Mr. Jones received $28,240 for 132 hours of banked and frozen vacation earned prior to 2008 and based on the effective base pay rate as of December 31, 2008. His outstanding incentive awards were forfeited, and he did not receive severance benefits or accelerated vesting of any incentive awards, or any additional compensation as a result of his termination.

The effective date of Mr. Reffner’s separation from the Company was November 8, 2020. Mr. Reffner received $28,000 for 160 hours of banked and frozen vacation earned prior to 2008 and based on the effective base pay rate as of December 31, 2008. As a result of the events leading to Mr. Reffner’s separation from the Company, the Compensation Committee resolved to exercise its negative discretion to reduce final payouts with respect to the payments of incentive compensation to zero, and he did not receive severance benefits or accelerated vesting of any incentive awards, or any additional compensation as a result of his separation.

For more information on the treatment of Mr. Jones’ and Mr. Reffner’s incentive awards, refer to the CD&A.

CEO Pay Ratio

We believe our executive compensation program must be consistent and internally equitable to motivate our employees to perform in ways that enhance shareholder value. We are committed to internal pay equity and our Compensation Committee annually reviews the internal pay ratio between our CEO’s total compensation and that for other NEOs and all non-executive employees. We had multiple CEOs in 2020 as a result of Mr. Jones’ termination of employment effective October 29, 2020. For purposes of this pay ratio disclosure, we have calculated the CEO compensation based on the compensation of Mr. Jones, who served as CEO for the majority of 2020 and who was serving as CEO on the date used to identify the median employee (and on the corresponding date in 2020). Additionally for 2020, the Compensation Committee elected to use the same “median employee” that was originally identified in 2018 to calculate our 2020 pay ratio calculation, as there has been no change to our employee population or employee compensation arrangements in the last fiscal year that we believe would have a significant impact on our pay ratio disclosure. This same median employee has now been used for three consecutive years in calculating our pay ratio. In 2021, we will identify a new median employee.

The process that we used to determine our “median employee” in 2018 is summarized below:

For 2018, we identified the “median employee” by calculating the annual compensation of approximately 12,500 full-time, part-time, seasonal and temporary employees employed by us on October 1, 2018, other than Mr. Jones. As a result of the deconsolidation of FES, all of its subsidiaries, and FENOC in 2018, the identification and analysis of our median employee excluded all employees within CES as of October 1, 2018.

As permitted by SEC rules, to determine the “annual compensation” of our employees, we did not use the same compensation definition as required for purposes of determining total compensation in the 2018 Summary Compensation Table. Instead, we used, for the period from January 1, 2018 to September 30, 2018 the sum of:

●

2018 base pay, which we (1) based on a reasonable estimate of hours worked during 2018 for hourly workers and on salary levels for salaried workers and (2) annualized for employees (other than seasonal and temporary employees) who commenced work during 2018; plus

●	2018 target short-term incentive compensation awards (99% of our employees are eligible for these awards).

Using the above methodology, we identified a small group of employees who had the identical amount of estimated annual compensation; we determined this group represented our “median employee” annual compensation. We selected an employee from that group and identified this person as our median employee.

73  |  FirstEnergy Corp. 2021 Proxy Statement

We calculated the median employee’s annual total compensation for 2020 using the same calculation method as in the Summary Compensation Table, which resulted in median employee annual compensation of $156,509. As shown on the Summary Compensation Table on page 55, in 2020, Mr. Jones’ CEO Compensation was $10,066,956. When annualized to assume base salary earned through December 31, 2020, the total CEO compensation is $10,261,184. As a result, we estimate that the ratio of CEO annualized compensation to median employee annual compensation for 2020 is approximately 66:1. We note that, due to our permitted use of reasonable estimates and assumptions in preparing this pay ratio disclosure, the disclosure may involve a degree of imprecision, and thus this pay ratio disclosure is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions described above. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

74  |  FirstEnergy Corp. 2021 Proxy Statement

Director Compensation in Fiscal Year 2020

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)

Michael J. Anderson	$125,000	$149,970	$2,361	$2,000	$279,331

Steven J. Demetriou	$102,500	$149,970	$0	$0	$252,470

Julia L. Johnson	$115,000	$149,970	$0	$0	$264,970

Donald T. Misheff	$562,500	$149,970	$0	$0	$712,470

Thomas N. Mitchell	$114,838	$149,970	$724	$0	$265,532

James F. O’Neil III	$119,881	$149,970	$0	$0	$269,851

Christopher D. Pappas	$337,500	$149,970	$0	$0	$487,470

Sandra Pianalto	$100,000	$149,970	$0	$5,000	$254,970

Luis A. Reyes	$100,000	$149,970	$0	$0	$249,970

Leslie M. Turner	$102,500	$149,970	$0	$0	$252,470

(1)

Charles E. Jones, former President and CEO, is not included in this table for 2020 because he was an employee of the Company and therefore received no additional compensation for his service as director. The compensation received by Mr. Jones for 2020 is shown in the 2020 Summary Compensation Table (“SCT”) above. Mr. Jones resigned from the Board effective October 29, 2020. John W. Somerhalder II, Vice Chairperson and Executive Director, was elected to your Board effective March 1, 2021, and Steven E. Strah, President and CEO, was elected to your Board effective March 8, 2021. Messrs. Somerhalder and Strah are excluded from this table. Messrs. Lynn and Teno were elected to your Board effective March 18, 2021 and are excluded from this table.

(2)

The amounts set forth in the Fees Earned or Paid in Cash column consist of fees earned in cash whether paid in cash, deferred into the FirstEnergy Corp. Deferred Compensation Plan for Outside Directors (“DDCP”) or elected to be received in stock in lieu of cash. In addition, Messrs. Misheff and Pappas’ amounts include special cash stipends, which are further described in the narrative following this table.

(3)

The amounts set forth in the Stock Awards column represent the equity retainer received under the FirstEnergy Corp. 2015 Incentive Compensation Plan, as amended, (“2015 Incentive Plan”) and under the FirstEnergy Corp. 2020 Incentive Compensation Plan (“2020 Incentive Plan”) in the form of shares of common stock. Each amount constitutes the aggregate grant date fair value of stock awards for fiscal 2020 calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The equity retainer is typically paid in quarterly installments. The fair value per share on the grant dates for each director listed in the table was $38.73 on April 1, 2020; $39.33 on July 1, 2020; $28.74 on October 1, 2020; and $30.26 on December 31, 2020. Share amounts are rounded down to the nearest whole share. There were no option awards or stock awards outstanding as of December 31, 2020.

(4)

The amounts set forth in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column reflect only the above-market earnings on nonqualified deferred compensation. There are no pension values for directors. The formula used to determine the above market earnings equals 2020 total interest multiplied by the difference between 120 percent of the Applicable Federal Rate for long-term rates (AFR) and the plan rate and divided by the plan rate.

(5)

The amounts set forth in the All Other Compensation column include compensation not required to be included in any other column. Charitable matching contributions made on behalf of our directors represent all amounts included in the column. Charitable matching contributions were $2,000 for Mr. Anderson and $5,000 for Ms. Pianalto. The FirstEnergy Foundation supports the charitable matching contributions under its Matching Gifts Program.

Compensation of Directors

We use a combination of cash and equity-based incentive compensation in order to attract and retain qualified candidates to serve on your Board. Equity compensation provides incentives to directors linking their personal interests to our long-term financial success and to increases in shareholder value. In setting director compensation, we take into consideration the significant amount of time that directors spend in fulfilling their duties to us as well as the skill level required of members of your Board. A review is performed every other year to ensure competitiveness of non-employee director compensation. Only non-employee directors receive the compensation described below for their service on your Board. Since Mr. Jones was an employee, he was not eligible to receive additional compensation for his service on your Board in 2020.

75  |  FirstEnergy Corp. 2021 Proxy Statement

Fee Structure

For 2020, each non-employee director received a cash retainer of $100,000 and an equity retainer valued at approximately $150,000 and paid in the form of our common stock. The Chairs of the Corporate Governance and Corporate Responsibility, Finance, and Operations and Safety Oversight Committees each received an additional $15,000 cash retainer in 2020 for serving as a committee chairperson. The Chair of the Audit Committee received an additional $25,000 cash retainer in 2020, and the Chair of the Compensation Committee received an additional $20,000. The amounts paid to directors for 2020 were prorated accordingly, if applicable, based on the duration of their service. Mr. Misheff, the non-executive Chairman of the Board, received an additional $150,000 cash retainer in 2020. Ms. Turner currently directs the Company to pay her cash retainers to her wholly owned limited liability company, therefore, her cash retainers are not eligible for deferral as described below. The total annual compensation of each non-employee director shall not exceed the value of $750,000 in the aggregate of all cash compensation and the value of the applicable equity retainer.

Equity and cash retainers and chairperson retainers were paid in quarterly installments. Any equity compensation and any compensation deferred into equity was granted under the 2015 Incentive Plan. Directors are responsible for paying all taxes associated with cash and equity retainers. We do not gross up equity grants to directors to cover tax obligations.

Special Cash Stipends and Temporary Fee Structures

Following Mr. Jones’ resignation from the Board effective October 29, 2020, Mr. Pappas was appointed to the temporary position of Executive Director of the Board, and Mr. Misheff continued as non-executive Chairman of the Board. On November 8, 2020, the Board approved non-employee director cash compensation increases for Mr. Pappas in connection with his new position, and for Mr. Misheff in connection with his expanded role as non-executive Chairman of the Board. The approved special cash stipend for Mr. Pappas is $75,000 per month ending April 1, 2021, with advanced payment for a minimum term of three months, subject to the Company’s annual non-employee director pay limit. The special cash stipend for Mr. Misheff is $62,500 per month, with advanced payment for a minimum term of three months, plus retroactive payment at this rate for his expanded role for September and October 2020, subject again to the Company’s annual non-employee director pay limit. Beginning in November 2020, Ms. Turner received an additional cash fee of $3,750 per quarter for her expanded role as chairperson of each of the Compliance Oversight Sub-Committee of the Audit Committee and the Demand Review Committee.

Share Ownership Guidelines

We believe it is critical that the interests of directors and shareholders be clearly aligned. As such, similar to the NEOs identified in the CD&A, directors are also subject to share ownership guidelines. Within 90 days of their election to your Board, a director must beneficially own a minimum of 100 shares of our common stock. Within five years of joining your Board, each director is required to own shares of our common stock with an aggregate value of at least six times the annual cash retainer (currently $600,000 in common stock). Each director has either attained the required share ownership guideline or is expected to attain the required share ownership guideline within the allotted amount of time. The share ownership guidelines are reviewed by the Compensation Committee for competitiveness on an annual basis and were last reviewed at the Compensation Committee’s July 2020 meeting.

For 2020, the following directly and indirectly held shares were included in determining whether a non-employee director met his/her ownership guidelines:

●	Shares directly or jointly owned in certificate form or in a stock investment plan;

●

Shares held individually or jointly by a broker, or, in certain circumstances, held in trust, or in an individual retirement account (“IRA”), shares held by a spouse, or other beneficially owned shares, to the extent known by the Company; and

●

All units held in the DDCP, discussed below, and units held in the Allegheny Energy, Inc. Non-Employee Director Stock Plan (“AYE Director’s Plan”) or the Allegheny Energy Inc. Amended and Restated Revised Plan for Deferral of Compensation of Directors (“AYE DCD”), which units are payable in shares.

76  |  FirstEnergy Corp. 2021 Proxy Statement

Deferred Compensation Plan for Outside Directors

The DDCP is a nonqualified deferred compensation plan that provides directors the opportunity to defer compensation. Directors may defer up to 100 percent of their cash retainer into cash or stock accounts. Deferrals into the cash account can be invested in one of nine funds, similar to the investment funds available to all of our employees through the FirstEnergy Corp. Savings Plan, or in a Company-paid annually adjusted fixed income account. The Company paid interest at an annual rate of 5.02% on funds deferred into cash accounts beginning in 2013 and 7.02% on funds deferred into cash accounts prior to 2013. The interest rate received by the directors is the same rate received by all participants under the FirstEnergy Corp. Amended and Restated Executive Deferred Compensation Plan (“EDCP”), as discussed further in the CD&A below.

For stock accounts, dividend equivalent units are accrued quarterly and applied to the directors’ accounts on each dividend payment date using the closing price of our common stock on that date. Payments made with respect to any dividend equivalent units that accrue after January 21, 2014, will be paid in cash.

Other Payments or Benefits Received by Directors

The corporate aircraft is available, when appropriate, for transportation to and from Board and committee meetings and training seminars. Mr. Misheff had the use of an office and administrative support with respect to carrying out his duties as non-executive Chairman of the Board during his time serving in such role in 2020. We pay all fees associated with director and officer insurance and business travel insurance for our directors. In 2020, our directors were eligible to receive perquisites including limited personal use of the corporate aircraft and matching charitable contributions, the collective value of which was less than $10,000 for each director. Directors are responsible for paying all taxes associated with perquisites and personal benefits.

All directors have entered into written indemnification agreements, which are intended to secure the protection for our directors contemplated by our Amended and Restated Code of Regulations and Ohio law. Each indemnification agreement provides, among other things, that we will, subject to the agreement terms, indemnify a director if by reason of their corporate status as a director, the person incurs losses, liabilities, judgments, fines, penalties, or amounts paid in settlement in connection with any threatened, pending, or completed proceeding, whether of a civil, criminal, administrative, or investigative nature. In addition, each indemnification agreement provides for the advancement of expenses incurred by a director, subject to certain exceptions, in connection with proceedings covered by the indemnification agreement. As directors and officers, the agreements for Messrs. Somerhalder and Strah address indemnity in both roles, and as a former director and officer, the agreement for Mr. Jones addresses indemnity in both roles.

77  |  FirstEnergy Corp. 2021 Proxy Statement

Human Capital Management

FirstEnergy strives to be the employer of choice in our operating areas, known for our diverse team, our culture of inclusion and our dedication to assisting our approximately 12,000 employees in reaching their full potential. We believe our culture empowers employees to support our mission, build satisfying careers at FirstEnergy and drive our success.

Built upon our Core Values and Behaviors, our talent management and total rewards processes are designed to attract, retain, reward and develop a diverse and skilled workforce of high-performing employees and teams. All employees, no matter how senior the level, are responsible for demonstrating our Core Values and Behaviors and adhering to the FirstEnergy Code of Conduct; and there are consequences for any employee who does not adhere.

FirstEnergy’s performance is a combination of our employees’ results and behaviors. We foster an environment where integrity and ethical behaviors are expected from all levels within the organization. By focusing not only on what we achieve but, how we achieve it, we build upon and support the Company’s mission to be a forward-thinking electric utility that is powered by a diverse team of employees committed to doing the right thing to ensure ethics and integrity in everything we do. Behaviors such as courage, ownership, openness and teamwork are encouraged so employees can be accountable for making the right decisions and speaking-up when something does not seem consistent with our Core Values and Behaviors or that violates the FirstEnergy Code of Conduct. It is imperative that our Core Values and Behaviors act as the foundation that will propel us forward to successfully grow and achieve our commitment to our stakeholders.

Safety

Safety as a core value is as simple as doing the right thing at the right time, every time, so all workers return home safely every day. Having the power to keep each other safe means accepting the responsibility to look out for ourselves and each other. It is critical that we care for the well-being of all individuals, take personal accountability for controlling exposure to hazards, and continuously improve safety behaviors, systems and controls. Zero life-changing events (LCEs) is our shared mission.

2021 provides an opportunity to embed our “Leading with Safety” learnings and experiences obtained during our 2019 and 2020 Safety Transformation. We are shifting from initial leader and employee safety training and exposure control concepts to a Safety Management System that cultivates job site exposure identification and mitigation to prevent LCEs.

COVID-19 Response

Throughout the coronavirus pandemic our employee’s safety, well-being and physical and mental health remained our top priority.

Below are some measures taken for the safety and well-being of our employees:

•	We required any employees who can work remotely to do so (approximately half of our workforce), with a workplace return date currently established as no sooner than June 2021.

•

With regards to compensation and benefits, our philosophy throughout the pandemic has been “no financial harm” to our employees. We provided employees with COVID-19 time off to maximize employee health and safety, enhanced vacation rollover, waivers for in-network telehealth providers, and refunded certain monthly premiums due to COVID-19 state lockdowns.

•

We implemented additional safety protocols, increased cleaning protocols of our offices, established social distancing procedures, provided masks and other cleaning supplies and upgraded HVAC systems of our FE-owned buildings to ensure the offices are safe for the employees who needed to be on site and in anticipation of our remote employees returning to their offices.

•

We developed COVID-19 protocols that became FirstEnergy’s COVID-19 Medical Screening Process or “Hotline.” A medical staff consisting of 14 nurses and doctors and many non-medical intake teams were assembled to manage COVID-19 related illnesses, perform contact tracing and safely return employees to work.

•	We implemented a COVID-19 medical illness and return-from-travel intake application (Safe Workplace). We formed a Chronic Condition Return team (CCRT) which developed protocols for

78  |  FirstEnergy Corp. 2021 Proxy Statement

employees with chronic conditions to manage their return to work or approval to use paid time off hours during the health emergency.

•

We created a Return to Work team, that developed, implemented and continues to update FirstEnergy’s Workplace Return Guide covering all policies and protocols for onsite employees to follow and remote employees to adopt once employees return to the workplace following the current public health crisis.

Additionally, we strengthened our commitment to helping people in need throughout our communities that were hit hard by COVID-19 both in monetary or food donations to food banks and pantries, or safely helping at local nonprofit organizations; our employees showed eagerness to help others affected by the global pandemic.

We believe by taking extra measures to care for our employees during these unprecedented times, we allow for our employees to better serve our communities and customers who rely on us to continually provide their energy needs.

Diversity and Inclusion

We believe a diverse and inclusive work environment delivers better service to customers, strong operational performance, innovation and a safe and rewarding work experience for employees. For these reasons, Diversity and Inclusion (“D&I”) is a Core Value, as well as a corporate objective. We are focused on expanding the diversity of our workforce and creating an inclusive workplace where employees feel valued, motivated and empowered to drive FirstEnergy’s success.

During 2020, the focus on racial inequality and social injustice challenged our core value of D&I and prompted actions to denounce racism, violence and discrimination. Below are some of the key actions taken:

•

We issued a public statement condemning acts of racism, violence and discrimination and challenged employees to use their voices to engage in meaningful, candid conversations and use peaceful actions to enact positive change.

•

We offered speak-up dialogue sessions where employees participated in a safe-space forum that encouraged open, honest dialogue about racial inequality and social injustice and to listen, learn and support one another. Because of the success of these sessions, we are expanding them to include additional topics on a regular basis.

•

Our MOSaic Employee Business Resource Group (EBRG) for people of color and their allies hosted forums where members have a safe space to discuss their feelings about racial inequality and identify actions for improvement at FirstEnergy.

•

We partnered with an independent consulting firm (that specializes in development and diversity, equity and inclusion) to host training and dialogue forums to support our leaders in having uncomfortable conversations with employees such as addressing race and racism in the workplace and how to have inclusive discussions.

•

We expanded our D&I Council membership to diversify representation by race/ethnicity, geography and leader level. Currently, we have a 17-member Executive D&I Council – sponsored by our President & CEO – that aims to enhance workforce diversity, create an inclusive work environment and provide oversight and guidance for FirstEnergy’s integrated D&I strategy.

We believe that these and other actions taken will help us further promote an atmosphere of inclusiveness where our employees feel empowered to speak-up and our leaders are equipped to hold tough conversations. The actions taken in 2020 will continue to expand and evolve in order to better serve our employees and drive our D&I initiatives.

With a commitment from top leadership over the last several years, we moved our D&I efforts forward by building within our culture:

•	A D&I Working Group to develop action plans and oversee D&I activities across the organization

•	D&I Implementation Teams in each business unit to effectively implement actions tailored to each group’s unique needs

•	EBRG consisting of more than 2,100 members to help celebrate our differences and support our common goals

79  |  FirstEnergy Corp. 2021 Proxy Statement

•	Regularly surveying employees about inclusion at FirstEnergy, soliciting their ideas and engaging them in actions to improve it

•	Ongoing training and education on a variety of D&I topics for employees and leaders

•	The FirstEnergy Ambassador Network, a structured employee volunteer-based program, to enhance near and long-term recruiting to build a diverse talent pool

•	Job recruiting processes to increase the number of diverse candidates considered for open positions and expand the diversity of teams interviewing those candidates

•	Partnerships to open new doors for candidates from local organizations and schools

To drive leadership accountability for efforts to enhance our culture and expand the diversity of our team, we introduced a compensable D&I Index KPI in our 2018 short-term incentive compensation program for managers and above. In 2019, we increased the weight of this KPI to further advance this business imperative. In 2020, we maintained the 15% weighting for managers and above. For more information, refer to the CD&A.

Our D&I initiatives begin with our Board of Directors. We believe it is in our shareholders’ best interest to have a diverse Board representing a wide breadth of experiences and perspectives. Accordingly, your Board has set a goal targeting at least 30% diverse members (by race, ethnicity and gender combined) for the foreseeable future.

We are also focused on building our diverse supplier pipeline through our Supplier Diversity Program. Supplier diversity is intended to provide value to our customers and strengthen the economic health of communities across our service area. Maintaining an inclusive supplier diversity strategy is important when sourcing products and services, selecting suppliers, and managing supplier and contractor relationships.

For more than a century, FirstEnergy and its predecessor companies have worked to improve the quality of life in the places where our customers and employees live and work. As part of our D&I initiatives, one of the FirstEnergy Foundation’s goals is to support of community organizations that have a D&I focus.

Diversity & Inclusion Recognition

DiversityInc Top Utilities List and Top Board of Directors	Bloomberg Gender Equality Index	GI Jobs Military Friendly Employer Silver designation	National Organization on Disability Leading Disability Employer Award	Forbes Best Employer for Diversity Award

Workforce Pay Equity and Compensation

As part of our commitment to D&I, we employed an independent third party to provide an analysis of our employees’ pay and our pay practices. Our goal was to ensure there were no pay gaps for female or racially or ethnically diverse employees when compared to all employees. The results validated that goal and confirmed that our internal policies and processes support pay equity and are applied consistently. We take pride in the fact that our employees are treated equitably and provided with wages that are competitive and consistent with positions, skill levels, experience and knowledge.

Employee Growth and Development

We are committed to preparing our high-performing workforce for the future and helping employees reach their full potential. We provide employees with opportunities to develop their skills and competencies and prepare our emerging leaders for expanded responsibilities. We believe understanding our rapidly changing industry and our Company strategy is key to our employees’ abilities to support our mission and meet our customers’ evolving needs. Toward that end, we are actively engaged in the following initiatives:

Talent Management – We have robust processes to support recruiting, career management, succession planning, and employee and leadership development. We strengthened our recruiting processes to ensure transparency, consistency and inclusivity and better ensure unbiased selection

80  |  FirstEnergy Corp. 2021 Proxy Statement

of the best candidates. Additionally, we trained over 200 hiring champions and experts across FirstEnergy to participate in diverse interviewing panels. In 2020, we continued to provide greater transparency into our talent management processes. This transparency fosters a more robust exchange of information and feedback between employees and leaders and promotes a clearer understanding of career management and development opportunities. Meaningful conversations between leaders and their employees empower employees to take ownership of their careers, build trust, and lead to a more inclusive workplace. Additionally, 2020 required agility in our approach to talent management. We successfully converted all our leadership training programs, talent reviews, recruiting, co-op/intern program and onboarding processes to virtual formats.

Mentoring Program – We expanded our mentoring program in 2020 to include all non-physical workers. This program provides the ability for employees to select a mentor from across the organization. It enhances learning, teamwork and collaboration throughout FirstEnergy, cultivates an environment for professional growth and encourages leaders to guide and prepare colleagues. Our mentoring program supports the development and retention of employees, increases job satisfaction for mentees and mentors, and facilitates skill and knowledge-sharing across the Company. Since its inception, over 500 people have participated in the formal program and it continues to grow.

Experienced Leader Program – This new program bridges the development between new supervisors and managers and senior executives. By providing a development path for experienced directors and managers, we equip our leadership with the right tools to coach and support their teams and ultimately drive FirstEnergy’s long-term success. A group of 26 managers and directors participated in the successful pilot program in 2020.

Power Systems Institute – We are focused on increasing the number of candidates in our Power Systems Institute (“PSI”), an award-winning program for recruiting and developing the next generation of highly trained, dedicated and motivated line and substation workers. Upon completion of the 21-month program, students receive an associate degree and are eligible to be hired by FirstEnergy. Since the PSI program’s inception, we have hired more than 2,000 graduates across our service territory. Over the next five years, we plan to enhance our PSI recruitment efforts by building and expanding partnerships with community organizations in each of our service areas. These community organizations will enable us to identify and engage individuals and populations that have been traditionally under-represented in the PSI program. As these partnerships mature both the organizations and FirstEnergy will be able to meet mutually beneficial objectives that serve the greater community. In addition, in 2021, FirstEnergy has initiated an Equal Access scholarship for the PSI program. The objective of this scholarship is to mitigate some of the financial barriers currently associated with the program. The scholarship is designed to assist students with living expenses during the program and is another resource to strengthen our recruiting efforts.

81  |  FirstEnergy Corp. 2021 Proxy Statement

Corporate Responsibility

FirstEnergy’s commitment to Corporate Responsibility is embedded in the pillars of our mission statement and includes our efforts for transparency and accountability of environmental, social, and governance relating to these topics (E&S). This includes a focus on identifying and mitigating associated risks and acting upon opportunities that ensure we are a resilient and sustainable company into the future. A key component of our E&S approach is to educate and engage our employees by integrating our core value of corporate responsibility into their business units.

Oversight of our corporate responsibility initiatives and strategy, including environmental and social, is provided by the Corporate Governance and Corporate Responsibility Committee of the Board of Directors and a cross-functional executive-level steering committee. This Board Committee solely comprises independent directors and typically meets five times per year to discuss updates on a broad range of issues related to E&S initiatives. In addition, our cross-functional, executive-level steering committee reviews our corporate responsibility strategy and initiatives and includes senior leadership from the Community Involvement, Corporate Governance, Environmental, Human Resources, Investor Relations, Risk and Strategy departments.

In 2020, FirstEnergy conducted its first materiality assessment of potential E&S topics as part of our ongoing commitment to corporate responsibility. Our process was guided by the foundational principles outlined in the Global Reporting Initiative (GRI) Framework as well as the Sustainability Accounting Standards Board (SASB). We partnered with a third-party consultant to complete the assessment that included the following approach:

●	Identified our list of potential topics through research and benchmarking

●	Refined our list of topics through an in-person workshop conducted with members of FirstEnergy’s executive leadership team

●

Prioritized the topics in our list through surveys of FirstEnergy employees (internal stakeholders) and key external stakeholder groups (customers, non-governmental organizations, suppliers, and investors)

●	Validated our topic list through interviews with external stakeholders from each of the identified stakeholder groups

Engaging stakeholders is a critical component of the materiality assessment process, and their insights helped us determine our most important E&S topics to focus on in order to drive change and create value. Our materiality assessment also provided opportunities for educating our internal stakeholders about evolving expectations around E&S management, reporting and disclosure. The process reinforced the need to regularly engage with our stakeholders to validate our material E&S priorities.

The results of our assessment affirmed several topics that are integral to our business, such as Safety & Health, Financial Performance, Energy Reliability & Resiliency, and Cyber & Physical Security. Additionally, our materiality assessment validated topics that are central to FirstEnergy’s E&S strategy and provide a strong foundation for continued forward-thinking initiatives: Greenhouse Gas Emissions & Climate Change, Innovation, Community Vitality, and Diversity & Inclusion. These topics align with our company’s mission and core values, and we expect them to be influential to our company strategy into the foreseeable future.

82  |  FirstEnergy Corp. 2021 Proxy Statement

The findings from our materiality assessment will also help inform and drive our E&S strategy, priorities and initiatives. The results will be used to continue to educate and inform our stakeholders, enhance our reporting disclosures, and evaluate opportunities for goal setting.

83  |  FirstEnergy Corp. 2021 Proxy Statement

Security Ownership of Management

The following table shows shares of common stock beneficially owned (as beneficial ownership is defined in Rule 13d-3 under the Exchange Act) as of March 17, 2021, by each director, the director nominee, the NEOs, and all directors, the director nominee, and executive officers as a group.

Name	Class of Stock	Shares Beneficially Owned(1)(2)	Percent of Class(3)
Michael J. Anderson	Common	1,000	*
Samuel L. Belcher	Common	56,271	*
Gary D. Benz	Common	56,532	*
Steven J. Demetriou	Common	4,130	*
Julia L. Johnson	Common	34,642	*
Charles E. Jones	Common	603,847	*
Jesse A. Lynn	Common	100	*
Donald T. Misheff	Common	100	*
Thomas N. Mitchell	Common	7,955	*
James F. O’Neil III	Common	4,778	*
Christopher D. Pappas	Common	16,489	*
Sandra Pianalto	Common	3,262	*
Robert P. Reffner	Common	85,377	*
Luis A. Reyes	Common	343	*
John W. Somerhalder II	Common	37,139	*
Steven E. Strah	Common	74,704	*
K. Jon Taylor	Common	28,065	*
Andrew Teno	Common	100	*
Leslie M. Turner	Common	4,497	*
Christine L. Walker	Common	51,211	*
Melvin Williams	Common	-0-	*
All Directors and Executive Officers as a Group (23 people)	Common	1,077,238	*(3)

(1)

The amounts set forth in this column include any shares with respect to which the executive officer, NEO or director may directly or indirectly have sole or shared voting or investment power. The amounts also include stock options and/or shares that have been deferred as equivalent units under the AYE Director’s Plan and the AYE DCD of which the NEO or director has the right to acquire beneficial ownership within 60 days of March 17, 2021, and are as follows: Johnson: 22,538 shares, and all directors and executive officers as a group: 22,538 shares. Unless otherwise noted below, each individual or member of the group has sole voting and investment power with respect to the shares beneficially owned. The amount for Mr. Jones includes 10,682 shares in his wife’s FirstEnergy Corp. Savings Plan, for which he has shared voting and investment power. Mr. Jones was terminated from the Company effective October 29, 2020 and Mr. Reffner was separated from the Company effective November 8, 2020. The amounts set forth for Mr. Jones and Mr. Reffner in this column are as of December 3, 2020.

84  |  FirstEnergy Corp. 2021 Proxy Statement

(2)

Deferred shares and other amounts payable in stock under the DDCP are held as stock units and are not beneficially owned (as defined in Rule 13d-3 under the Exchange Act) and are therefore not included in the table above. However, such stock units are counted for purposes of non-employee director share ownership guidelines. The stock unit holdings of the directors under the DDCP are as follows.

Name	Director Deferred Stock Units Payable in Stock
Michael J. Anderson	51,125
Steven J. Demetriou	11,760
Julia L. Johnson	42,983
Donald T. Misheff	34,152
Thomas N. Mitchell	22,047
James F. O’Neil III	18,157
Christopher D. Pappas	41,044
Sandra Pianalto	7,943
Luis A. Reyes	29,296
Leslie M. Turner	4,465

(3)	The percentage of shares beneficially owned by each director or executive officer, or by all directors and executive officers as a group, does not exceed one percent of the class.

85  |  FirstEnergy Corp. 2021 Proxy Statement

Security Ownership of Certain Beneficial Owners

The following table shows all persons who are known by the Company to be the beneficial owner (as beneficial ownership is defined in Rule 13d-3 under the Exchange Act) of more than five percent of the outstanding shares of common stock of the Company as of March 17, 2021.

			Voting Power Number of Shares		Dispositive Power Number of Shares
Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Common Shares Outstanding(4)	Sole	Shared	Sole	Shared

The Vanguard Group (1) 100 Vanguard Blvd. Malvern, PA 19355	63,728,391	11.75%	0	1,193,249	61,041,561	2,686,830

Entities affiliated with State Street Corporation (2) One Lincoln Street Boston, MA 02111	38,283,899	7.06%	0	34,050,118	0	38,255,486

BlackRock Inc. (3) 55 East 52nd Street, New York, NY 10055	37,624,376	6.9%	33,886,460	0	37,624,376	0

(1)	Based solely on the most recently available Schedule 13G/A filed with the SEC on February 10, 2021.
(2)	Based solely on the most recently available Schedule 13G filed with the SEC on February 12, 2021.
(3)	Based solely on the most recently available Schedule 13G/A filed with the SEC on January 29, 2021.
(4)	Percentages of shares beneficially owned are as of December 31, 2020 and as reported on the applicable Schedule 13G or 13G/A.

86  |  FirstEnergy Corp. 2021 Proxy Statement

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee during 2020 were James F. O’Neil III, Christopher D. Pappas, Sandra Pianalto, and Leslie M. Turner. No members of the Compensation Committee during 2020 meet the criteria to be considered to have an interlock or insider participation relationship.

Certain Relationships and Related Person Transactions

Based on our size and varied business operations, we may engage in transactions with companies and other organizations in which a member of your Board, executive officer, or such person’s immediate family member also may be a board member, executive officer, or significant investor. In some of these cases, such person may have a direct or indirect material interest in the transaction with the Company. We recognize that related person transactions have the potential to create perceived or actual conflicts of interest and could create the appearance that decisions are based on considerations other than the best interests of the Company and its shareholders. Accordingly, as a general matter, it is our preference to avoid related person transactions. However, there are situations where related person transactions may be in, or may not be inconsistent with, the best interests of the Company and its shareholders. Your Board has determined that it is appropriate and necessary to have a process in place to identify and provide proper review of any related person transactions.

Based on the foregoing, your Board established a written Related Person Transactions Policy (the “Policy”) that has been implemented by the Corporate Governance and Corporate Responsibility Committee in order to effectuate the review, approval, and ratification process surrounding related person transactions. This Policy supplements the Company’s other conflict-of-interest policies set forth in the FirstEnergy Conflicts-of-Interest Policy, Code of Business Conduct, and the Board of Directors Code of Ethics and Business Conduct. Related person transactions may be entered into or continued only if a majority of the disinterested members of the Corporate Governance and Corporate Responsibility Committee or your Board approves or ratifies the transaction in accordance with the Policy. The Chair of the Corporate Governance and Corporate Responsibility Committee also has the delegated authority between meetings to review and determine whether a transaction should be approved or ratified in accordance with the Policy. In making its decisions, the Corporate Governance and Corporate Responsibility Committee, Chair of the Corporate Governance and Corporate Responsibility Committee or your Board will review current and proposed transactions by taking into consideration the Policy, which includes the definitions and terms set forth in Item 404 of Regulation S-K.

As part of the Policy, our management established review procedures for any transaction, proposed transaction or any material amendment to a transaction, in which we are currently, or in which we may be, a participant in which the amount exceeds $120,000, and in which the related person, as defined in Item 404 of Regulation S-K, had or will have a direct or indirect material interest. In early 2021, our directors, our new director nominee and current executive officers completed a questionnaire to assist your Company in identifying and assessing any potential related person transactions. For the three former executive officers, this review was based on their most recent questionnaire completed in early 2020. Your Company facilitates the review by examining its financial records based on responses to the questionnaires. Any known related entities of the related persons are identified as such in the applicable computer system so that necessary business units are made aware of a potential related person transaction or proposed transaction involving the Company and a related entity. As applicable, management brings transactions to the attention of the Corporate Governance and Corporate Responsibility Committee, Chair of the Corporate Governance and Corporate Responsibility Committee or your Board for its review, approval or ratification.

When reviewing a transaction, the Corporate Governance and Corporate Responsibility Committee, Chair of the Corporate Governance and Corporate Responsibility Committee or your Board reviews the material facts of the related person’s relationship to the Company, and his or her interest in the transaction, as well as the aggregate value of such transaction to the Company. Since January 1, 2020, we participated in the transactions described below, in which the amount involved exceeded $120,000 and in which any Board member, Board member nominee, executive officer, beneficial owner of more than five percent of our common stock, or a member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest. Pursuant to the terms of the Policy, your Board’s Corporate Governance

87  |  FirstEnergy Corp. 2021 Proxy Statement

and Corporate Responsibility Committee and/or the Chair of the Corporate Governance and Corporate Responsibility Committee ratified and approved the transactions described below.

Mr. James A. Jones serves the Company as a Distribution Technician. Mr. James A. Jones has been employed by the Company since 2005. Mr. James A. Jones is the brother of Mr. Charles E. Jones who is the Company’s former CEO. From January 1, 2020 through March 19, 2021, Mr. James A. Jones was paid compensation in the aggregate amount of approximately $153,700, which consisted of base salary, overtime and the FE STIP paid in 2021 for 2020 performance. Mr. James A. Jones’ compensation is consistent with the terms of the Company’s compensation programs. No direct reporting relationship existed between Mr. James A. Jones and Mr. Charles E. Jones.

Mr. Jonathan J. Kulick serves the Company as a Supervisor of Regulated Meter Reading. Mr. Jonathan J. Kulick has been employed by the Company since 2014. Mr. Jonathan J. Kulick is the son-in-law of Mr. Charles E. Jones who is the Company’s former CEO. From January 1, 2020 through March 19, 2021, Mr. Jonathan J. Kulick was paid compensation in the aggregate amount of approximately $125,400, which consisted of base salary, overtime and the FE STIP paid in 2021 for 2020 performance. Mr. Jonathan J. Kulick’s compensation is consistent with the terms of the Company’s compensation programs. No direct reporting relationship existed between Mr. Jonathan J. Kulick and Mr. Charles E. Jones.

Ms. Carly M. Lange serves the Company as a Supervisor of Workforce Development Process and Systems Training. Ms. Carly M. Lange has been employed by the Company since 2014. Ms. Carly M. Lange is the daughter of Mr. Charles E. Jones who is the Company’s former CEO. From January 1, 2020 through March 19, 2021, Ms. Carly M. Lange was paid compensation in the aggregate amount of approximately $162,400, which consisted of base salary, overtime and the FE STIP paid in 2021 for 2020 performance. Ms. Carly M. Lange’s compensation is consistent with the terms of the Company’s compensation programs. No direct reporting relationship existed between Ms. Carly M. Lange and Mr. Charles E. Jones.

Mr. Kyle C. Lange serves the Company as a Heavy Equipment Operator. Mr. Kyle C. Lange has been employed by the Company since 2009. Mr. Kyle C. Lange is the son-in-law of Mr. Charles E. Jones who is the Company’s former CEO. From January 1, 2020 through March 19, 2021, Mr. Kyle C. Lange was paid compensation in the aggregate amount of approximately $133,090, which consisted of base salary, overtime and the FE STIP paid in 2021 for 2020 performance. Mr. Kyle C. Lange’s compensation is consistent with the terms of the Company’s compensation programs. No direct reporting relationship existed between Mr. Kyle C. Lange and Mr. Charles E. Jones.

Mr. Kenneth A. Strah serves the Company as a Director of Customer Contact Centers. Mr. Kenneth A. Strah has been employed by the Company since 1980. Mr. Kenneth A. Strah is the brother of Mr. Steven E. Strah who is the Company’s President and CEO. From January 1, 2020 through March 19, 2021, Mr. Kenneth A. Strah received compensation in the aggregate amount of approximately $391,400, which consisted of base salary, the FE STIP paid in 2021 for 2020 performance and the grant date value of performance-adjusted RSUs granted in 2020 under the FE LTIP. Mr. Kenneth A. Strah’s compensation is consistent with the terms of the Company’s compensation programs. No direct reporting relationship exists between Mr. Kenneth A. Strah and Mr. Steven E. Strah.

During 2020, two providers of services to the Company were also beneficial owners of at least 5% of our common stock: BlackRock, Inc. (“BlackRock”) and State Street Corporation (“State Street”). Their fees are unrelated to their common stock ownership, resulted from arm’s-length negotiations, and are reasonable in amount and reflect market terms and conditions. The Company does not believe BlackRock or State Street have any direct or indirect material interest in the transactions as a result of such services. The nature and value of services provided by these 5% shareholders and their affiliates are described below.

•

Affiliates of BlackRock provided asset management services for certain assets under our FirstEnergy Corp. Pension Plan and a trust associated with certain Company employee benefit plans and received approximately $555,000 in fees from the Company from January 1, 2020 through March 19, 2021 for such services.

•

Affiliates of State Street provided asset management and trustee services relating to the FirstEnergy Corp. Amended and Restated Executive Deferred Compensation Plan and a trust associated with certain Company employee benefit plans and received approximately $480,000 in fees from January 1, 2020 through March 19, 2021 for such services.

88  |  FirstEnergy Corp. 2021 Proxy Statement

Related Person Transactions involving the Icahn Group

On March 16, 2021, the Company entered into the Director Nomination Agreement with the Icahn Group.

Pursuant to the Agreement, the Board agreed to, effective as of March 18, 2021: (i) increase the size of the Board from 12 to 14 directors, resulting in a total of two vacancies; and (ii) appoint the Icahn Designees to serve as directors of the Company to fill such vacancies, each with a term expiring at the Annual Meeting. The Company agreed to appoint (i) Mr. Teno to serve as a member of the Board’s Audit Committee and its sub-committee overseeing the assessment and implementation of potential changes in FirstEnergy’s compliance program, and (ii) Mr. Lynn to serve as a member of the Board’s Independent Review Committee and the Demand Review Committee. Subsequently, effective March 23, 2021, Mr. Lynn was also appointed to the Corporate Governance and Corporate Responsibility Committee and Mr. Teno was also appointed to the Finance Committee. The Company also agreed to nominate each of the Icahn Designees for election as directors of the Company at the Annual Meeting, and to use its reasonable best efforts (including the solicitation of proxies) to obtain the election of each of the Icahn Designees at the Annual Meeting.

In addition, until March 1, 2022, the Company and the Icahn Group will each use all reasonable efforts (including the exhaustion of all available appeals processes) to, among other matters, obtain all Regulatory Approvals (as defined in the Director Nomination Agreement) necessary to permit the Icahn Designees (and any replacement designees) to remain a director of the Company (or to rejoin the Board, as applicable), to vote at meetings of the Board or any Board committee and to take the other actions contemplated by the Director Nomination Agreement. Until such time as all Regulatory Approvals are obtained, no Icahn Designee (or replacement designee) serving as a member of the Board will have the right to vote at any meeting of the Board or any Board committee.

In connection with their appointment to the Board, the Board determined that each of Mr. Teno and Mr. Lynn qualifies as an independent director under the listing rules of the New York Stock Exchange. The Icahn Designees will receive the same compensation as the Company’s other non-employee directors. The Company has also entered into a Director and Officer Indemnification Agreement with each of Mr. Teno and Mr. Lynn.

In the event the Icahn Designees are unable or otherwise cease to serve on the Board, the Director Nomination Agreement provides a mechanism for the Icahn group to designate a substitute director acceptable to the Board to be appointed to the Board for the remainder of the term of such Icahn Designee.

If at any time the Icahn Group ceases to hold a “net long” position (as defined in the Director Nomination Agreement) in at least: (i) three percent (3%) of the total outstanding common shares of the Company, the Icahn Group will cause one Icahn Designee to promptly resign from the Board and any committee of the Board on which he or she then sits; and (ii) one and one-half percent (1.5%) of the total outstanding common shares of the Company, the Icahn Group will cause each Icahn Designee to promptly resign from the Board and any committee of the Board on which he or she then sits.

Further, during the applicable term of the Director Nomination Agreement, the Company has generally agreed (i) not to create a separate executive committee of the Board or any other committee with functions similar to those customarily granted to an executive committee, (ii) not to form any new committee without offering at least one Icahn Designee the opportunity to be a member of such committee, and (iii) that, with respect to any Board consideration of appointment and employment of named executive officers, specified transactions, and certain other matters such voting with respect thereto shall take place only at the full Board level or in committees of which one of the Icahn Designees is a member.

From the date of the Director Nomination Agreement until the later of (i) 30 days before the last day of the nomination deadline for shareholders to nominate candidates for the annual meeting following the Annual Meeting and (ii) 30 days after such date as no Icahn Designee is on the Board and the Icahn Group has no right to designate a replacement designee (such period, the “Standstill Period”), the Icahn Group has agreed to vote all common shares of the Company that it or its affiliates have the right to vote in favor of the election of directors nominated and recommended by the Board for election and otherwise in accordance with the recommendations of the Board, subject to certain exceptions and early termination upon certain specified events. The Icahn Group has also agreed to certain customary standstill and mutual non-disparagement restrictions during the Standstill Period, subject to certain exceptions and early termination upon certain specified events. In addition, as long as the Icahn Group has a “net long” position, as defined in the Director Nomination Agreement, in at least one and one-half percent (1.5%) of the total outstanding common shares

89  |  FirstEnergy Corp. 2021 Proxy Statement

of the Company, the Company will not adopt a rights plan designed to increase the cost to a potential acquirer which includes a triggering threshold below 10.0% of the then-outstanding common stock through the issuance of new rights, common stock or preferred shares, unless such rights plan exempts the Icahn Group up to a beneficial ownership of 9.99%. The Director Nomination Agreement will terminate and be of no further force or effect at such time, if any, following the 2021 Annual Meeting that (i) no Icahn Designee serves on the Board and (ii) the Icahn Group is no longer entitled to designate a replacement designee for any Icahn Designee; except that the customary standstill and mutual non-disparagement restrictions will terminate at the end of the Standstill Period.

Pursuant to the Director Nomination Agreement, the Company and the Icahn Group have also entered into a confidentiality agreement and agreed to negotiate in good faith and enter into a customary registration rights agreement by no later than July 1, 2021, with respect to the common shares of the Company beneficially owned by the Icahn Group.

90  |  FirstEnergy Corp. 2021 Proxy Statement

Audit Committee Report

The Audit Committee of your Board is charged with assisting your full Board in fulfilling its oversight responsibility with respect to the quality and integrity of the accounting, auditing, and financial reporting practices of the Company. The Audit Committee acts under a written charter that is reviewed annually, revised as necessary, and is approved by your Board. The charter specifies that the Audit Committee is directly responsible for the appointment, compensation and retention of, and the oversight of the work and pre-approval of all services provided by the Company’s independent registered public accounting firm, which was PricewaterhouseCoopers LLP during 2020. In connection with the Audit Committee’s approval of any non-audit services, the Audit Committee considers whether the independent registered public accounting firm’s performance of any non-audit services is compatible with the independent auditor’s independence.

As part of the Audit Committee’s annual auditor engagement process, the Audit Committee considers whether to rotate the independent registered public accounting firm. The Audit Committee also participates in the selection of and ensures the regular rotation of the lead audit partner and concurring partner of the Company’s independent registered public accounting firm every five years. PricewaterhouseCoopers LLP has been the Company’s independent auditor since 2002. The Audit Committee currently believes that there are benefits to having an independent auditor with an extensive history with the Company. In connection with its auditor engagement process, the Audit Committee considers the continued independence of PricewaterhouseCoopers LLP and considers the benefits including: quality audit work and accounting advice due to PricewaterhouseCoopers LLP’s institutional knowledge of our business and operations, accounting policies and financial systems, and internal control framework; knowledge of the utility industry; and operational efficiencies and a resulting lower fee structure because of PricewaterhouseCoopers LLP’s history and familiarity with our business. Using a framework developed by management, the Audit Committee also assesses the appropriateness and reasonableness of PricewaterhouseCoopers LLP’s fees relative to the Company’s business needs and as compared to fees incurred by peer companies of comparable financial statement risk, size and complexity of business and related internal control environment.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. In performing its review, the Audit Committee discussed the propriety of the application of accounting principles by the Company, the reasonableness of significant judgments and estimates used in the preparation of the financial statements, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed and discussed with the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, their opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States. This discussion covered the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

The Audit Committee received the written disclosures and the letter from the independent registered public accounting firm regarding their independence from the Company as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and discussed with the independent registered public accounting firm such firm’s independence.

The Audit Committee discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope, plans, and results of their respective audits. The Audit Committee met with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting process.

Based on the above reviews and discussions, the Audit Committee recommended to your Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, for filing with the SEC.

Audit Committee Members: Michael J. Anderson (chair), Donald T. Misheff, Sandra Pianalto and Leslie M. Turner.

91  |  FirstEnergy Corp. 2021 Proxy Statement

Matters Relating to the Independent Registered Public Accounting Firm

Audit Fees

The following is a summary of the fees paid by the Company to its independent registered public accounting firm, PricewaterhouseCoopers LLP, for services provided to the Company and its reporting subsidiaries during the years 2020 and 2019.

PricewaterhouseCoopers LLP billed the Company an aggregate of $8,107,172 in 2020 and $6,958,580 in 2019 in fees for professional services rendered for the audit of the Company’s annual financial statements and the review of the financial statements included in each of the Company’s Quarterly Reports on Form 10-Q, services that are normally provided in connection with statutory and regulatory filings or engagements, audit-related services and non-audit-related services as noted below.

	Fees for Audit Year 2020	Fees for Audit Year 2019

Audit Fees(1)	$7,882,000	$6,951,855

Audit Related Fees	$0	$0

Tax Fees	$0	$0

All Other Fees(2)	$225,172	$6,725

Total	$8,107,172	$6,958,580

(1)

Professional services rendered for the audits of the Company’s and certain of its subsidiaries’ annual financial statements and reviews of unaudited financial statements included in the Company’s Quarterly Reports on Form 10-Q and for services in connection with statutory and regulatory filings or engagements, including comfort letters, agreed upon procedures and consents for financings and filings made with the SEC.

(2)

All other fees primarily reflect system implementation quality assurance services, certain costs incurred as a result of the ongoing SEC investigation, software subscription fees and accounting research software license costs in 2020. Fees in 2019 represent software subscription fees to PricewaterhouseCoopers LLP.

The Audit Committee has considered whether any non-audit services rendered by the independent registered public accounting firm are compatible with maintaining its independence. The Audit Committee, in accordance with its charter and in compliance with all applicable legal and regulatory requirements promulgated from time to time by the NYSE and SEC, has a policy under which the independent registered public accounting firm cannot be engaged to perform non-audit services that are prohibited by these requirements. The charter further states that any engagement of the independent registered public accounting firm to perform other audit-related or any non-audit services must have approval in advance by the Chair of the Audit Committee upon the recommendation of the Vice President, Controller and Chief Accounting Officer. Such approved engagement is then presented to the Audit Committee at its next regularly scheduled meeting. All audit and non-audit services provided by PricewaterhouseCoopers LLP in 2020 and 2019 were pre-approved.

92  |  FirstEnergy Corp. 2021 Proxy Statement

Questions and Answers about the Annual Meeting

Proxy Materials

1	Q:	Why did I receive these proxy materials?

A:

You received these proxy materials because you were a shareholder of record or beneficial owner (as defined below) of shares of common stock of FirstEnergy Corp. as of the close of business on March 19, 2021, the record date (the “Record Date”). The Annual Meeting will be held on Tuesday, May 18, 2021. We began distributing these proxy materials to shareholders on or about March 29, 2021.

2	Q:	What is the difference between holding shares as a “shareholder of record” and holding shares in “street name” or as a “beneficial owner”?

	A:	Shareholder of Record: If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC (“AST”), you are a shareholder of record of the shares. As the shareholder of record, you have the right to vote your shares directly or to grant a proxy to vote your shares to a representative of the Company or to another person. As a record holder you have received either a proxy card to use in voting your shares or a Notice of Internet Availability which instructs you how to vote.

Beneficial Owner: If your shares are held for you in a brokerage, bank or other institutional account, it is likely that you are the beneficial owner of shares, meaning that you hold shares in “street name.” You are also a beneficial owner if you own shares through the FirstEnergy Corp. Savings Plan (the “Savings Plan”).

As a beneficial owner of shares, you have the right to direct the registered holder to vote your shares, and you may attend the Annual Meeting (please see the “Attending the Virtual Annual Meeting” section of the “Questions and Answers about the Annual Meeting” below for instructions on how to register in advance). Your bank, broker or other institution has provided a voting instruction form for you to use in directing how your shares are to be voted. However, since a beneficial owner is not the shareholder of record, you may not vote your shares virtually at the Annual Meeting unless you obtain a legal proxy from the registered holder of the shares giving you the right to do so. If you are a Savings Plan participant, because the Savings Plan’s Trustee is the only one who can vote your Savings Plan shares, you cannot vote your Savings Plan shares virtually at the Annual Meeting (although you may attend the Annual Meeting by following the instructions on how to register in advance in the “Attending the Virtual Annual Meeting” section of the “Questions and Answers about the Annual Meeting” below).

3	Q:	Can I view future FirstEnergy proxy materials and annual reports on the Internet instead of receiving paper copies?

	A:	Yes. If you received paper copies of this proxy statement and the annual report and you are a shareholder of record, you can elect to view future proxy statements and annual reports on the Internet by marking the designated box on your proxy card or by following the instructions when voting by Internet or by telephone. If you choose this option, prior to the next annual meeting, you will be mailed a paper copy of the proxy card along with instructions on how to access the proxy statement and annual report using the Internet unless applicable regulations require delivery of printed proxy materials. Your choice will remain in effect until you notify us that you wish to resume mail delivery of these documents.

If you previously elected to access your proxy materials over the Internet, you will not receive the Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) or paper copies of proxy materials in the mail unless required by law. Instead, you will receive a paper copy of the proxy card along with instructions on how to access the proxy statement and annual report using the Internet.

93  |  FirstEnergy Corp. 2021 Proxy Statement

If you received a Notice of Internet Availability, you may not receive printed copies of proxy statements and annual reports in the future unless required by law. However, you may elect to be mailed a paper proxy card with instructions on how to access proxy statements and annual reports using the Internet for future meetings by following the instructions when voting. The Notice of Internet Availability also contains instructions on how you may request delivery of proxy materials in printed form for the Annual Meeting or on an ongoing basis, if desired.

If you are a beneficial owner, refer to the information provided by your broker, bank or other nominee for instructions on how to elect to view future FirstEnergy proxy statements and annual reports on the Internet instead of receiving paper copies.

4	Q:	Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of receiving a full set of printed proxy materials?

A:

To reduce the environmental impact and related costs of the Annual Meeting, we are pleased to again furnish the proxy materials over the Internet. As a result, we are sending a number of our shareholders a Notice of Internet Availability instead of a printed copy of the proxy materials. All shareholders receiving the Notice of Internet Availability will have the ability to access the proxy materials and vote via the Internet and to request a printed copy of the proxy materials by mail, if desired. Instructions on how to access the proxy materials over the Internet, to vote online, and to request a printed copy may be found in the Notice of Internet Availability. The Notice of Internet Availability identifies the items to be voted on at the Annual Meeting, but shares cannot be voted by marking, writing on and/or returning the Notice of Internet Availability. Any Notice of Internet Availability that is returned will not be counted as votes. In addition, the Notice of Internet Availability contains instructions on how you may request delivery of proxy materials in printed form for this Meeting or on an ongoing basis, if desired.

5	Q:	Why did we receive just one copy of the proxy statement and annual report when we have more than one stock account in our household?

A:

Where possible, we follow the SEC rule that permits us to send one copy each of this proxy statement and the annual report to a household if shareholders provide written or implied consent. We previously mailed a notice to eligible registered shareholders stating our intent to use this rule unless a shareholder provided an objection. Using this rule reduces unnecessary publication and mailing costs. Shareholders continue to receive a separate proxy card or opportunity to vote via the Internet, as applicable, for each stock account. If you are a registered shareholder and received only one copy each of the proxy statement and the annual report in your household, you can request additional copies for some or all accounts for this year or in the future, either by calling Shareholder Services at 1-800-736-3402 or by writing to FirstEnergy Corp., c/o American Stock Transfer & Trust Company, LLC, P.O. Box 2016, New York, NY 10272-2016, and we will promptly deliver the requested copies. You also may contact us in the same manner if you are receiving multiple copies of this proxy statement and/or the annual report in your household and desire to receive one copy. If you are not a registered shareholder and your shares are held by a bank, broker, or other institution you will need to contact such bank, broker, or other institution to revoke your election and receive multiple copies of these documents.

6	Q:	Who is soliciting my vote, how are proxy cards being solicited, and what is the cost?

	A:	Your Board is soliciting your vote. We have arranged for the services of Morrow Sodali LLC to solicit votes personally or by telephone, mail, or other electronic means for a fee not expected to exceed $19,250, plus reimbursement of reasonable expenses. Votes also may be solicited in a similar manner by officers and employees of the Company and members of your Board on an uncompensated basis. The Company will pay all reasonable solicitation costs and will reimburse banks, brokers or other nominees for postage and expenses incurred by them for sending proxy materials to beneficial owners.

94  |  FirstEnergy Corp. 2021 Proxy Statement

Voting Matters

7	Q:	What items of business will be voted on at the Annual Meeting and how does the Board recommend that I vote?

A:

Item	Brief Description	Board’s Recommendation
1	Elect the 14 nominees named in this proxy statement to the Board of Directors	✓ “FOR” each director nominee

2	Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2021	✓ “FOR”

3	Approve, on an advisory basis, named executive officer compensation	✓ “FOR”

8	Q:	What is a quorum and what other voting information should I be aware of?
A:

As of the Record Date, 544,006,561 shares of our common stock were outstanding. A majority of these shares represented at the Annual Meeting either virtually or by proxy constitutes a quorum. A quorum is required to conduct business at the Annual Meeting. All shares represented at the Annual Meeting are counted for the purpose of determining a quorum. You are entitled to one vote for each share of common stock you owned on the Record Date.

A broker non-vote occurs when an entity holding shares in street name, such as a bank or broker, submits a proxy for your shares but does not indicate a vote for a particular “non-routine” proposal (such as Items 1 and 3) because your broker does not have the authority to vote on that proposal and has not received specific voting instructions. If you are a beneficial owner, we encourage you to provide instructions to your bank, broker, or other institution by executing the voting form supplied to you by that entity. Pursuant to applicable rules, if your shares are held in a broker account, you must provide your broker with voting instructions for all matters to be voted on at the Annual Meeting except on Item 2. A broker will be permitted to vote your shares on Item 2 without your instructions because Item 2 is considered a “routine” matter under applicable NYSE rules; however, your broker cannot vote your shares on any other items unless you provide instructions because such other items are deemed to be “non-routine” matters under NYSE rules. Therefore, your failure to give voting instructions means that your shares will not be voted on any “non-routine” items and, as applicable, your unvoted shares will be broker non-votes.

An item to be voted on may require a percentage of votes cast, rather than a percentage of shares outstanding, to determine passage or failure. Votes cast is defined to include both “For” and “Against” votes and excludes abstentions and broker non-votes.

If you properly sign and return your proxy card but your proxy card is not completed properly, such as marking more than one box for an item, your vote for that particular item will be treated as an abstention.

95  |  FirstEnergy Corp. 2021 Proxy Statement

9	Q:	What is the vote required for each item to be voted on at the Annual Meeting?
A:

Item	Brief Description	Vote Required	Treatment of Abstentions and Broker Non-Votes

1	Elect the 14 nominees named in this proxy statement to the Board of Directors

Nominees receiving more “For” votes than “Against” votes (among votes properly cast virtually or by proxy) will be elected.

As further described in Item 1 above, any nominee for director who receives a greater number of votes “Against” than votes “For” his or her election must promptly tender his or her resignation to the Corporate Governance and Corporate Responsibility Committee following certification of the shareholder vote.

No effect.

2	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2021	Requires the affirmative vote of a majority of votes cast.	Abstentions – No effect. Broker Non-votes – Not applicable.

3	Approve, on an advisory basis, named executive officer compensation	This advisory proposal requires the affirmative vote of a majority of the votes cast.	No effect.

10	Q:	Will any other matters be voted on other than those described in this proxy statement?

A:

We do not know of any business that will be considered at the Annual Meeting other than the matters described in this proxy statement. However, if other matters are presented properly, your executed appointment of a proxy will give authority to the appointed proxies to vote on those matters at their discretion, unless you indicate otherwise in writing.

11	Q:	Where can I find the voting results of the Annual Meeting?

	A:	We will announce preliminary voting results at the Annual Meeting. Final voting results will be reported in a Current Report on Form 8-K, which is required to be filed with the SEC within four business days after the date of the Annual Meeting and will be posted on our website at https://investors.firstenergycorp.com/ then by selecting “SEC Filings & Reports.” You may also automatically receive the Company’s SEC filings (which include alerts for the filing of Form 8-Ks by the Company with the SEC) via e-mail by visiting our website at https://investors.firstenergycorp.com/EmailNotification and selecting “Company Documents.”

How You Can Vote

12	Q:	Who is entitled to vote at the Annual Meeting?

A:

Shareholders of record of FirstEnergy common stock as of the Record Date are entitled to receive notice of the Annual Meeting and vote their shares. If you plan to attend the Annual Meeting, please see the “Attending the Virtual Annual Meeting” section below of these “Questions and Answers about the Annual Meeting” for instructions on how to register in advance.

96  |  FirstEnergy Corp. 2021 Proxy Statement

13	Q:	How do I vote?

	A:	As further described below, if you are voting by Internet, telephone or mail, your vote must be received by 6:00 a.m., EDT, on Tuesday, May 18, 2021, to be counted in the final tabulation, except for shares held by participants in the FirstEnergy Corp. Savings Plan. If you are a participant in the FirstEnergy Corp. Savings Plan, your vote on shares held through the FirstEnergy Corp. Savings Plan must be received by 6:00 a.m., EDT, on Monday, May 17, 2021, to be counted in the final tabulation. Beneficial owners (other than participants in the FirstEnergy Corp. Savings Plan) will receive instructions from the holder of record (the bank, broker, institution or other nominee that holds your shares) that you must follow for your shares to be voted.

Do you hold shares directly with FirstEnergy Corp. Savings Plan?
Use the internet at www.cesvote.com	Call toll-free at 1-888-693-8683	Mail by returning your proxy card/ voting instruction form (1)
Do you hold shares through a bank, broker or other institution (beneficial ownership)? (2)
Use the internet at www.proxyvote.com	Call toll-free at 1-800-454-8683	Mail by returning your proxy card/ voting instruction form

(1)   If your envelope is misplaced, send your proxy card to Corporate Election Services, Inc., the Company’s independent proxy tabulator and Inspector of Election. The address is FirstEnergy Corp., c/o Corporate Election Services, P.O. Box 1150, Pittsburgh, PA 15230.

(2)   Not all beneficial owners may be able to vote at the web address and phone number provided above. If your control number is not recognized, please refer to your voting instruction form for specific voting instructions.

If you received a Notice of Internet Availability and would like to vote by telephone or mail, please follow the instructions on your notice to request a paper copy of the proxy materials and proxy card.

If you are a participant in the FirstEnergy Corp. Savings Plan, your proxy card will include the shares of common stock held for your account in the FirstEnergy Corp. Savings Plan and any other shares registered with our transfer agent, AST, as of the Record Date. Subject to the Employee Retirement Income Security Act of 1974, as amended, and pursuant to the Savings Plan provisions, the Savings Plan’s Trustee will vote all shares as directed by Savings Plan participants, and shares for which the Savings Plan’s Trustee does not receive timely voting directions will be voted in the same proportion as the shares held under the Savings Plan for which the Savings Plan’s Trustee receives timely voting directions. Because the Savings Plan Trustee is the only one who can vote your FirstEnergy Corp. Savings Plan shares, you may not vote such shares at the Annual Meeting.

Beneficial owners (other than participants in the FirstEnergy Corp. Savings Plan) will receive instructions from the holder of record (the bank, broker, institution or other nominee that holds your shares) that you must follow for your shares to be voted. Also, please note that if you wish to vote virtually at the Annual Meeting, you must request a legal proxy from your bank, broker, or other nominee that holds your shares and present that legal proxy identifying you as the beneficial owner of your shares of FirstEnergy common stock and authorizing you to vote those shares at the Meeting.

97  |  FirstEnergy Corp. 2021 Proxy Statement

14	Q:	How may I revoke my proxy?

A:

You may revoke your appointment of a proxy or change your related voting instructions one or more times by timely:

•        Mailing a proxy card that revises your previous appointment and voting instructions;

•        Voting by Internet or telephone after the date of your previous appointment and voting instructions;

•        Voting virtually at the Annual Meeting (other than participants in the FirstEnergy Corp. Savings Plan); or

•        Notifying the Corporate Secretary of the Company in writing prior to the commencement of the Annual Meeting (other than participants in the FirstEnergy Corp. Savings Plan).

The proxy tabulator will treat the last instructions it receives from you as final. For example, if a proxy card is received by the proxy tabulator after the date that a telephone or Internet appointment is made, the tabulator will treat the proxy card as your final instruction. For that reason, it is important to allow sufficient time for your voting instructions on a mailed proxy card to reach the proxy tabulator before changing them by telephone or Internet. Please note that unless you are voting virtually at the Annual Meeting, in order to be counted, the revocation or change must be received by the applicable dates and times, discussed above in Question 13, which also includes instructions on how to vote.

If you are a beneficial owner of shares, you must follow the directions you receive from your bank, broker, or other institution to change your vote.

Attending the Virtual Annual Meeting

15	Q:	Do I need to register in advance to attend the virtual Annual Meeting?

A:

Yes. This year’s Annual Meeting will be held in a virtual format through a live webcast at www.cesonlineservices.com/fe21_vm. In accordance with our security procedures, if you plan to attend the virtual Annual Meeting, you will need to register in advance by following the Advance Registration Instructions below.

Shareholders as of the close of business on March 19, 2021, the record date, or those that hold a valid proxy for the Annual Meeting, and pre-register are entitled to participate in and ask questions at the Annual Meeting. All shareholders wishing to attend the virtual Annual Meeting must pre-register no later than 9:00 a.m. on May 17, 2021.

Advance Registration Instructions

If you are a shareholder of record, participant in the FirstEnergy Corp. Savings Plan or an employee who holds unvested restricted stock and you are voting by Internet, telephone or by mail: You may register to attend the virtual Annual Meeting by visiting the website www.cesonlineservices.com/fe21_vm. Please have your proxy card or Notice of Internet Availability containing your 11-digit control number available and follow the instructions to complete your registration request. After registering, shareholders will receive a confirmation email with a link and instructions for accessing the virtual Annual Meeting.

All other shareholders: Shareholders whose shares are held through a bank, broker or other institution as of the record date may register to attend the virtual Annual Meeting by visiting the website www.cesonlineservices.com/fe21_vm. Please have your voting instruction form, Notice of Internet Availability, or other communication containing your control number available and follow the instructions to complete your registration request, including uploading a copy of one of these documents. After registering, shareholders will receive a confirmation email with a link and instructions for accessing the virtual Annual Meeting. If you are a beneficial shareholder and you wish to vote your shares online during the virtual Annual Meeting rather than submitting your voting instructions before the Annual Meeting, you will need to contact your bank, broker or other institution to obtain a legal proxy form that you must submit electronically with your ballot during the online virtual Annual Meeting using a PDF, JPEG, GIF or PNG file format.

98  |  FirstEnergy Corp. 2021 Proxy Statement

Other Related Matters

We encourage you to access the virtual Annual Meeting at least 15 to 30 minutes before it begins. Online check-in will start at approximately 7:30 a.m. EDT on May 18, 2021. We ask that participants follow its meeting Rules of Conduct, which will be available on the event website.

The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the Meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the Meeting. If you encounter technical difficulties accessing the Annual Meeting, please follow the instructions contained in the reminder email you will receive the evening before the meeting. Technical support will be available during the virtual Annual Meeting.

16	Q:	How may I ask questions at the virtual Annual Meeting?

A:

We will have a question and answer session during the Annual Meeting. To ask a question during the virtual Annual Meeting, you must be a shareholder and have pre-registered for the Annual Meeting as discussed above under “Attending the Virtual Annual Meeting.”

Questions pertinent to the Annual Meeting and related to our business will be answered during the webcast, subject to time constraints. Substantially similar questions will be answered once to avoid repetition and allow more time for other questions. Any such questions that cannot be answered live due to time constraints will be posted and answered at www.FirstEnergyCorp.com/AnnualMeeting as soon as practical after the Annual Meeting. We ask that participants to follow the Annual Meeting Rules of Conduct, which will be available on the event website.

Proposals and Business by Shareholders

17	Q:	When are shareholder proposals and nominations due for the 2022 Annual Meeting?

A:

Shareholder Proposals under the Rules of the SEC

Under the rules of the SEC, a shareholder who wishes to offer a proposal for inclusion in the Company’s proxy statement and proxy card for the 2022 annual meeting of shareholders must submit the proposal and any supporting statement by November 29, 2021, to the Corporate Secretary, FirstEnergy Corp., 76 South Main Street, Akron, OH 44308-1890. Any proposal received after that date will not be eligible for inclusion in the proxy statement and proxy card for the 2022 annual meeting of shareholders.

Shareholder Proposals and Nominations under the Company’s Amended and Restated Code of Regulations

Under our Amended and Restated Code of Regulations, a shareholder who wishes to properly introduce an item of business before an annual meeting of shareholders must follow the applicable requirements and procedures as set forth in our Amended and Restated Code of Regulations.

The Amended and Restated Code of Regulations provide that we must receive the notice of intention to introduce an item of business, including nominations of director candidates for election to your Board, at an annual meeting not less than 30 nor more than 60 calendar days prior to the annual meeting. In the event public announcement of the date of the annual meeting is not made at least 70 calendar days prior to the date of the meeting, notice must be received not later than the close of business on the 10th calendar day following the day on which the public announcement is first made. Accordingly, if a public announcement of the date of the 2022 annual meeting of shareholders is made at least 70 calendar days prior to the date of the meeting and assuming that our 2022 annual meeting of shareholders is held on the third Tuesday of May, we

99  |  FirstEnergy Corp. 2021 Proxy Statement

must receive any notice of intention to introduce an item of business at that meeting no earlier than March 18, 2022 and no later than April 17, 2022; otherwise, we must receive any notice of intention to introduce an item of business at that meeting no later than the close of business on the 10th calendar day following the day on which the public announcement is first made. If we do not receive notice as set forth above or if certain other requirements of applicable law are met, the persons named as proxies in the proxy materials relating to that meeting will use their discretion in voting the proxies when these matters are raised at the meeting.

In addition, we have adopted a proxy access right to permit, under certain circumstances, a shareholder or a group of shareholders to include in our annual meeting proxy statement director candidates whom they have nominated. These proxy access provisions in our Amended and Restated Code of Regulations provide, among other things, that a shareholder or group of up to 20 shareholders seeking to include director candidates in our annual meeting proxy statement must own, in the aggregate, 3% or more of the Company’s issued and outstanding Common Stock continuously for at least three years. The number of shareholder-nominated candidates appearing in any annual meeting proxy statement cannot exceed 20% of the number of directors in office as of the last day on which the applicable notice may be delivered or received or, if such amount is not a whole number, the closest whole number below 20%, and in any event, not less than two shareholder-nominated candidates. Such nomination must conform to the applicable requirements in our Amended and Restated Code of Regulations and must be received by our Corporate Secretary no earlier than October 30, 2021 and no later than November 29, 2021, assuming the 2022 annual meeting of shareholders is not advanced more than 30 calendar days and not delayed by more than 60 calendar days of the date of the anniversary of the 2021 annual meeting of shareholders.

Please refer to our Amended and Restated Code of Regulations for the complete requirements and procedures. Our Amended and Restated Code of Regulations is available on the SEC website and upon written request to the Corporate Secretary, FirstEnergy Corp., 76 South Main Street, Akron, OH 44308-1890.

Obtaining Additional Information

18	Q:	Where can I find additional information?

	A:	If you received a paper copy of this proxy statement, you can learn more about our operations by reviewing the annual report to shareholders for the year ended December 31, 2020, that is included with the mailing of this proxy statement. If you did not receive a paper copy of this proxy statement, you can view the annual report and other information by visiting www.FirstEnergyCorp.com/AnnualMeeting.

A copy of our latest Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC, including the financial statements and the financial statement schedules, will be sent to you, without charge, upon written request to the Corporate Secretary, FirstEnergy Corp., 76 South Main Street, Akron, Ohio 44308-1890. You also can view the Form 10-K by visiting the Company’s website at www.firstenergycorp.com under the tab “Investors,” then by selecting “SEC Filings & Reports.” Information contained on any of the Company or third-party websites referenced above or later in this proxy statement is not deemed to be part of this proxy statement.

100  |  FirstEnergy Corp. 2021 Proxy Statement

76 South Main Street

Akron, Ohio 44308

Mary M. Swann

Corporate Secretary and Associate General Counsel

March 26, 2021

Dear Shareholder:

You are cordially invited to attend the virtual 2021 FirstEnergy Corp. Annual Meeting of Shareholders on Tuesday, May 18, 2021, at 8:00 a.m. EDT. If you plan to attend this virtual meeting, you must register in advance. For information on how to register, see “Attending the Virtual Annual Meeting” section of the “Questions and Answers about the Annual Meeting” of the proxy statement.

As you may recall, you previously consented to accessing FirstEnergy’s annual reports and proxy statements on the Internet instead of receiving paper copies. The annual report, proxy statement and all other proxy material related to the 2021 FirstEnergy Corp. Annual Meeting of Shareholders may be accessed and viewed at www.FirstEnergyCorp.com/AnnualMeeting.

The Notice of Annual Meeting of Shareholders is printed on the back of this letter. The notice and proxy statement contain important information about proxy voting and the business to be conducted at the Annual Meeting. We encourage you to read it carefully before voting. Your Board of Directors recommends that you vote “FOR” the election of all of the nominees in Item 1, “FOR” Items 2 and 3.

Enclosed is your proxy card, which provides instructions to appoint your proxy and vote your shares. We encourage you to take advantage of the Internet or telephone voting options. Instructions regarding Internet and telephone voting are provided on the enclosed proxy card and are available at www.FirstEnergyCorp.com/AnnualMeeting. Please note that since you already have consented to accessing FirstEnergy’s annual reports and proxy statements on the Internet, it is not necessary when voting your shares to provide consent again.

If you wish to receive a paper copy of the annual report and proxy statement with your proxy card in the future, or if you would like a paper copy of this year’s materials, please call Shareholder Services at (800) 736-3402, or call Corporate Election Services at (800) 516-1564 or access the website www.SendMaterial.com and follow the instructions provided, or send an email to papercopy@SendMaterial.com with your 11-digit control number in the email’s subject line.

This notice is being mailed to shareholders on or about March 29, 2021.

Your vote and support are important to us. Thank you in advance for voting promptly.

Sincerely,

Notice of Annual Meeting of Shareholders

Please carefully review this Notice, the Company’s Annual Report to Shareholders for the year ended December 31, 2020 (the “2020 Annual Report”) and the proxy statement and vote your shares by following the instructions on your proxy card/voting instruction form or Notice of Internet Availability of Proxy Materials to ensure your representation at the Annual Meeting.

Date and Time	Tuesday, May 18, 2021 8:00 a.m. EDT
Location

To protect the health and safety of the shareholders, employees, and the broader community, during the COVID-19 crisis, your Board has decided that the Annual Meeting will be a virtual meeting of shareholders, conducted via live webcast, and will take place at: www.cesonlineservices.com/fe21_vm. Online access will begin at 7:30 a.m. EDT on May 18, 2021. There will be no physical location for in-person attendance at the Annual Meeting.

If you plan to attend the virtual Annual Meeting, you must register in advance. See the “Attending the Virtual Annual Meeting” section of the “Questions and Answers about the Annual Meeting” in the accompanying proxy statement for instructions on how to register. Shareholders may only participate online and must pre-register to vote and ask questions at the virtual Annual Meeting.

Agenda

•  Elect the 14 nominees named in the proxy statement to the Board of Directors to hold office until the 2022 Annual Meeting of Shareholders and until their successors shall have been elected;

•  Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2021;

•  Approve, on an advisory basis, named executive officer compensation; and

•  Take action on other business that may come properly before the Annual Meeting and any adjournment or postponement thereof

Record Date	March 19, 2021 Only shareholders of record as of the close of business on March 19, 2021, or their proxy holders, may vote at the Annual Meeting.

On behalf of the Board of Directors,
Mary M. Swann Corporate Secretary and Associate General Counsel Akron, Ohio

This Notice and Proxy Statement are being mailed or made available to shareholders on or about March 29, 2021.

Important Notice Regarding Availability of Proxy Materials

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 18, 2021. The proxy statement and the 2020 Annual Report are available at www.FirstEnergyCorp.com/AnnualMeeting.

ELECTRONIC ACCESS OF FUTURE PROXY MATERIALS

c/o Corporate Election Services P.O. Box 3230 Pittsburgh, PA 15230

To assist us in reducing the cost of mailing proxy materials, you can consent to access all future proxy statements, annual reports and other related materials via the Internet (no paper copies will be mailed unless applicable regulations require delivery of printed proxy materials). To consent, please follow the instructions provided when you vote by Internet or telephone.

Or, if voting by mail, check the box at the bottom of this proxy card/voting instruction form and return it in the envelope provided.

Your vote must be received by 6:00 a.m., EDT, on Tuesday, May 18, 2021, to be counted in the final tabulation, except for participants in the FirstEnergy Corp. Savings Plan. If you are a participant in the FirstEnergy Corp. Savings Plan, your vote must be received by 6:00 a.m., EDT, on Monday, May 17, 2021, to be counted in the final tabulation.

Your vote is important! Even if you plan to attend our virtual annual meeting, please cast your vote as soon as possible by:

Internet Access the Internet site and cast your vote: www.cesvote.com	OR	QR Code Scan with a mobile device	OR	Telephone Call Toll-Free: 1-888-693-8683	OR	Mail Return your proxy card/voting instruction form in the postage-paid envelope provided

If you vote by Internet or telephone, please do not return your proxy card/voting instruction form.

ê Please sign and date the proxy card/voting instruction form below and fold and detach at the perforation before mailing. ê

When properly executed, your proxy card/voting instruction form will be voted in the manner you direct. If you do not specify your choices, your shares will be voted FOR all the nominees listed in Item 1 and FOR Items 2 and 3.

Your Board of Directors recommends a vote FOR all the nominees listed in Item 1.

1. Election of Directors:		FOR	AGAINST	ABSTAIN

(1)	Michael J. Anderson	☐	☐	☐

(2)	Steven J. Demetriou	☐	☐	☐

(3)	Julia L. Johnson	☐	☐	☐

(4)	Jesse A. Lynn	☐	☐	☐

(5)	Donald T. Misheff	☐	☐	☐

(6)	Thomas N. Mitchell	☐	☐	☐

(7)	James F. O’Neil III	☐	☐	☐

(8)	Christopher D. Pappas	☐	☐	☐

(9)	Luis A. Reyes	☐	☐	☐

(10)	John W. Somerhalder II	☐	☐	☐

(11)	Steven E. Strah	☐	☐	☐

(12)	Andrew Teno	☐	☐	☐

(13)	Leslie M. Turner	☐	☐	☐

(14)	Melvin Williams	☐	☐	☐

Your Board of Directors recommends a vote FOR Items 2 and 3.

2. Ratify the Appointment of the Independent Registered Public Accounting Firm for 2021

☐ FOR	☐ AGAINST	☐ ABSTAIN

3. Approve, on an Advisory Basis, Named Executive Officer Compensation

☐ FOR	☐ AGAINST	☐ ABSTAIN

Signature Date

Signature (Joint Tennant) Date

Sign above as name(s) appear on this proxy card/voting instruction form. If signing for a corporation or partnership or as an agent, attorney or fiduciary, indicate the capacity in which you are signing

☐

Check this box if you consent to accessing, in the future, the annual report, proxy statement and any other related material via the Internet (no paper copies will be mailed unless applicable regulations require delivery of printed proxy materials).

FirstEnergy Corp.

Notice of Annual Meeting of Shareholders

Tuesday, May 18, 2021, at 8:00 a.m. EDT

www.cesonlineservices.com/fe21_vm

Due to the public health impact of the novel coronavirus pandemic (COVID-19) and to protect the health and safety of our shareholders, employees and other stakeholders, the Annual Meeting will be held in a virtual meeting format only, via webcast. You will not be able to attend the Annual Meeting physically in person. If you plan to attend the virtual Annual Meeting, you must register at www.cesonlineservices.com/fe21_vm no later than 9:00 a.m. EDT on May 17, 2021.

YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Annual Meeting of Shareholders, please ensure your shares are represented at the meeting by promptly voting by telephone or Internet or by returning your proxy card/voting instruction form in the enclosed envelope.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 18, 2021. FirstEnergy Corp.’s proxy statement and 2020 Annual Report are available at www.FirstEnergyCorp.com/AnnualMeeting.

ê  Please sign and date the proxy card/voting instruction form below and fold and detach at the perforation before mailing.  ê

Proxy Card/Voting Instruction Form

This proxy card/voting instruction form is solicited by the Board of Directors for the Annual Meeting of Shareholders on May 18, 2021

The undersigned appoints Daniel M. Dunlap and Mary M. Swann as proxies with the power to appoint their substitutes; authorizes them to represent and to vote, as directed on the reverse side, all the shares of common stock of FirstEnergy Corp. which the undersigned would be entitled to vote if present at the Annual Meeting of Shareholders to be held on May 18, 2021, at 8:00 a.m., EDT, or at any adjournment or postponement thereof; and authorizes them to vote, at their discretion, on other business that properly may come before the meeting.

If applicable, as a participant and “named fiduciary” in the FirstEnergy Corp. Savings Plan, this form also serves as voting instructions to Fidelity Management Trust Company, as Trustee for shares held in the Plan. The Trustee will vote all shares as instructed by Plan participants, and the shares for which the Trustee does not receive timely voting instructions will be voted by the Trustee in the same proportion as the shares held under the Plan for which the Trustee receives voting instructions.

Please date, sign and mail promptly if you are not voting by telephone or Internet.